As filed with the Securities and Exchange Commission on November 29, 2011

Registration No. 333-176775

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.
300 East Lombard Street
Baltimore, Maryland  21202
(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael J. Choate, Esq.	Robert H. Baum
Shefsky & Froelich Ltd.	Executive Vice President and
111 East Wacker Drive	General Counsel
Suite 2800	The Inland Real Estate Group, Inc.
Chicago, Illinois 60601	2901 Butterfield Road
(312) 836-4066	Oak Brook, Illinois 60523
(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per Share	150,000,000	$10.00	$1,500,000,000	$174,150.00
Common Stock, par value $0.001 per Share (2)	30,000,000	$9.50	$285,000,000	$33,088.50

(1)           Previously paid.

(2)           Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION,

DATED NOVEMBER 29, 2011

[LOGO]
INLAND CORE ASSETS REAL ESTATE TRUST, INC.

180,000,000	shares of common stock — maximum offering
200,000	shares of common stock — minimum offering

We are a Maryland corporation organized on August 24, 2011 and sponsored by Inland Real Estate Investment Corporation, or “IREIC.”  We intend to acquire, directly or indirectly, a diversified portfolio of commercial real estate located throughout the United States.  We will focus primarily on retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities.  We may acquire these properties directly or through joint ventures.  We also may invest in real estate-related equity securities as well as commercial mortgage-backed securities. We are offering 150,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Inland Securities Corporation, or “Inland Securities,” our dealer manager. “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 30,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was determined by our board of directors.  We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan.  We intend to be taxed as a real estate investment trust, or “REIT,” commencing with the tax year ending December 31, 20[    ]. We expect that shares of our common stock will be issued in book entry form only.

Investing in our common stock involves a substantial degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 29.  Material risks of an investment in our common stock include:

•       No public market currently exists, and one may never exist, for our shares. Our board does not have any current plans to list our shares or pursue any other liquidity event, and we cannot guarantee that a liquidity event will occur.

•       The offering price is not indicative of the price at which you may be able to sell your shares, and is not based on the book value or net asset value of our current or expected investments or our current or expected cash flow.

•       If we cannot generate sufficient cash flow from operations to fully fund distributions, some or all of our distributions may be paid from other sources, including cash flow generated from investing activities, which will reduce the amount of money available to invest in assets.

•       The number of real estate assets we acquire will depend on the proceeds raised in this offering.

•       We do not have employees and will rely on our business manager and real estate managers to manage our business and assets.

•       We may fail to qualify as a REIT.

•       Persons performing services for our business manager are employed by IREIC or its affiliates and will face competing demands for their time and service.

•       We do not have arm’s length agreements with our business manager, real estate managers or other affiliates of our sponsor.

•       We will pay significant fees to our business manager, real estate managers and other affiliates of IREIC.

•       This is a “blind pool” offering because we have not identified the specific real estate assets that we will acquire with the proceeds raised in this offering.

•       On acquiring shares, you will experience dilution in the net tangible book value of your shares.

•       Principal and interest payments on any borrowings will reduce the funds available for distribution.

•       There are limits on the ownership and transferability of our shares.  Please see “Description of Securities — Restrictions on Ownership and Transfer.”

Inland Securities is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA.”  The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.  We will not sell any shares unless we sell a minimum of 200,000 shares of our common stock by [                    ], 20[    ], which is one year from the effective date of this offering. Prior to the time we sell at least 200,000 shares of our common stock, subscription payments will be placed in an account held by UMB Bank, N.A. as escrow agent.  If we are not able to sell at least 200,000 shares by [                    ], 20[    ], we will terminate this offering and funds in the escrow account, including any interest, will be returned to subscribers within ten business days.  This offering will end no later than [                    ], 20[    ], unless extended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.  No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of [                    ], 20[    ].  We will amend or supplement this prospectus if there are any material changes in our affairs.

	Per Share	Minimum Offering	Maximum Offering
Public offering price, primary shares	$10.00	$2,000,000	$1,500,000,000
Public offering price, distribution reinvestment plan	$9.50		$285,000,000
Commissions(1)	$1.00	$200,000	$150,000,000
Proceeds, before expenses, to us(2)	$9.00	$1,800,000	$1,635,000,000

(1)  Commissions are paid only for primary shares offered on a “best efforts” basis and consist of a 7% selling commission and a 3% marketing contribution.  Discounts are available for certain categories of investors.

(2)  Organization and offering expenses, excluding commissions, will not exceed 1.5% of the gross offering proceeds. These expenses include registration and filing fees, possibly certain bona fide itemized and detailed due diligence expenses, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions and issuer costs, will not exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.

The date of this prospectus is [                      ].

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.  SUBJECT TO THE CONDITIONS SPECIFIED IN THIS PROSPECTUS, THE COMPANY WILL PLACE INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE TIME THE COMPANY SELLS AT LEAST 200,000 SHARES OF ITS COMMON STOCK.

FOR RESIDENTS OF PENNSYLVANIA ONLY

BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $150,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY

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ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $75,000,000, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

IF THE COMPANY HAS NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $75,000,000 BY THE END OF THE ESCROW PERIOD, THE COMPANY MUST:

A.            RETURN THE PENNSYLVANIA INVESTORS’ FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

B.            NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM.  IF AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR’S REQUEST.

ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD OR ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR’S FUNDS REMAIN IN ESCROW.

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                                          meet the applicable financial suitability standards as described below; and

•                                          purchase at least the minimum number of shares as described below.

We have established suitability standards for initial investors and subsequent purchasers of shares from our stockholders. These suitability standards require that an investor have, excluding the value of the investor’s home, home furnishings and automobiles, either:

•                                          minimum net worth of at least $250,000; or

•                                          minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

•                                          California — You must have either a minimum net worth of at least $250,000 or a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.

•                                          California, Kentucky, Massachusetts, Missouri, Oregon, Pennsylvania and Tennessee — In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•                                          Alabama, Iowa, Michigan and Ohio — In addition to meeting the applicable minimum suitability standards set forth above, your investment in us and other IREIC-sponsored real estate programs may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.  For these purposes, “other IREIC-sponsored real estate programs” means Inland Diversified Real Estate Trust, Inc., Inland American Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc., but does not include Inland Real Estate Corporation, a REIT sponsored by IREIC, that is publicly traded on the New York Stock Exchange.

•                                          Kansas — In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase shares of our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We, IREIC, our dealer manager and each soliciting dealer must make every reasonable effort to determine that the purchase of common stock is a suitable and appropriate investment for each investor based on the information provided by the investor in the subscription agreement or otherwise.

MINIMUM PURCHASE

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  Except in respect of a transfer made pursuant to a transfer on death designation or a qualified transfer to meet a required minimum distribution, you may not transfer fewer shares than the minimum purchase requirement.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•                                          an IRA that meets the requirements of Section 408 of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

An investment in our common stock will not, in itself, create a retirement plan; in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a

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total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT ACT”), the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any:

•                                          person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                                          person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                                          person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                                          person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                                          person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

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QUESTIONS AND ANSWERS ABOUT THE OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type.  Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.  References in this prospectus to “we,” “us” or the “company” refer to Inland Core Assets Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries except in each case where the context indicates otherwise.  References in this prospectus to “Inland” refer to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been previously sponsored or managed by our sponsor or its subsidiaries.

Q:  What is Inland Core Assets Real Estate Trust, Inc.?

A:  We are an externally managed, Maryland corporation formed in August 2011 to acquire a diversified portfolio of commercial real estate located throughout the United States.  We will focus primarily on “core assets,” which consist of retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities.  We may purchase existing or newly-constructed properties as well as properties that are under development or construction, including those where development has not yet commenced.  In addition, in all cases, we may acquire or develop properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest.  We intend to be taxed as a REIT commencing with the tax year ending December 31, 20[    ].

Q:  What are the company’s investment objectives?

A:  Our investment objectives generally are:

•                                          to preserve and protect our stockholders’ investments;

•                                          to acquire quality commercial real estate assets that generate, over time, sufficient cash flow from operations, as adjusted for acquisition costs, to fund sustainable and predictable distributions to our stockholders; and

•                                          to realize capital appreciation through the potential sale of our assets or other liquidity events, as described in this prospectus.

We cannot guarantee that we will achieve any of these investment objectives.

Q:  What do you think distinguishes the company from most other unlisted REITs?

A:   In general, we believe our company is distinguishable in some important ways:

•                                          No Distributions Paid from Offering Proceeds — We will not use the net proceeds of this offering to pay cash distributions, and we do not intend to fund distributions from the proceeds generated by borrowings.  We may, however, fund distributions from sources other than cash flow from operations, determined in accordance with GAAP, as adjusted for acquisition costs, such as contributions from our business manager or sponsor, and our organizational documents do not restrict the sources from which we may pay distributions.  As used herein, “GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the SEC.

•                                          Limits on Amounts Paid to Acquire our Business Manager and Real Estate Managers — We do not currently anticipate internalizing our management functions except in connection with a listing or other liquidity event, as defined and explained herein.  We have limited the aggregate purchase price that we will pay to acquire our Business Manager and Real Estate Managers (each as defined herein) to an amount equal to 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction(s), after giving effect to any asset acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction(s) and excluding the effect of the applicable transaction(s).

•                                          Acquisition Flexibility — Our proposed strategy of acquiring a diversified portfolio of commercial real estate will provide us with flexibility, because we are not limited to investing in a single asset class.  We will have the ability to take advantage of existing market conditions, and target buying opportunities as economic and real estate cycles change.

•                                          Sponsor Track Record — Inland has more than forty years of experience in acquiring and managing real estate assets.   As of June 30, 2011, Inland had completed 424 programs.  No completed program had paid total distributions less than the total contributed capital.

Q:   What competitive advantages does the company achieve through its relationship with Inland?

A:   We believe our relationship with Inland provides us with various benefits, including:

•                                          Experienced Management Team — Inland’s management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse types of real estate assets, as well as a broad range of experience in financing real estate assets.  As of June 30, 2011, Inland cumulatively owned properties located in forty-eight states and managed assets with a book value exceeding $25.4 billion.

•                                          Expertise with Core Real Estate Assets — Two of the REITs previously sponsored by IREIC, Inland American Real Estate Trust, Inc. (sometimes referred to herein as “Inland American”) and Inland Diversified Real Estate Investment Trust, Inc. (sometimes referred to herein as “Inland Diversified”) own or are acquiring portfolios that contain core real estate assets.  As of June 30, 2011, Inland American owned, directly or indirectly through joint ventures in which it has a controlling interest, 981 properties, representing approximately 48.4 million square feet of retail, industrial and office properties, 9,790 multi-family units and 15,564 lodging rooms.  As of the same date, Inland Diversified, which was formed in 2009, owned, directly or indirectly, forty-one retail properties and two office properties, collectively totaling approximately 4.8 million square feet, and one multi-family property with 300 multi-family units.  Our management, including Ms. Armenta, Ms. Matlin, Ms. Foust, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, among others, will be able to draw on Inland’s expertise in acquiring and managing a diverse portfolio of properties.

•                                          Seasoned Acquisition Team — Both our Business Manager and Inland Real Estate Acquisitions, Inc., or “IREA,” will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring properties on our behalf.   Since January 2005, the individuals performing services for these entities have closed over 1,100 transactions in the aggregate, involving real estate valued at more than $17 billion.

•                                          Strong Industry Relationships —  We believe that Inland’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our strategies. These relationships will augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, Inland’s strong relationships with the tenant and leasing brokerage communities will aid in attracting and retaining tenants.

•                                          Centralized Resources — Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in the suburbs of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Q:  Why should I consider an investment in real estate?

A: Allocating some portion of your investment portfolio to real estate may diversify your portfolio, reduce overall risk in your portfolio and provide a hedge against inflation and the potential to earn attractive returns across a variety of market conditions and economic cycles. For these reasons, institutional investors like pension funds and endowments have increased the amount allocated to real estate.  For example, various surveys report that some of the largest pension plans in the U.S. are targeting a real estate allocation of 10% to 12% of their overall investment portfolios. Individual investors may also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Q:  What is a public, non-listed REIT?

A:  In general, a REIT is an entity that:

•                                          combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

•                                          allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•                                          must pay distributions to its stockholders equal to at least 90% of its “REIT taxable income;” and

•                                          is not typically subject to federal corporate income taxes as long as it pays distributions to its stockholders equal to at least 100% of its “REIT taxable income,” thus eliminating the “double taxation” (taxation at both the corporate and stockholder levels) generally applicable to a corporation.

A public, non-listed REIT includes all of the REIT factors listed above.  In addition, the shares of a public, non-listed REIT are not listed and traded on a national stock exchange.  A public, non-listed REIT, like a listed REIT, files all financial statements and material updates to the program with the

Securities and Exchange Commission, sometimes referred to herein as the “SEC,” and all other applicable regulatory authorities.

Q:  In what types of properties will the company invest?

A:  As discussed above, we intend to focus primarily on “core assets,” which consist of retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities.

Q:  What are the advantages of a diversified portfolio?

A: We believe that a diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a portfolio concentrated on one property sector or properties located in one geographical area or region. Because we believe that most real estate markets are cyclical in nature, a diversified investment strategy may allow us to more effectively deploy capital into sectors and locations where the underlying investment fundamentals are relatively strong and away from sectors where the fundamentals are relatively weak. Further, we believe that an investment strategy that combines real property investments with other real estate-related investments may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector, region or area.

Q:  Other than real properties, in which types of assets will the company invest?

A:  We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.   See “Risk Factors — Risks Associated with Investments in Securities.”

We may also make investments in commercial mortgage-backed securities, or “CMBS.” CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Q:  Does the company intend to invest in joint ventures?

A:  Yes, we may acquire or develop properties through joint ventures, including joint ventures in which we do not own a controlling interest.  We may make these investments to diversify our portfolio in terms of geographic region or property type, to access the capital or expertise of third parties and to enable us to make investments sooner than would be possible otherwise. Additionally, investing through joint ventures may help may help us to diversify our portfolio. In compliance with our conflicts of interest policies, however, we will not invest in any joint ventures with other IREIC-affiliated entities.

Q:  How will the company identify investments and make decisions on whether to acquire properties?

A:    Our business manager, Inland Core Business Manager & Advisor, Inc., referred to herein as our “Business Manager,” will have the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location and property type; creditworthiness of the tenants or potential tenants; condition and use of the assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the assets are located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations.

Q:    How will you determine whether tenants have the appropriate creditworthiness?

A: To the extent available, we intend to use industry credit rating services to determine the creditworthiness of potential tenants and any personal or corporate guarantor. We will review the reports produced by these services together with relevant financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans and other information our Business Manager may deem relevant, before consummating a lease transaction. In addition, if we are seeking to obtain a guarantee of a lease by the corporate parent of the tenant, our Business Manager will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property and simultaneously leasing it back to the seller under a long-term lease, we also will meet with the seller’s management to discuss the seller’s business plan and strategy.

Q:  What are your strategies for providing stockholders with a liquidity event?

A:  A liquidity event could take many forms.  For example, our board may decide to:

•                                          list our shares, or the shares of one of our subsidiaries, on a national securities exchange;

•                                          sell our assets, including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets, or sell certain subsidiaries or joint venture interests, any of which could result in a distribution to our stockholders of the net proceeds; or

•                                          enter into a merger or other business combination, which results in our stockholders receiving cash or shares of another entity.

Presently, our board does not anticipate evaluating a liquidity event until at least 2017.

Q:  Have you set a finite date for a liquidity event?

A:  No, the timing of any liquidity event will be influenced by many factors, including market conditions at that time.  Our board does not have any current plans for a liquidity event, and we are not required to liquidate.  Accordingly, we cannot guarantee that a liquidity event will occur.

Q:  Will the company consider doing a business combination with the Business Manager and its Real Estate Managers in the future?

A:    At some point in the future, we may consider becoming “self-managed” by internalizing the functions performed for us by our Business Manager and Real Estate Managers, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event.  The method by which we could internalize these functions could take many forms.  For example, we may hire our own group of executives and other employees or we may acquire our Business Manager and Real Estate Managers or their respective assets, including their existing workforce.  The method of internalizing cannot be determined or estimated at this time.  Our Business Managers and Real Estate Managers have advised our board that neither the Business Manager nor the Real Estate Managers will agree to be acquired unless the internalization occurs in connection with a listing or other liquidity event.  See “Investment Objectives and Policies — Liquidity Events” for a definition of “liquidity event,” and see “Management — Becoming Self-Managed” for additional discussion regarding a potential future business combination with our Business Manager and Real Estate Managers.

Q:  Will the company pay to acquire the Business Manager and Real Estate Managers in connection with an internalization?

A:    The terms of any business combination, including the actual purchase price to be paid for the Business Manager and Real Estate Managers, will be negotiated by our independent directors, or a committee thereof, at the time of the transaction.  However, our Business Manager and Real Estate Managers have agreed that if we internalize our management functions in connection with a liquidity event or events, the purchase price we may pay for these entities, and the form of the consideration to be paid to these entities, will be limited. See “Investment Objectives and Policies — Liquidity Events” for a definition of “liquidity event.”  More specifically, in no event may the aggregate payment for these entities exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction(s), after giving effect to any asset acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction(s) and excluding the effect of the applicable transaction(s).  In addition, we will issue shares of our common stock, rather than cash, to pay the purchase price.  The per share price of the stock will be negotiated and calculated at the time of the transaction(s).  In calculating this purchase price, we will exclude any costs or expenses of the internalization transaction that we may agree to pay or reimburse for either: (1) costs and expenses our Business Manager or Real Estate Managers have incurred on our behalf; or (2) costs and expenses our Business Manager or Real Estate Managers incur directly in connection with the internalization transaction.

Q:  If I buy shares, will I receive distributions and, if so, how often?

A:   We intend to pay regular monthly cash distributions to our stockholders. The actual amount and timing of distributions will be determined by our board of directors, in its discretion, based on its analysis of our actual and expected earnings, cash flow, capital expenditures and investments, as well as general financial conditions.  Actual cash available for distribution may vary substantially from estimates made by our board.  As a result, our distribution rate and payment frequency may vary from time to time. However, we will not use offering proceeds to pay cash distributions.  Further, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income” each year.  We anticipate that we will begin declaring distributions no later than sixty days after we have sold enough shares to satisfy the minimum offering condition.

Q:  Will distributions I receive be taxable?

A:   Yes, for tax purposes, any distributions that you receive generally will be considered ordinary income to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend). However, because certain deductible items, such as depreciation expense, for example, reduce taxable income but do not reduce cash available for distribution, we expect a portion of your distributions might exceed our current and accumulated earnings and profits and be considered a return of capital for tax purposes up to the amount of your tax basis in your shares (and any excess over your tax basis in your shares will result in capital gain). The amount of distributions considered a return of capital for tax purposes will not be subject to tax immediately but will instead reduce the tax basis of your investment, generally deferring any tax on that portion of the distribution until you sell your shares or we liquidate. Because each investor’s tax implications are different, you should consult with your tax advisor.  The Form 1099 described below will report to you, each year, the portion of your distribution that is considered ordinary income and the portion that is considered a return of capital for tax purposes.

Q:  How do I decide if an investment in the company’s shares is appropriate for me?

A:  An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You satisfy the minimum suitability standards described in this prospectus.

•                                          You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.

•                                          You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire real estate assets that offer appreciation potential while balancing the objective of preserving your capital.

•                                          You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in commercial real estate, which is not correlated to the stock market.

•                                          You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Q:  What kind of offering is this?

A:   We are offering a minimum of 200,000 shares and a maximum of 150,000,000 shares at a price of $10.00 per share on a “best efforts” basis.  Prior to the time we sell at least 200,000 shares, subscription payments will be placed in an escrow account with our escrow agent, UMB Bank, N.A.  If we are not able to sell at least 200,000 shares by [                    ], 20[    ], which is one year from the original effective date of this prospectus, we will terminate this offering and all funds in the escrow account, including any interest earned on the funds, will be returned to subscribers within ten business days following the termination date.  Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering.

We also are offering up to 30,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan.

If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, forms of which are included in this prospectus as Appendix C-1, and pay for the shares at the time you subscribe. If you decide to purchase shares, our escrow agent will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q:  What is the significance of the “blind pool” offering?

A:   Traditionally, public real estate programs acquire interests in various real estate assets. The assets in which these public programs intend to invest are not always known prior to commencing the offering.  A real estate program is commonly referred to as a “blind pool” program when a significant number of the assets that the real estate program intends to acquire are not yet identified. During this blind pool offering, we will identify acquisition opportunities during and possibly after our public offering has closed.

Pending investment in real estate assets, we expect to invest the offering proceeds in short-term government securities or other liquid instruments.

We believe that the blind pool offering format offers us a greater degree of flexibility than a specified asset program because we are more likely to have funds available before identifying specific assets for acquisition. Otherwise, IREIC would need to begin the SEC registration process only after identifying the assets we may acquire. Under this scenario, we believe we would operate at a significant competitive disadvantage as compared to entities that may have currently available sources of financing. In addition, because we do not own, and have not owned, any real estate assets, you do not need to be concerned about possible “legacy issues” related to assets acquired before the commencement of this offering.

Because we have not yet identified the assets we may acquire, however, investors will not be able to fully assess how we will use the net proceeds of this offering. Therefore, we provide you with “prior performance” or a “track record” of information of other programs sponsored by IREIC. Please note however, that the prior performance of IREIC’s other programs does not indicate, and should not be relied upon as to, how we may perform in the future.

Q:  How is the purchase price of an investment in shares of your common stock different from the purchase price of an investment in a listed REIT?

A:   An investment in shares of our common stock generally differs from an investment in listed REITs, in a few respects.  Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors such as market volatility impacting traded shares generally, or REIT stocks particularly, supply of (number of sellers) and demand for (number of buyers) shares of the particular entity, dividend yields, growth in funds from operations, or “FFO,” and shifting preferences among investors, among other things.  Our board of directors determined the offering price of our shares in its sole discretion.

In addition, listed REITs often focus on selected property types or geographic markets, which would require you to own shares of several listed REITs, with attendant transaction costs and effort, in order to invest in a diversified real property portfolio.  In contrast, we intend to own a diversified portfolio of various real estate assets.

Finally, industry benchmarks that track the value of direct investments in real estate properties as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity and our repurchase program may be limited, modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including the expenses related to this offering and other fees and expenses that are payable.

Q:  How long will the offering last?

A:   This offering will end no later than [                    ], 20[    ], unless extended.  Our board may terminate this offering at any time and may extend the “best efforts” offering for an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement.  If we decide to extend the “best efforts” offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

The offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year.  Thus, we may have to stop offering and selling in any state in which the registration is not renewed annually.

Q:  Will I receive a stock certificate?

A:   No, unless expressly authorized by our board of directors. In this offering, we anticipate that all common stock will be issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:  Will fractional shares be issued?

A:   Yes, we may issue fractional shares of common stock in this offering.

Q:  Is there any minimum required investment?

A:   Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

Q:  Can I change my mind after I subscribe for shares, and withdraw my money?

A:  Prior to the time we sell at least 200,000 shares, you may rescind your subscription.  If you choose to rescind your subscription, all subscription payments held in escrow for your benefit will be returned to you by the escrow agent within ten business days of being notified by us of your election to rescind.  You generally will not be able to rescind your subscription after we sell at least 200,000 shares.

Q:  Will I be notified of how my investment is doing?

A:  Yes, we will provide you with periodic updates on the performance of your investment, including:

•                                          regular correspondence to stockholders;

•                                          supplements to this prospectus, during the course of the “best efforts” offering;

•                                          an annual report; and

•                                          three quarterly financial reports.

In addition, to assist broker dealers that participate in this offering, we expect to provide a per share estimated value of our shares annually.   Until eighteen months (or any lesser period of time, as prescribed by FINRA) have passed without a sale in a “best efforts” public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan or employee benefit plan, we expect to use the gross offering price of a share of the common stock in our most recent “best efforts” offering as the per share estimated value thereof. This gross offering price is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  A new estimated value of our shares, not based on the gross per share offering price, will be determined by our Business Manager within the period of time prescribed by FINRA rules (currently eighteen months).  Our board has adopted a policy requiring the engagement of an independent third party (at the applicable time) to review the valuation approach used by our Business Manager to estimate this and all future values of our shares, including the underlying assumptions made by our Business Manager and the valuation conclusions, and to make those reports accessible to soliciting dealers.

Two other IREIC-sponsored REITs, Inland American and Inland Western Retail Real Estate Trust, Inc., which we refer to herein as “Inland Western,” have reported the per share estimated value of their shares subsequent to terminating their “best efforts” offerings of common stock.  Please see “Prior Performance of IREIC Affiliates — Publicly Registered REITs — Inland American Real Estate Trust, Inc. — Investor Update” and “Prior Performance of IREIC Affiliates — Publicly Registered REITs — Inland Western Retail Real Estate Trust, Inc. — Investor Update” for the most recent reported values.

Q:  When will I get my tax information?

A:   We expect to mail a Form 1099 with your tax information by January 31st of each year.

Q:  Who can help answer questions?

A:   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
Attention: Ms. Roberta S. Matlin

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock.

Inland Core Assets Real Estate Trust, Inc.

We are a Maryland corporation formed to acquire a diversified portfolio of commercial real estate located throughout the United States.  We will focus primarily on “core assets,” consisting of retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities.  We also may purchase single-tenant, net leased properties in each of these four core asset classes.  In all cases, we may purchase existing or newly-constructed properties as well as properties that are under development or construction, including those where development has not commenced.  In addition, in all cases, we may acquire properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest.  We also may invest in real estate-related equity securities of both publicly traded and private real estate companies, as well as commercial mortgage-backed securities.

We intend to be taxed as a REIT commencing with the tax year ending December 31, 20[    ].  Our office is located at 2901 Butterfield Road, Oak Brook, Illinois 60523.   Our toll-free telephone number is 800-826-8228 and our website address is [                    ].

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our board, including a majority of our independent directors, must approve certain actions set forth in our charter.  We have five members on our board of directors, three of whom are independent of IREIC and its affiliates.  These independent directors are responsible for reviewing the performance of our Business Manager and Real Estate Managers, as described below.  All of our directors will be elected annually by our stockholders.

We are externally managed and advised by our Business Manager, a wholly owned subsidiary of IREIC.  Various other affiliates of IREIC will be involved in our operations, and we will rely upon the executive officers of our Business Manager and the executive officers and employees of other IREIC-affiliated entities to manage our day-to-day affairs and to identify and acquire property and make other investments on our behalf.  Inland Core Real Estate Services LLC and Inland Core Management LLC, which we together refer to herein as our “Real Estate Managers,” will manage our properties and our Business Manager and IREA, an indirect wholly owned subsidiary of The Inland Group, Inc., will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring properties on our behalf.

Terms of the Offering

We are offering a maximum of 150,000,000 shares at a price of $10.00 per share on a “best efforts” basis. A “best efforts” offering is one in which the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. No specified number of securities is, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering.  The offering price of our shares was determined by our board of directors in its sole discretion.  In determining the offering price, the board specifically considered the offering price of other REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of our dealer manager.  The offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. See “Risk Factors — Risks Related to the Offering” for additional discussion regarding a “best efforts” offering and the offering price of our shares.

We also are offering up to 30,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan.  You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share initially equal to $9.50. Distributions may be fully reinvested. If you participate, you will be taxed on income attributable to the reinvested distributions based on the fair market value of shares of our common stock received in lieu of a cash distribution.  Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may amend, suspend or terminate the plan, including increasing or decreasing the per share purchase price, in its sole discretion at any time without prior notice to participants.

We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan.

Our REIT Status

Once we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their “REIT taxable income,” excluding income from operations or sales through a taxable REIT subsidiary.  If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.  For additional discussion regarding REITs and REIT qualification, see “Federal Income Tax Considerations.”

Summary Risk Factors

An investment in our shares involves significant risks. If we are unable to effectively manage these risks, we may not meet our investment objectives and you may lose some or all of your investment. See “Risk Factors” beginning on page 29.  The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock, and should be read together with “— Summary Conflicts of Interest” set forth below.

•                                          No public market currently exists, and one may never exist, for our shares.  Our board does not have any current plans to list our shares on a national securities exchange or pursue any other liquidity event, and does not anticipate evaluating a liquidity event until at least 2017.  We cannot guarantee that a liquidity event will occur.

•                                          The offering price of our shares is not indicative of the price that you may be able to sell them.  Further, the offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow.  The offering price may be greater than the per share “estimated value” that we publish in the future.

•                                          Investors who purchase shares of our common stock in this offering will incur immediate dilution.

•                                          There is no assurance that we will be able to achieve our investment objectives.

•                                          Because this is a “blind pool” offering, you will not have the opportunity to evaluate all investments before we make them.  The number and value of real estate assets we acquire will depend initially on the proceeds raised in this offering.

•                                          Until the proceeds from this offering are fully invested and from time to time thereafter, we may pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP, as adjusted for acquisition costs.  Some or all of our distributions for any period in which our adjusted cash flow from operations is not sufficient may be paid from cash flow from operations from prior periods that was not distributed or otherwise used for other purposes, referred to herein as “retained cash flow,” or cash flow from investing activities, including the net proceeds from the sale of our assets.  In addition, we may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its base business management fee or its right to be reimbursed for certain expenses.  We have not limited our use of any of these sources to fund distributions.  A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing adjusted cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period.  Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing adjusted cash flow from operations for the applicable period in which we pay or reimburse these amounts.  We will not, however, be required to pay interest when paying or reimbursing any fee or reimbursement that was previously deferred or accrued.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its base business management fee or reimbursements.  Further, there is no assurance that these other sources will be available to fund distributions.

•                                          We are subject to the risks associated with the significant dislocations and liquidity disruptions currently occurring in the global credit markets.

•                                          Our share repurchase program is subject to numerous restrictions, may be amended, suspended or terminated by our board of directors at any time and should not be relied upon as a means of liquidity.

•                                          We do not have any employees and will rely entirely on our Business Manager and Real Estate Managers to manage our business and assets.

•                                          We may borrow up to 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, and principal and interest payments on our borrowings will reduce the funds available for other purposes, including distribution to our stockholders.

•                                          Our charter limits any person from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock without the prior approval of our board of directors.

•                                          We may fail to qualify as a REIT, and thus be required to pay entity-level taxes.

Summary Conflicts of Interest

As of June 30, 2011, IREIC and Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation), or “IPCC,” had sponsored, in the aggregate, five other REITs and ninety-nine real estate exchange private placement limited partnerships and limited liability companies.  Two of the REITs, Inland American and Inland Diversified, are presently managed by affiliates of our Business Manager.  Two other REITs, Inland Real Estate Corporation, which we refer to herein as “IRC,” and Inland Western are self-managed, but IREIC and its affiliates continue to hold a significant investment in these entities.

Conflicts will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other IREIC- or IPCC-sponsored programs are located. In these cases, a conflict may arise in the acquisition or leasing of properties if we and another IREIC- or IPCC-sponsored program are competing for the same properties or tenants in negotiating leases, or a conflict may arise in connection with the resale of properties if we and another IREIC- or IPCC-sponsored program are selling similar properties at the same time.

The following is a summary of other conflicts of interest that we believe are most relevant to an investment in shares of our common stock.

•                                          Certain persons performing services for our Business Manager and Real Estate Managers are employees of IREIC or its affiliates, and may also perform services for its affiliates and other entities sponsored by IREIC. These individuals will face competing demands for their time and services and may have conflicts in allocating their time between our business and assets and the business and assets of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources among these entities.

•                                          We do not have arm’s length agreements with our Business Manager, Real Estate Managers or any other affiliates of IREIC, and will pay these entities significant fees.  In some cases, these fees will be based upon various metrics such as our total assets, a percentage of our average invested assets, the purchase price for these assets or the revenues generated by these assets. This may result in our Business Manager recommending investments, or other actions, in an effort to increase these fees.  For example, our compensation arrangements may provide an incentive for our Business Manager to, among other things, borrow more money than prudent to increase the amount we can invest or retain instead of sell assets, even if our stockholders may be better served by sale or other disposition of the asset.  Further, the fact that we will pay the Business Manager an acquisition fee based on the contract purchase price of an asset may incentivize our Business Manager to cause us to pay a higher price for an asset than we otherwise would, or to purchase assets that may not otherwise be in our best interests.

•                                          We may acquire our Business Manager and Real Estate Managers in an effort to internalize our management functions, but may not be able to retain key personnel.

•                                          We, along with the other IREIC-sponsored programs, will rely to some degree on affiliates of IREIC, including specifically IREA, to identify and assist in acquiring properties.   IREA has granted IRC a right of first refusal to acquire shopping centers and single-user retail properties located within a 400 mile radius of Inland’s headquarters, that IREA identifies, acquires or obtains the right to acquire. IREA has granted Inland American a right of first refusal to acquire all other properties and any REITs or real estate operating companies that IREA identifies, acquires or obtains the right to acquire, as well as the right to acquire any properties that IRC does not acquire, and has granted Inland Diversified a right of first refusal to acquire all real estate assets, other than real estate operating companies, that Inland American does not acquire.  Our right to acquire properties identified by IREA will be subject to the exercise of any prior rights vested in these entities.

•                                          Inland Securities, our dealer manager, is an affiliate of IREIC and has not conducted an independent review of this offering.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities:

•                                          purchasing properties from, or selling properties to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);

•                                          making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and

•                                          investing in joint ventures with any IREIC-affiliated entities.

This policy will not impact agreements or relationships between us and IREIC and its affiliates, including, for example, agreements with our Business Manager, Real Estate Managers and Inland Securities.

Dedicated Acquisitions Staff

Our Business Manager will employ a person or persons exclusively focused on identifying and acquiring real estate assets for us.  Any opportunities identified by our Business Manager will be presented only to us, and will not be subject to rights of first refusal previously granted to other programs sponsored by IREIC or its affiliates.  As described in this prospectus, IREA also will identify and assist in acquiring properties for us.

Organizational Structure

The following chart depicts the services that affiliates of IREIC may render to us, and our organizational structure:

Daniel L. Goodwin*
Robert H. Baum*
G. Joseph Cosenza*
Robert D. Parks*
The Inland Group, Inc.
Inland Core Management I Corp.
Inland Core Management II Corp.
Inland Core Management III Corp.
Inland Core Management IV Corp.
Inland Core Management HOLDCO LLC
Inland Core Real Estate Services LLC
Inland Core Management LLC
Real Estate Management and Related Services
The Inland Services Group, Inc.
The Inland Real Estate Group, Inc.
Inland Real Estate Investment Corporation (our sponsor)
The Inland Real Estate Transactions Group, Inc.
International Mortgage Investment Corporation
Various subsidiaries
Inland Securities Corporation (our dealer manager)
Inland Core Business Manager & Advisor, Inc. (our Business Manager)
Inland Investment Advisors, Inc.
Inland Partnership Property Sales Corporation
Inland Institutional Capital Partners Corporation
Inland Mortgage Corporation
Inland Real Estate Brokerage & Auctions, Inc.
Inland Real Estate Development Corporation
Inland Real Estate Acquisitions, Inc.
Inland Mortgage Brokerage Corporation
Inland Mortgage Servicing Corporation
Ancillary Services
Securities Sales
Organization, Business Management and Real Estate Services
Investment Advisory Services
Real Estate Sales Services
Construction and Development Services
Property Acquisition Services
Mortgage Loan Placement Services
Mortgage Loan Servicing
Inland Core Assets Real Estate Trust, Inc.
We will be owned by public investors. Ownership will be represented by shares of our common stock.
Solid lines indicate 100% ownership.
Broken lines indicate service.

*The four indicated individuals are principals of The Inland Group, Inc.

We have acquired 1,000 shares of common stock, for $1,000, in The Inland Real Estate Group of Companies, Inc., a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact us and our stockholders.

Compensation Payable To Affiliates of IREIC

We will pay fees to affiliates of IREIC, including Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf.

Set forth below is a summary of the fees and expenses that we expect to pay to these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we will sell the maximum of 150,000,000 shares in the “best efforts” portion of this offering at $10.00 per share.  We will not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.  For additional discussion regarding these fees and expenses, see “Compensation Table” beginning on page 63.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

Offering Stage

Selling Commissions — Inland Securities Corporation and Participating Soliciting Dealers

We will pay Inland Securities a selling commission equal to 7% of the sale price for each share sold in the “best efforts” offering. Inland Securities anticipates reallowing the full amount of the selling commissions to participating soliciting dealers.

$140,000 / $105,000,000 (assumes no special sales)

Marketing Contribution — Inland Securities Corporation and Participating Soliciting Dealers

We will pay Inland Securities a fee for marketing the shares, which includes coordinating the marketing of the shares with any participating soliciting dealers, in an amount equal to 3% of the gross offering proceeds from shares sold in the “best efforts” offering. Inland Securities may reallow up to 1.5% of this marketing contribution to participating soliciting dealers.

$60,000 / $45,000,000 (assumes no special sales)

Due Diligence Expense Reimbursement — Inland Securities Corporation and Participating Soliciting Dealers

We will reimburse Inland Securities and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.

$10,000 / $7,500,000 (assumes all expenses are reimbursed from issuer costs and no special sales; if these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)
Issuer Costs — IREIC, its affiliates and Third Parties

We will reimburse IREIC, its affiliates and third parties for any issuer costs that they pay on our behalf, including any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution, in an amount not to exceed 1.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering. Our Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.

$30,000 / $22,500,000

Operational Stage

Acquisition Fees — our Business Manager

We will pay our Business Manager or its affiliates a fee equal to 1.5% of the “contract purchase price” of each real estate asset (excluding marketable securities) we acquire, including any incremental interest therein, including by way of exchanging a debt interest for an equity interest (excluding the contribution of an asset owned, directly or indirectly, by us to a joint venture) or developing, constructing, renovating, or otherwise physically improving an asset, including but not limited to major tenant upgrades, whether pursuant to allowances, concessions or rent abatements provided for at the time the property is acquired. In the case of an asset acquired through a joint venture, the acquisition fee payable will be proportionate to our ownership interest in the venture.

For the purpose of calculating acquisition fees, the “contract purchase price” will be equal to the amount of monies or other consideration paid or contributed by us either to acquire, directly or indirectly, any real estate asset or an incremental interest in the real estate asset, and including, without duplication, any indebtedness for money borrowed to finance the purchase, indebtedness secured by the real estate asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is

$26,029 / $19,522,059 (assumes no borrowings)

$57,843 / $43,382,352 (assumes aggregate borrowings equivalent to a 55% loan-to-asset value ratio, consistent with our borrowing policy)

$104,118 / $78,088,235 (assumes aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

or will be secured by the real estate asset at the time of the acquisition or to develop, construct, renovate or otherwise improve that real estate asset. The contract purchase price will exclude acquisition fees and acquisition expenses.

Acquisition Expenses — our Business Manager, Real Estate Managers and their Affiliates

We will reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimburseable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. We will not reimburse acquisition expenses in connection with an investment in marketable securities, except that we may reimburse expenses incurred on our behalf and payable to a third party, such as third-party brokerage commissions.

$8,676 / $6,507,353 (assumes no borrowings)

$19,281 / $14,460,784 (assumes aggregate borrowings equivalent to a 55% loan-to-asset value ratio, consistent with our borrowing policy)

$34,706 / $26,029,412 (assuming aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter)

Business Management Fees — our Business Manager

We will pay our Business Manager: (1) an annual base business management fee equal to up to 0.65% of our “average invested assets,” payable quarterly in an amount equal to 0.1625% of our average invested assets as of the last day of the immediately preceding quarter; provided, that our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be deferred, waived permanently or accrued, without interest, to be paid at a later point in time; and (2) a disposition fee in an amount equal to 1.5% of “gross consideration” in connection with: (a) the sale of any real estate asset or assets (excluding our investments in marketable securities), in which the net sales proceeds resulting from the sale are

Not determinable at this time. The actual amount of the base business management fee will depend on the carrying value of our assets and the actual amount of the 1.5% disposition fee will depend on numerous variables.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

specifically identified and distributed to stockholders; (b) a listing of our shares, or the shares of any subsidiary, on a national securities exchange; or (c) a merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of the acquiror; provided, that if any of the events triggering payment of the disposition fee occurs in connection with an internalization in which we are acquiring our Business Manager and Real Estate Managers, in no event will the aggregate amount of the disposition fee and the aggregate purchase price we will pay to acquire our Business Manager and Real Estate Managers (or their successors or designees) exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction(s), giving effect to any asset acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction(s) and excluding the effect of the applicable transaction(s).

“Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

“Gross consideration” means: (a) in the case of the sale of any real estate asset or assets, the amount of net sales proceeds specifically identified and distributed to stockholders; (b) in the case of a listing of our shares, or the shares of any subsidiary, on a national securities exchange, the market value calculated by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

applicable, are eligible for trading, beginning on the 180th day after the applicable listing; or (c) in the case of a merger, reorganization, business combination, share exchange or acquisition, the market value of the other entity’s securities, if listed, or the gross consideration as reflected in the documents governing the transaction.

Real Estate Management Fees, Leasing Fees and Construction Management Fees — our Real Estate Managers

For each property that is managed directly by our Real Estate Managers or their affiliates, we will pay the applicable Real Estate Manager a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property, and up to 3.9% of the gross income from any other type of property. Each Real Estate Manager will determine, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. For each property that is managed directly by one of our Real Estate Managers or its affiliates, we will pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. If we engage our Real Estate Managers to provide construction management services for a property, we also will pay a separate construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

We also will reimburse the Real Estate Managers and their affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Managers and their affiliates (excluding the executive officers of the Real Estate Managers).

The actual amount depends on the gross income generated and cannot be determined at the present time.

Expense Reimbursements — IREIC, our Business Manager and their Affiliates

We will reimburse IREIC, our Business Manager and their respective affiliates, including the ancillary service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf (except for

The actual amount will depend on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates). Expenses include, but are not limited to: expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event or business combination; taxes and assessments on income or real property and taxes; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

present time.

Liquidation Stage

Real Estate Sales Commission — our Business Manager

For substantial assistance in connection with the sale of properties, we will pay our Business Manager or its affiliates a real estate sales commission equal to up to one-half of the customary commission which would be paid to a third party broker for the sale of a comparable property, provided that the amount may not exceed 3% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

If our Business Manager or its affiliates receives a real estate commission, it will be in addition to the 1.5% disposition fee that will be payable to our Business Manager, as described under the heading “Operational Stage — Business Management Fees”

The actual amounts to be paid will depend upon the contract sales price of our properties and the customary commissions paid to third party brokers and, therefore, cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)
in this table.

Subordinated Incentive Fee — our Business Manager

Upon a “triggering event,” we will pay our Business Manager a fee equal to 10% of the amount by which (1) the “liquidity amount” (as defined below) exceeds (2) the “aggregate invested capital,” less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them a 8% per annum cumulative, pre-tax non-compounded return on the aggregate invested capital. If we have not satisfied this return threshold at the time of the applicable triggering event, the fee will be paid at the time that we have satisfied the return requirements.

As used herein, a “triggering event” means any sale of assets (excluding the sale of marketable securities), in which the net sales proceeds are specifically identified and distributed to our stockholders, or any liquidity event, such as a listing or any merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange. “Aggregate invested capital” means the aggregate original issue price paid for the shares of our common stock, before reduction for organization and offering expenses, reduced by any distribution of sale or financing proceeds.

For purposes of this subordinated incentive fee, the “liquidity amount” will be calculated as follows:

•      In the case of the sale of our assets, the net sales proceeds realized by us from the sale of assets since inception and distributed to stockholders plus the total amount of any other distributions paid by us from inception until the date that the liquidity amount is determined.

•      In the case of a listing or any merger,

The actual amount of the subordinated incentive fee will depend on numerous variables and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares, the “market value” of the applicable shares, plus the total distributions paid by us from inception until the date that the liquidity amount is determined. “Market value” means the value determined as follows: (1) in the case of the listing of our shares, or the common stock of our subsidiary, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing; or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing. In addition, any cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2).

We May Borrow Money

We may finance a portion of the purchase price of any properties that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other third party lenders. Any money that we borrow may be secured by a mortgage or other security interest in some, or all, of our assets. The interest we will pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.

We expect that our aggregate borrowings, secured by all of our assets, will average approximately 55% of the total fair market value of our assets.  For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in a more recent appraisal of the asset, whichever is later.  This policy, however, will not apply to individual assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Our charter limits the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, unless our board (including a majority of the independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess.  Loan agreements with our lenders may impose additional restrictions on the amount we may borrow and may impose limits on, among other things, our ability to pay distributions. We do not intend to exceed the leverage limits in our charter except that we may do so from time to time during this or any future offering (excluding offerings solely through a distribution reinvestment plan).

Distribution Policy

We intend to pay regular monthly cash distributions to our stockholders, and will not fund any distributions from the net proceeds of this offering.  In addition, we do not intend to fund any distributions from the proceeds generated by borrowings. We anticipate that we will begin declaring distributions no later than sixty days after we have sold enough shares to satisfy the minimum offering condition. Until the proceeds from this offering are fully invested and from time to time thereafter, we may pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP, as adjusted for acquisition costs.  Some or all of our distributions  for any period in which our adjusted cash flow from operations is not sufficient may be paid from retained cash flow or cash flow from investing activities, including the net proceeds from the sale of our assets.  In addition, we may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its base business management fee or its right to be reimbursed for certain expenses.  We have not limited our use of any of these sources to fund distributions.  A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing adjusted cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period.  Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing adjusted cash flow from operations for the applicable period in which we pay or reimburse these amounts.  We will not, however, be required to pay interest when paying or reimbursing any fee or reimbursement that was previously deferred or accrued.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its base business management fee or reimbursements.  Further, there is no assurance that these other sources will be available to fund distributions.  See “Risk Factors — Risks Related to Our Business.”

Stockholder Voting Rights and Limitations

We will elect directors or conduct other business matters that may be properly presented at our annual meetings of stockholders. We also may call special meetings of stockholders from time to time. The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our charter contains restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock.  This limit may be further reduced if our board of directors waives this limit for certain holders.  See “Management — The Business Management Agreement — Compensation.”  These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors — Risks Related to Our Corporate Structure” for additional discussion regarding restrictions on share ownership.

Share Repurchase Program

Our shares are not listed for trading on any national securities exchange and our board does not anticipate evaluating a liquidity event, including a listing on a national securities exchange, until at least 2017.  There is no assurance the board will decide to seek a listing at that time, if ever.  A public market may never develop. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.  In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock.  As a result, you may find it difficult to find a buyer for your shares.

If you meet the limited qualifications to participate in our share repurchase program, you may be able to sell your shares to us if we choose to repurchase them.  We may repurchase shares through the program, from time to time, at prices ranging from 92.5% of our “share price,” as defined in the program, for stockholders who have owned shares for at least one year to 100% of our “share price” for stockholders who have owned shares for at least four years.  Stockholders who have held their shares for at least one year may request that we repurchase any number of shares by submitting a repurchase request, the form of which is available on our website, to our repurchase agent. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.  As used in the program, “share price” means: (1) prior to the first valuation date, the offering price of our shares in our most recent “best efforts” offering (unless the shares were purchased at a discount from that price, and then that purchase price), reduced by any distributions of net sale proceeds that we designate as constituting a return of capital; and (2) after the first valuation date, the lesser of: (A) the share price determined in (1); or (B) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.

We are authorized to use only the proceeds from our distribution reinvestment plan to fund repurchases.  Further, we will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year.

The terms of our share repurchase program are more generous with respect to repurchases sought upon a stockholder’s death or qualifying disability.  In these instances, the one-year holding period will be waived, shares will be repurchased at a price equal to 100% of our “share price,” we are authorized to use any funds to complete the repurchase and neither the limit regarding funds available from the distribution reinvestment plan nor the 5% limit will apply.  In order for a determination of disability to entitle a stockholder to these special repurchase terms: (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental entities specified in the share repurchase program.  See “Distribution Reinvestment Plan and Share Repurchase Program — Share Repurchase Program” for a more detailed definition of “qualifying disability.”

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange.  In addition, our board of directors, in its sole discretion, may at any time amend, suspend (in whole or in part), or terminate our share repurchase program.  Another IREIC-sponsored program, Inland Western, suspended its share repurchase program, until further notice, effective November 19, 2008.  Inland American also suspended its share repurchase program, effective March 30, 2009, but later adopted an amended and restated program, which became effective on April 11, 2011, under which it repurchases shares upon the death of a beneficial owner.  In the event that we amend, suspend or terminate the share repurchase program, we will send stockholders notice of the change at least thirty days prior to the change.  Further, our board reserves the right in its sole discretion to reject any requests for repurchases.

ERISA Considerations

The section of this prospectus captioned “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income, or “UBTI,” to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Investment Company Act of 1940

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, as amended, referred to herein as the “Investment Company Act.” If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act, which would restrict our activities and significantly increase our operating expenses. See “Risk Factors — Risks Related to our Business.”

Estimated Use of Proceeds

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds.  The estimates may not accurately reflect the actual receipt or application of the offering proceeds.  The first scenario assumes we sell the minimum of 200,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The second scenario assumes we sell the maximum of 150,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  We have not given effect to any special sales or volume discounts which could reduce selling commissions but not the net proceeds we would realize from the sale, under either scenario.  In addition, we will not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%
Less Organization and Offering Expenses:
Selling Commissions	$140,000	7.0%	$105,000,000	7.0%
Marketing Contribution	$60,000	3.0%	$45,000,000	3.0%
Issuer Costs	$30,000	1.5%	$22,500,000	1.5%
TOTAL EXPENSES:	$230,000	11.5%	$172,500,000	11.5%
Net Offering Proceeds	$1,770,000	88.5%	$1,327,500,000	88.5%
Less:
Acquisition Fees(1)(2)	$26,029	1.3%	$19,522,059	1.3%
Acquisition Expenses(2)(3)	$8,676	0.4%	$6,507,353	0.4%
NET PROCEEDS AVAILABLE FOR INVESTMENT:	$1,735,295	86.8%	$1,301,470,588	86.8%

(1)

We will pay our Business Manager or its affiliates a fee equal to 1.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired. See “Compensation Table” for the definition of “contract purchase price.” If we sell the maximum amount of shares in our “best efforts” offering, we will pay acquisition fees equal to $43.4 million assuming aggregate borrowings equivalent to a 55% loan-to-asset ratio consistent with our borrowing policy or $78.1 million assuming aggregate borrowings equivalent to a 75% loan-to-asset ratio, which represents the limit set forth in our charter.

(2)

For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our “best efforts” offering; however, because the acquisition fees and expenses we will pay or reimburse to our Business Manager are a percentage of the contract purchase price of an investment, the acquisition fees or expenses will be greater than that shown to the extent we also fund acquisitions through the incurrence of debt, retained cash flow from operations, proceeds from the sale of shares under our distribution reinvestment plan or net proceeds from the sale of real estate assets.

(3)

We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in sponsoring five other REIT programs. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. If we sell the maximum amount of shares in our “best efforts” offering, we will reimburse acquisition expenses equal to $14.5 million assuming aggregate borrowings equivalent to a 55% loan-to-asset ratio consistent with our borrowing policy or $26.0 million assuming aggregate borrowings equivalent to a 75% loan-to-asset ratio, which represents the limit set forth in our charter.

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following risks and who are able to bear the risk of losing their entire investment. The occurrence of any of the risks discussed in this prospectus, particularly those described under the subheadings “ — Risks Related to the Offering,” “— Risks Related to Our Business,” “— Risks Related to Investments in Real Estate” “— Risks Associated with Investments in Securities,”  “— Risks Associated with Debt Financing,” “— Risks Related to Our Corporate Structure,” and “— Federal Income Tax Risks,” could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to you.  You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have no operating history, and the prior performance of programs sponsored by IREIC should not be used to predict our future results.

We are newly formed with no operating history.  You should consider an investment in our shares in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and our Business Manager must, among other things:

•                                          identify and acquire real estate assets consistent with our investment strategies;

•                                          increase awareness of the Inland Core Assets Real Estate Trust, Inc. name within the investment products market;

•                                          attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

•                                          continue to build and expand our operations structure to support our business.

You should not rely upon the past performance of other IREIC-sponsored programs as an indicator of our future performance. There is no assurance that we will achieve our investment objectives.

There is no public market for our shares, and you may not be able to sell your shares.

There is no established public market for our shares and no assurance that one may develop. Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date.  Our board does not anticipate evaluating a liquidity event, including a listing on a national securities exchange, until at least 2017.  In addition, even if our board decides to seek a listing of our shares of common stock, there is no assurance that we will satisfy the listing requirements or that our shares will be approved for listing.  Further, our charter limits any person or group from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without prior approval of our board. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors may reject any request for repurchase of shares, or amend, suspend or terminate our share repurchase program upon notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you likely will have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

The offering price of our shares was determined by the board in its sole discretion.

Our board of directors established the offering price of our shares in its sole discretion.  The board did not consider any projection of the book or net value of our assets or operating income.  The offering price also is not based on a negotiation among our sponsor, us and the dealer manager, or on an independent valuation.  The offering price is not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Investors will experience dilution in the net tangible book value of their shares equal to the offering costs associated with those shares.

Investors who purchase shares of our common stock in this offering will incur immediate dilution equal to the costs of the offering associated with those shares.  This means that the investor who purchases shares of common stock will pay a price per share that exceeds the per share net asset value.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate all of our investments before we make them.

We will not provide investors with a significant amount of information, if any, regarding our future investments prior to the time an acquisition becomes “probable” or we complete the acquisition.  Since we have not identified specific real estate assets that we intend to purchase with the proceeds from this offering, we are considered a “blind pool,” which makes an investment in our common stock speculative.  We have established policies relating to the types of investments we will make and the creditworthiness of tenants of our properties, but our Business Manager will have wide discretion in implementing these policies, subject to the oversight of our board of directors.  Additionally, our Business Manager has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment.

This is a “best efforts” offering and the number and type of investments will depend on the proceeds raised in this offering.

This offering is being made on a “best efforts” basis, meaning that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares.  The minimum amount we are required to sell is $2 million.  Accordingly, if we are unable to raise substantially more than the minimum offering amount of $2 million, we will make very few investments, resulting in less diversification in terms of the number of investments we make and the geographic regions in which our investments are located.  If we only raise the minimum amount, we will most likely invest through one or more joint ventures with third parties and may only be able to make one investment. A lack of diversification would increase the likelihood that any single investment’s performance would materially affect our overall investment performance.  Additionally, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income.

We depend on our dealer manager to raise funds in this offering.  Events that prevent our dealer manager from serving in that capacity would jeopardize the success of this offering.

The success of this offering depends to a large degree on the capital-raising efforts of our dealer manager, Inland Securities Corporation, an affiliate of our sponsor.  Our dealer manager has limited capital.  In order to conduct its operations, our dealer manager depends on transaction-based compensation that it earns in connection with offerings in which it participates.  If our dealer manager does not earn sufficient revenues from the offerings that it manages, it may not have sufficient resources to retain the personnel necessary to market and sell shares on our behalf.  In the event that Inland Securities became unable to serve in the capacity of dealer manager for this or any public offering of our shares, we believe that it could be difficult to secure the services of another dealer manager.  Therefore, any event that hinders the ability of our dealer manager to conduct the offering on our behalf would jeopardize the success of the offering.

Our share repurchase program may be amended, suspended or terminated by our board of directors.

Our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program.  Further, our board reserves the right in its sole discretion to change the repurchase prices or reject any requests for repurchases.  Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment. See “Distribution Reinvestment Plan and Share Repurchase Program — Share Repurchase Program” for additional discussion regarding amendments to, or suspension or termination of, our share repurchase program.

Our charter authorizes us to issue additional shares of stock, which may reduce the percentage of our common stock owned by our other stockholders, subordinate stockholders’ rights or discourage a third party from acquiring us.

Investors purchasing in this offering will not have preemptive rights to purchase any shares issued by us in the future. Our charter authorizes us to issue up to 1,500,000,000 shares of capital stock, of which 1,460,000,000 shares are classified as common stock and 40,000,000 shares are classified as preferred stock.  We may, in the sole discretion of our board:

•                                          sell additional shares in this or future offerings;

•                                          issue equity interests in a private offering of securities;

•                                          classify or reclassify any unissued shares of common or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the stock;

•                                          amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue; or

•                                          issue shares of our capital stock in exchange for properties.

Future issuances of common stock will reduce the percentage of our outstanding shares owned by our other stockholders.  Further, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.  See “Description of Securities — Authorized Stock” for additional discussion regarding the issuance of additional shares.

Risks Related to Our Business

The amount and timing of distributions, if any, may vary.  We may pay distribution from sources other than cash flow from operations, including cash flow generated from investing activities.

There are many factors that can affect the availability and timing of cash distributions paid to our stockholders such as our ability to buy, and earn positive yields on, properties, our operating expense levels, as well as many other variables. The actual amount and timing of distributions, if any, will be determined by our board of directors in its discretion, based on its analysis of our actual and expected cash flow, capital expenditures and investments, as well as general financial conditions.  Actual cash available for distribution may vary substantially from estimates made by our board.  In addition, to the extent we invest in development or redevelopment projects, or in real estate assets that have significant capital requirements, our ability to make distributions may be negatively impacted, especially while we are raising capital and acquiring real estate assets.  If we cannot generate sufficient cash flow from operations, determined in accordance with GAAP, as adjusted for acquisition costs, to fully fund distributions during any given period, some or all of our distributions for any period in which our adjusted cash flow from operations is not sufficient may be paid from retained cash flow or cash flow from investing activities, including the net proceeds from the sale of our assets.  We have not limited our use of any of these sources to fund distributions.  Distributions from these sources reduce the amount of money available to invest in real estate assets.  In addition, paying distributions from sources other than cash flow from operations determined in accordance with GAAP, as adjusted for acquisition costs, may have a material adverse effect on the Company’s results of operations and financial condition.

Although IREIC or its affiliates have previously forgone or deferred base business management fees or contributed monies in an effort to increase cash available for distribution by the other REITs previously sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its base business management fee.

From time to time, IREIC or its affiliates have agreed to forgo or defer a portion of the base business management fee due them from the other REITs previously sponsored by IREIC to ensure that the particular REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire real estate assets.  In addition, from time to time, IREIC or its affiliates have contributed monies to the other IREIC-sponsored REITs to fund distributions.  In each case, IREIC or its affiliates determined the amounts that would be forgone, deferred or contributed in their sole discretion.

Likewise, we may fund distributions from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its base business management fee, or waives its right to be reimbursed for certain expenses.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its base business management fee or reimbursements.  Further, there is no assurance that any of these other sources will be available to fund distributions.

Recent market disruptions may adversely impact many aspects of our operating results and operating condition.

The financial and real estate markets have undergone pervasive and fundamental disruptions in the last few years. The disruptions have had and may continue to have an adverse impact on the availability of credit to businesses generally, and real estate in particular, and have resulted in and could lead to further weakening of the U.S. and global economies.  The availability of debt financing secured by commercial real estate has declined as a result of tightened underwriting standards.  Our business will be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole or by the local economic conditions in the markets in which our real estate assets are located, including the dislocations in the credit markets and general global economic recession.  If these conditions continue after we begin acquiring real estate assets, they may materially affect the value of our real estate assets, our ability to pay distributions, the availability or the terms of financing that we anticipate utilizing and our ability to refinance any outstanding debt when due.  These challenging economic conditions also may impact the ability of certain of our tenants to satisfy rental payments under existing leases.  Specifically, these conditions may have the following consequences:

•                                          the financial condition of our tenants may be adversely affected, which may result in us having to reduce rental rates in order to retain the tenants;

•                                          an increase in the number of bankruptcies or insolvency proceedings of our tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;

•                                          credit spreads for major sources of capital may widen if stockholders demand higher risk premiums or interest rates could increase due to inflationary expectations, resulting in an increased cost for debt financing;

•                                          our ability to borrow on terms and conditions that we find acceptable may be limited, which could result in our investment operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders, or pursue acquisition opportunities, among other things, and increase our interest expense;

•                                          a further reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity and reduce the loan to value ratio upon which lenders are willing to lend;

•                                          the value of certain of real estate assets may decrease below the amounts we pay for them, which would limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and could reduce the availability of unsecured loans;

•                                          the value and liquidity of short-term investments, if any, could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for these investments or other factors; and

•                                          one or more counterparties to derivative financial instruments that we enter into could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of these instruments.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

We may suffer from delays in selecting, acquiring and developing suitable assets.

Regardless of the amount of capital we raise or borrow, we may experience delays in deploying our capital into assets or in realizing a return on the capital we invest.  The more money we raise in this offering, the more important it will be to invest the net offering proceeds promptly. We could suffer from delays in locating suitable investments as a result of competition in the relevant market, regulatory requirements such as those imposed by the SEC which require us to provide audited financial statements and our reliance on our Business Manager to locate suitable investments for us at times when the management of our Business Manager is simultaneously seeking to locate suitable investments for other IREIC-sponsored programs.  We also may experience delays as a result of negotiating or obtaining the necessary purchase documentation to close an acquisition.  Further, our investments may not yield immediate returns.

We also may invest proceeds we receive from this offering in short-term, highly-liquid but very low yield investments.  These yields will be less than the distribution yield paid to stockholders, requiring us to earn a greater return from our other investments to make up for this “negative spread.” Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay expenses or to acquire real estate assets instead of funding distributions with these amounts.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for implementing them, and our other objectives, policies and procedures may be altered by a majority of the directors (which must include a majority of the independent directors), without the approval of our stockholders. As a result, the nature of your investment could change without your consent. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

Actions of our joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties. Our organizational documents do not limit the amount of funds that we may invest in these joint ventures.  We intend to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•                                          the current economic conditions make it more likely that our co-member, co-venturer or partner in an investment may become bankrupt, which would mean that we and any other remaining general partners, members or co-venturers would generally remain liable for the partnership’s, limited liability company’s or joint venture’s liabilities;

•                                          that our co-member, co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, and we and our venture partner may not agree on all proposed actions to certain aspects of the venture;

•                                          that our co-member, co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our objective to qualify as a REIT;

•                                          that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

•                                          that joint venture, limited liability company and partnership agreements often restrict the transfer of a co-venturer’s, member’s or partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•                                          that our relationships with our partners, co-members or co-venturers are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership;

•                                          that disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business; and

•                                          that we may in certain circumstances be liable for the actions of our partners, co-members or co-venturers.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and invest in real estate assets.

We expect to deposit our cash and cash equivalents in several banking institutions in an attempt to minimize exposure to the failure or takeover of any one of these entities.  However, the Federal Insurance Deposit Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank.  Through 2013, the FDIC is insuring up to $250,000 per depositor per insured bank for interest-bearing accounts.  If our deposits exceed these federally insured levels and if any of the banking institutions in which we have deposited our funds ultimately fails, we may lose our deposits over the federally insured levels.  The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

If our Business Manager or Real Estate Managers lose or are unable to obtain key personnel, our ability to implement our investment strategies could be hindered.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Business Manager and Real Estate Managers.   Neither we nor our Business Manager or Real Estate Managers has employment agreements with these persons, and we cannot guarantee that all, or any particular one, will remain affiliated with us or our with them. If any of the key personnel of our Business Manager or Real Estate Managers were to cease their affiliation with our Business Manager or Real Estate Managers, respectively, our operating results could suffer.  Further, we do not intend to separately maintain “key person” life insurance that would provide us with proceeds in the event of death or disability of these persons. We believe our future success depends, in part, upon the ability of our Business Manager or Real Estate Managers to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our Business Manager or Real Estate Managers will be successful in attracting and retaining skilled personnel. If our Business Manager or Real Estate Managers loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment could decline.

If we internalize our management functions, your interest in us could be diluted and we may be unable to retain key personnel.

At some point in the future, we may consider becoming self-managed by internalizing the functions performed for us by our Business Manager and Real Estate Managers in connection with a liquidity event.  Our Business Manager and Real Estate Managers have agreed that if we internalize our management functions in connection with a liquidity event or events, the purchase price we may pay for these entities will be limited and we will issue shares of our common stock, rather than cash, to pay the purchase price.  The issuance of our common stock to our Business Manager or Real Estate Managers in these transactions may reduce the percentage of our outstanding shares owned by our other stockholders.  Further, if we internalize our management functions, certain key employees may not become our employees but may instead remain employees of our Business Manager and Real Estate Managers or their respective affiliates, especially if we internalize our management functions but do not acquire our Business Manager and Real Estate Managers. An inability to manage an internalization transaction could effectively result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. These deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments, which could result in us being sued and incurring litigation-associated costs in connection with the internalization transaction.

If we pursue the acquisition of our Business Manager and Real Estate Managers, there is no assurance that we will reach an agreement with these parties as to the terms of the transaction.

Although our agreements with our Business Manager and Real Estate Mangers limit the aggregate purchase price that we will pay to acquire our Business Manager and Real Estate Managers, neither the Business Manager nor the Real Estate Managers are obligated to enter into a transaction with us at any particular price. If we desire to internalize our management functions by acquiring our Business Manager and Real Estate Managers, our independent directors, as a whole, or a committee thereof, will have to negotiate the specific terms and conditions of any agreement or agreements to acquire these entities, including the actual purchase price, subject to this limit.  There is no assurance that we will be able to enter into an agreement with the Business Manager and Real Estate Managers on mutually acceptable terms.  Accordingly, we would have to seek alternative courses of actions to internalize our management functions.

If we seek to internalize our management functions, other than by acquiring our Business Manager and Real Estate Managers, we could incur greater costs and lose key personnel.

Our Business Manager and Real Estate Managers have advised our board that neither the Business Manager nor the Real Estate Managers will agree to be acquired unless the internalization occurs in connection with a listing or other liquidity event.  If our board deems an internalization to be in our best interests, it may decide that we should pursue an internalization by hiring our own group of executives and other employees or entering into an agreement with a third party, such as a merger, instead of by acquiring our Business Manager and Real Estate Managers. The costs that we would incur in this case are uncertain and may be substantial.  Further, we would lose the benefit of the experience of our Business Manager and Real Estate Managers.

Your return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•                                          limitations on capital structure;

•                                          restrictions on specified investments;

•                                          prohibitions on transactions with affiliates; and

•                                          compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The company intends to conduct its operations, directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.”

We believe that the company and any wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. In the event that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past.  These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago.  No assurance can be given that the SEC staff will concur with our classification of our assets.  In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for exemption from regulation under the Investment Company Act.  If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act.  To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.  In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Investments in Real Estate

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which, for example, reduce the demand for rental space.

Among the factors that could impact our real estate assets and the value of an investment in us are:

•                                          local conditions such as an oversupply of space or reduced demand for properties of the type that we seek to acquire;

•                                          inability to collect rent from tenants;

•                                          vacancies or inability to rent space on favorable terms;

•                                          inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                                          adverse changes in the laws and regulations applicable to us;

•                                          the relative illiquidity of real estate investments;

•                                          changing market demographics;

•                                          an inability to acquire and finance real estate assets on favorable terms, if at all;

•                                          acts of God, such as earthquakes, floods or other uninsured losses; and

•                                          changes or increases in interest rates and availability of financing.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of any properties we acquire may decline if current market conditions persist or worsen.

In addition, we will be subject to the risks generally incident to the ownership of real estate assets.  These assets may be purchased at a discount from historical cost due to, among other things, substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, the continuing instability in the financial markets has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying assets. This illiquidity has the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of real estate assets. If conditions persist or worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments.

Further, irrespective of the instability the financial markets may have on the return produced by real estate assets, the evolving efforts to correct the instability make the valuation of these assets highly unpredictable. The fluctuation in market conditions makes judging the future performance of these assets difficult. There is a risk that the real estate assets we acquire may decline in value, which may materially affect our ability to pay distributions.

We will depend on tenants for the majority of our revenue from real property investments, and lease terminations or the exercise of any co-tenancy rights will adversely affect our operations.

Any defaults on lease payment obligations by a tenant will cause us to lose the revenue associated with the relevant lease.  If these defaults become significant, we will be forced to use other funds to make payments on the mortgage indebtedness secured by the impacted property to prevent a foreclosure action.  If a tenant defaults, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.  In addition, if a tenant at a single-user facility, which has been designed or built primarily for a particular tenant or a specific type of use, fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant, if at all, without making substantial capital improvements or incurring other significant re-leasing costs.

Further, with respect to any retail properties we acquire, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease.

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

Recent economic conditions may cause tenants of the properties that we acquire to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. The retail sector in particular has been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets and increasing competition from discount retailers, outlet malls, internet retailers and other online businesses. We cannot provide assurance that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results are likely to be impacted by economic changes affecting the real estate markets in that area.  Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

Inflation may adversely affect our financial condition and results of operations.

Increases in the rate of inflation may adversely affect our net operating income from leases with stated rent increases or limits on the tenant’s obligation to pay its share of operating expenses, which could be lower than the increase in inflation at any given time.  Inflation could also have an adverse effect on consumer spending, which may impact our tenants’ sales and, with respect to those leases including percentage rent clauses, our average rents.

We may be restricted from re-leasing space at our retail properties.

In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Our real estate investments may include single-tenant properties that may be difficult to sell or re-lease upon tenant defaults  or early lease.

We may acquire freestanding single-tenant net-leased properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. Moreover, as the current lease nears expiration, it may be difficult to sell the property on terms and conditions that we consider favorable, if at all.  In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our Business Manager and Real Estate Managers in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties.  We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on real property.  Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

Short-term leases may expose us to the effects of declining market rent.

Certain types of the properties we own, such as multi-family properties, typically have short term leases with tenants.  There is no assurance that we will be able to renew these leases as they expire or attract replacement tenants on comparable terms, if at all.

We will not own or control the land in any ground lease properties that we may acquire.

We may acquire property on land owned by a governmental entity or other third party, while we own a leasehold, permit, or similar interest. This means that while we have a right to use the property, we do not retain fee ownership in the underlying land. Accordingly, we will have no economic interest in the land or building at the expiration of the ground lease or permit. As a result, we will not share in any increase in value of the land associated with the underlying property. Further, because we do not control the underlying land, the lessor could take certain actions to disrupt our rights in the property or our tenants’ operation of the properties or the case of a governmental entity, take the property in an eminent domain proceeding.

We may be unable to sell assets if or when we decide to do so.

Qualifying as a REIT and avoiding registration under the Investment Company Act as well as many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type, may limit our ability to sell real estate assets. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller. The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy. In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself. The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions. The transaction also may be recharacterized as a joint venture. In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property.

Operating expenses may increase in the future and to the extent these increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. There is no guarantee that we will be able to pass these increases on to our tenants. To the extent these increases cannot be passed on to our tenants, any increases would cause our cash flow and our operating results to decrease.

We will depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, will be fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

An increase in real estate taxes may decrease our income from properties.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes will increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through the tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions.

Potential development and construction delays and resulting increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in these properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities or community groups and the developers’ ability to complete the property in conformity with plans, specifications, budgeted costs and timetables. If a developer fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A developer’s performance may also be affected or delayed by conditions beyond the developer’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to developers before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire these properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into a contract with the development company even if at the time we enter into the contract we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•                                          the development company fails to develop the property;

•                                          all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•                                          we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

 The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

 The seller of a property often sells the property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

The nature of the activities at certain properties we may acquire will expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims.   These policies may or may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot provide any assurance that we will have adequate coverage for these losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot provide any assurance that we will be able to fund any uninsured losses.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations.  Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties.  These laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.   The cost of removing or remediating could be substantial.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use the property as collateral for borrowing.

Environmental laws and regulations also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures by us.  Environmental laws and regulations provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.  Compliance with new or more stringent laws or regulations or stricter interpretations of existing laws may require material expenditures by us.  For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions.  Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management.  These requirements could increase the costs of maintaining or improving our existing properties or developing new properties.

We may acquire properties in regions that are particularly susceptible to natural disasters.

We may acquire properties located in geographical areas that are regularly impacted by severe storms, such as hurricanes or tornados, or other natural disasters such as flooding or earthquakes.   In addition, according to some experts, global climate change could result in heightened severe weather, thus further impacting these geographical areas.  Natural disasters in these areas may cause damage to our properties beyond the scope of our insurance coverage, thus requiring us to make substantial expenditures to repair these properties and resulting in a loss of revenues from these properties.  Any properties located near either coast will be exposed to more severe weather than properties located inland.  Elements such as salt water and humidity in these areas can increase or accelerate wear on the properties’ weatherproofing and mechanical, electrical and other systems, and cause mold issues over time. As a result, we may incur additional operating costs and expenditures for capital improvements at properties that we acquire in these areas.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise.

We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

Our properties will generally be subject to the Americans With Disabilities Act of 1990, as amended, which we refer to as the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. In addition, with respect to any apartment properties, we also must comply with the Fair Housing Amendment Act of 1988, or FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.

The requirements of the Disabilities Act or FHAA could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act and the FHAA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with these laws. However, we cannot provide assurance that we will be able to acquire properties or allocate responsibilities in this manner. We may incur significant costs to comply with these laws.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

We may acquire properties located in areas that are susceptible to attack. In addition, any kind of terrorist activity, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on our operations. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. Any terrorist incident may, for example, deter people from traveling, which could affect the ability of some of our properties to generate operating income and therefore our ability to pay distributions. Additionally, increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (1) the lease transfers ownership of the property to the lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the non-cancellable lease term is more than 75% of the useful life of the asset; or (4) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board (the “FASB”) and the International Accounting Standards Board (the “IASB”) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively, the “Boards”) issued an Exposure Draft on August 17, 2010 (the “Exposure Draft”), which proposed substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation would be recorded on the tenant’s balance sheet for all lease arrangements if the standard is finalized as currently proposed. In addition, the Exposure Draft would impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.

Subsequent to the Exposure Draft, the Boards have deliberated and have made further significant revisions to certain proposals in their Exposure Draft.  The Boards plan to continue deliberations.  The Boards have decided to reconsider their proposed lease accounting standard and plan to publish a revised Exposure Draft during the first half of 2012.  A final lease standard likely will not be issued until the second half of 2012.

Risks Associated with Investments in Securities

Through owning real estate-related equity securities, we will be subject to the risks impacting each entity’s assets.

We intend to invest in real estate-related securities. Equity securities are always unsecured and subordinated to other obligations of the issuer. Investments in real estate-related equity securities are subject to numerous risks including: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from, among other things, changes in prevailing interest rates in the overall market or related to a specific issuer, as well as changing investor perceptions of the market as a whole, REIT or real estate securities in particular or the specific issuer in question; (3) subordination to the liabilities of the issuer; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service obligations or to pay distributions; and (5) with respect to investments in real estate-related preferred equity securities, the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities. In addition, investments in real estate-related securities involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed herein.  Investing in real estate-related securities will expose our results of operations and financial condition to the factors impacting the trading prices of publicly-traded entities.

Recent market conditions and the risk of continued market deterioration may reduce the value of any real estate related securities in which we may invest.

Mortgage loans experienced increasing rates of delinquency, foreclosure and loss during the recent dislocations in the world credit markets. These and other related events significantly impacted the capital markets associated not only with mortgage-backed securities, asset-backed securities and collateralized debt obligations, but also with the world credit and financial markets as a whole. Investing significant amounts in real estate related securities, including CMBS, will expose our results of operations and financial condition to the volatility of the credit markets.

Because there may be significant uncertainty in the valuation of, or in the stability of the value of, certain securities holdings, the fair values of these investments might not reflect the prices that we would obtain if we sold these investments. Furthermore, these investments are subject to rapid changes in value caused by sudden developments that could have a material adverse affect on the value of these investments.

To the extent that these volatile market conditions persist or deteriorate, they may negatively impact our ability to both acquire and potentially sell our real estate related securities holdings at a price and on terms acceptable to us, and we may be required to recognize impairment charges or unrealized losses.

The CMBS in which we invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support designed to reduce credit risk may not be effective due, for example, to defaults by third party guarantors.

CMBS are also subject to several risks created through the securitization process. Generally, CMBS are issued in classes or tranches similar to mortgage loans. To the extent that we invest in a subordinate class or tranche, we will be paid interest only to the extent that there are funds available after paying the senior class. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may prove to be inaccurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating may suggest, all of which may cause the returns on any CMBS investment to be less than anticipated.

Risks Associated with Debt Financing

Continued disruptions in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

The domestic and international commercial real estate debt markets continue to be very volatile as a result of, among other things, the tightening of underwriting standards by lenders and credit rating agencies. This is resulting in less availability of credit and increasing costs for what is available.  If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

Further, economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values the real estate assets we acquire and in the collateral securing any loan investments we may make, which could have various negative impacts.  Specifically, the value of collateral securing any loan investment we may make could decrease below the outstanding principal amounts of such loans, requiring us to pledge more collateral.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

We may, in some instances, acquire properties by assuming existing financing or borrowing new monies. We may also borrow money for other purposes to, among other things, satisfy the requirement that we distribute at least 90% of our  “REIT annual taxable income,” subject to certain adjustments to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Over the long term, however, payments required on any amounts we borrow reduce the funds available for, among other things, acquisitions, capital expenditures for existing properties or distributions to our stockholders because cash otherwise available for these purposes is used to pay principal and interest on this debt.

Defaults on loans secured by a property or properties we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender. For tax purposes, a foreclosure is treated as a sale of the property or properties for a purchase price equal to the outstanding balance of the debt secured by the property or properties. If the outstanding balance of the debt exceeds our tax basis in the property or properties, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate properties. In these cases, we will likely be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates. Increases in interest rates will increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you.  Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

 We may enter into mortgage indebtedness that does not require us to pay principal for all or a portion of the life of the debt instrument. During the period when no principal payments are required, the amount of each scheduled payment is less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan is not reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal required during this period. After the interest-only period, we may be required either to make scheduled payments of principal and interest or to make a lump-sum or “balloon” payment at or prior to maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan if we do not have funds available or are unable to refinance the obligation.

Lenders may restrict certain aspects of our operations.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

The terms of any loan that we may enter into may preclude us from pre-paying the principal amount of the loan or could restrict us from selling or otherwise disposing of or refinancing properties. For example, lock-out provisions may prohibit us from reducing the outstanding indebtedness secured by any of our properties, refinancing this indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness secured by our properties. Lock-out provisions could impair our ability to take other actions during the lock-out period. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.

From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.  There is no assurance that our hedging strategy will achieve our objectives.  We may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.  As a result of the global credit crisis, there is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a counterparty that holds collateral that we post in connection with an interest rate swap agreement could result in the loss of that collateral.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We expect to finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.

The total amount we may borrow is limited by our charter.

Our charter generally limits the total amount we may borrow to 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, unless our board of directors (including a majority of our independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. This limit could adversely affect our business, including:

•                                          limiting our ability to purchase real estate assets;

•                                          causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•                                          causing operational problems if there are cash flow shortfalls for working capital purposes; and

•                                          causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

Risks Related to Conflicts of Interest

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and our Real Estate Managers.

We do not have any employees and will rely on persons performing services for our Business Manager and Real Estate Managers and their affiliates to manage our day-to-day operations. Some of these persons, including Ms. Gujral, Ms. Armenta, Ms. Matlin, Ms. Foust, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, also provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and assets and the business and assets of IREIC, its affiliates and the other entities formed and organized by IREIC. In addition, if another investment program sponsored by IREIC decides to internalize its management functions in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Managers, and if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC was negotiated at arm’s-length.  These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties.

Our Business Manager and its affiliates will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

We will pay significant fees to our Business Manager, Real Estate Managers and other affiliates of IREIC for services provided to us.  Our Business Manager will receive fees based on the aggregate book value, including acquired intangibles, of our invested assets, the contract purchase price of our assets and on the gross consideration we receive from selling our assets.  Further, our Real Estate Managers will receive fees based on the gross income from properties under management and may also receive market-based leasing and construction management fees.  Other parties related to, or affiliated with, our Business Manager or Real Estate Managers, including Inland Securities Corporation, may also receive fees or cost reimbursements from us.  These compensation arrangements may cause these entities to take or not take certain actions.  For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; or (2) retain instead of sell assets, even if our stockholders may be better served by sale or other disposition of the assets.  Further, the fact that we will pay the Business Manager an acquisition fee based on the contract purchase price of an asset may incentivize our Business Manager to cause us to pay a higher price for an asset than we otherwise would, or to purchase assets that may not otherwise be in our best interests.  Ultimately, the interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We will rely, in part, on an entity affiliated with IREIC to identify real estate assets.

We will rely, in part, on IREA to identify real estate assets for us to acquire.  IREA provides this service to other programs organized by IREIC.  These entities have, in some cases, rights of first refusal or other pre-emptive rights to the properties that IREA identifies.  Our right to acquire properties identified by IREA will be subject to the exercise of any prior rights vested in these entities.  We may not, therefore, be presented with opportunities to acquire properties that we otherwise would be interested in acquiring.  See “Conflicts of Interest — Dedicated Acquisitions Staff” for additional discussion regarding the rights vested in other IREIC-sponsored entities.

We compete with other programs previously sponsored by IREIC or IPCC for certain properties and other real estate-related investments.

Our Business Manager has the authority, subject to the direction an approval of our board, to make all of our investment decisions.  As described above, certain persons performing services for our Business Manager also provide services to other IREIC- or IPCC-sponsored programs.  We may compete with these programs for opportunities to acquire, finance or sell certain types of real estate assets.  Our Business Manager may choose an asset that provides lower returns to us than an asset purchased by another IREIC- or IPCC-sponsored program. In the event these conflicts arise, we cannot assure you that the persons performing services for us have acted in our best interest.  Further, certain of these programs own and manage properties in the geographical areas in which we expect to own properties. Therefore, our properties may compete for tenants with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Managers may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation is an affiliate of IREIC and is not, therefore, independent. Thus, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities has been negotiated at arm’s length.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Our legal counsel also serves as the legal counsel to Inland Securities Corporation. Under applicable legal ethics rules, our counsel may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Risks Related to Our Corporate Structure

Our rights, and the rights of our stockholders, to recover claims against our officers, directors, Business Manager and Real Estate Managers are limited.

Under our charter, no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law permits the limitation of the liability of directors and officers of a corporation and we may generally indemnify our directors, officers, employees, Business Manager, Real Estate Managers and their respective affiliates for any losses or liabilities suffered by any of them as long as: (1) the directors have determined in good faith that the course of conduct that caused the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), officers, employees, Business Manager, the Real Estate Managers or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.  As a result, we and our stockholders may have more limited rights against our directors, officers and employees, our Business Manager, the Real Estate Managers and their respective affiliates, than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by our directors, officers and employees or our Business Manager and the Real Estate Managers and their respective affiliates in some cases.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to protect themselves from unsolicited proposals or offers to acquire the company by electing to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•                                          staggering the board of directors into three classes;

•                                          requiring a two-thirds vote of stockholders to remove directors;

•                                          providing that only the board can fix the size of the board;

•                                          providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•                                          requiring that special stockholders meetings be called only by holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares.  Our charter does not prohibit our board from opting into any of the above provisions.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•                                          80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•                                          two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our directors have adopted a resolution exempting any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Real Estate Managers, from the provisions of this law.

Our charter places limits on the amount of common stock that any person may own without the prior approval of our board of directors.

No more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year (other than the first taxable year for which an election to be a REIT has been made). Our charter prohibits any persons or groups from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to issue up to 40,000,000 shares of preferred stock without stockholder approval. Further, our board may classify or reclassify any unissued shares of common or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Federal Income Tax Risks

If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

In connection with this offering, Shefsky & Froelich Ltd. has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 20[    ] and that our proposed method of operations, as described in this prospectus, will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 20[    ].  In providing its opinion, Shefsky & Froelich Ltd. has relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us.  These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations.  Shefsky & Froelich Ltd. has not independently verified, and will not verify, these facts.  Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code, the results of which have not been, and will not be, reviewed by Shefsky & Froelich Ltd. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.  Qualification as a REIT involves the application of highly technical and complex rules related to, among other things, the composition of our assets, the income generated by those assets and distributions paid to our stockholders. There are limited judicial or administrative interpretations regarding these rules. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

If we were to fail to qualify as a REIT, without the benefit of certain relief provisions, in any taxable year:

•                                          we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•                                          we would be subject to federal (including any applicable alternative minimum tax) and state income tax on our taxable income at regular corporate rates;

•                                          we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•                                          we would have less cash to pay distributions to stockholders; and

•                                          we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

In addition, if we were to fail to qualify as a REIT, we would not be required to pay distributions to stockholders, and all distributions to stockholders that we did pay would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits.  This means that, under current law, which is subject to change, our U.S. stockholders who are taxed as individuals would be taxed on our dividends at long-term capital gains rates through 2012 and that our corporate stockholders would be entitled to the dividends received deduction with respect to such dividends, subject, in each case, to applicable limitations under the Code.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends, or, for tax years beginning before January 1, 2013, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may: (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us; (2) be designated by us, for taxable years beginning before January 1, 2013, as qualified dividend income generally to the extent they are attributable to dividends we receive from any taxable REIT subsidiaries or certain other corporations in which we own shares of stock; or (3) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.  Distributions that exceed our current and accumulated earnings and profits and a stockholder’s basis in our common stock generally will be taxable as capital gain.

If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

 Temporary investment of the net proceeds from this offering in securities and income from these investments generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. In order to satisfy these requirements, we may invest in one or more assets on terms and conditions that are not otherwise favorable to us, which ultimately could materially and adversely affect our financial condition and operating results.  Alternatively, if we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within the one-year period, we could fail to satisfy one or more of the gross income or asset tests and we could be limited to investing all or a portion of any remaining funds in cash or certain cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our taxable income, subject to certain adjustments and excluding any net capital gain. At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to make these distributions and maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from: (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (2) the effect of non-deductible capital expenditures; (3) the creation of reserves; or (4) required debt amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Further, if we are unable to borrow funds when needed for this purpose, we would have to find alternative sources of funding or risk losing our status as a REIT.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

The requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income is determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents.  Guidance from the Internal Revenue Service generally permits a discount in the price paid for stock purchased under a distribution reinvestment plan of up to 5% of the value of the stock without creating a preferential dividend. Currently, however, there is uncertainty as to the Internal Revenue Service’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the Internal Revenue Service were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution requirement, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax; however there is no assurance that we will be able to qualify for the safe harbor.  Even if we do not hold property for sale in the ordinary course of a trade or business, there is no assurance that our position will not be challenged by the Internal Revenue Service, especially if we make frequent sales or sales of property in which we have short holding periods.

Certain of our business activities are potentially subject to the prohibited transaction tax.

 Our ability to dispose of property during the first two years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Determining whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We cannot provide assurance that any particular property we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income from real estate and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the 75% and 95% gross income tests required for REIT qualification. If the aggregate of non-qualifying income under the 95% gross income test in any taxable year ever exceeded 5% of our gross revenues for the taxable year or non-qualifying income under the 75% gross income test in any taxable year ever exceeded 25% of our gross revenues for the taxable year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, certain government securities and qualified real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than qualified government securities, qualified real estate assets and taxable REIT subsidiaries) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than qualified government securities, qualified real estate assets and taxable REIT subsidiaries) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets may be securities (including securities issued by our taxable REIT subsidiaries), excluding government securities, stock issued by our qualified REIT subsidiaries and other securities that qualify as REIT real estate assets. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within thirty days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

If we enter into sale-leaseback transactions, we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we could fail to satisfy the REIT qualification “asset tests” or “income tests.”  Alternatively, the amount of our REIT taxable income could be recalculated which could also cause us to fail to meet the distribution requirement for a taxable year.  Failure to satisfy “asset tests,” “income tests” or the distribution requirement could cause us to lose our REIT status effective with the year of recharacterization, subject to certain cure provisions in the Code (which could require payment of a penalty to the Internal Revenue Service).

Our ability to dispose of some of our properties may be constrained by their tax attributes.

 Federal tax laws may limit our ability to sell properties and this may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions may reduce our ability to respond to changes in the performance of our investments.

 Our ability to dispose of some of our properties is constrained by their tax attributes. Properties which we own for a significant period of time often have low tax bases. If we dispose of low-basis properties outright in taxable transactions, we may recognize a significant amount of taxable gain that we must distribute to our stockholders in order to avoid tax, and potentially if the gain does not qualify as a net capital gain, in order to meet the minimum distribution requirements of the Code for REITs, which in turn would impact our cash flow. To dispose of low basis or tax-protected properties efficiently we may use like-kind exchanges, which qualify for non-recognition of taxable gain, but can be difficult to consummate and result in the property for which the disposed assets are exchanged inheriting their low tax bases and other tax attributes (including tax protection covenants).

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the fair market value of the share of our common stock that you receive in lieu of cash distributions. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability.

In certain circumstances, we may be subject to federal, state and local income taxes as a REIT.

Even if we qualify and maintain our status as a REIT, we may become subject to federal, state and local income taxes.  For example:

•                                          We will be subject to tax on any undistributed income.  We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year plus amounts retained for which federal income tax was paid are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•                                          If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•                                          If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•                                          We will be subject to a 100% penalty tax on certain amounts if the economic arrangements of our tenants, our taxable REIT subsidiaries and us are not comparable to similar arrangements among unrelated parties.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk with respect to borrowings to be made to acquire or carry real estate assets generally will not constitute gross income for purposes of the 75%  and 95% income requirements applicable to REITs.  In addition, any income from certain other qualified hedging transactions would generally not constitute gross income for purposes of both the 75% and 95% income tests.  However, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Legislative or regulatory action could adversely affect investors.

Changes to the tax laws are likely to occur, and these changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

The maximum tax rate on qualified dividends paid by corporations to individuals is 15% through 2012. REIT dividends, however, generally do not constitute qualified dividends and consequently are not eligible for the current reduced tax rates. Therefore, our stockholders will pay federal income tax on distributions out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend) at the applicable “ordinary income” rate, the maximum of which is 35% through 2012.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Future legislation might result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Retirement Plan Risks

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock: is subject to the “plan assets” rules under ERISA and the Code; satisfies the fiduciary standards of care established under ERISA; is subject to the unrelated business taxation rules under Section 511 of the Code; and constitutes a prohibited transaction under ERISA or the Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading “Risk Factors” above. We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

SELECTED FINANCIAL DATA

We are a newly-formed entity without any operating history.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto appearing elsewhere in this prospectus.

CAPITALIZATION

The following table sets forth our historical capitalization as of August 31, 2011 and our pro forma capitalization as of August 31, 2011 as adjusted to give effect to the sale of the minimum offering of 200,000 shares of common stock and the application of the estimated proceeds therefrom as described in “Estimated Use of Proceeds.”  We sold 20,000 shares to IREIC for an aggregate purchase price of $200,000 in connection with our formation.  The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

	August 31, 2011
	Historical	Pro Forma
Debt:
Mortgage Notes Payable	$—	$—
Stockholders’ Equity:
Preferred stock, $0.001 par value per share, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value per share, 1,460,000,000 shares authorized, 20,000 shares issued and outstanding historical; 220,000 shares issued and outstanding pro forma	20	220
Additional Paid-in Capital	$199,980	$2,199,780
Retained Earnings Deficit	$(2,991)	$(2,991)
TOTAL STOCKHOLDERS’ EQUITY:	$197,009	$2,197,009
TOTAL CAPITALIZATION:	$197,009	$2,197,009

COMPENSATION TABLE

The following tables describe the compensation we expect to pay to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.  Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs.  Each determination will be reflected in the minutes of our board of directors meetings.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)
Offering Stage

Selling Commissions — Inland Securities Corporation and Participating Soliciting Dealers (1)(2)(3)

We will pay Inland Securities a selling commission equal to 7% of the sale price for each share sold in the “best efforts” offering, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution - Compensation We Pay for the Sale of Our Shares.” Inland Securities anticipates reallowing the full amount of the selling commissions to participating soliciting dealers.

$140,000 / $105,000,000 (assumes no special sales)

Marketing Contribution — Inland Securities Corporation and Participating Soliciting Dealers (1)(2)(3)

We will pay Inland Securities a fee for marketing the shares in connection with this offering, which includes coordinating the marketing of the shares with any participating soliciting dealers, in an amount equal to 3% of the gross offering proceeds from shares sold in the “best efforts” offering. Inland Securities may reallow up to 1.5% of this marketing contribution to participating soliciting dealers. We will not pay the marketing contribution in connection with any special sales, except those receiving volume discounts and those described in “Plan of Distribution — Volume Discounts.”

$60,000 / $45,000,000 (assumes no special sales)

Itemized and Detailed Due Diligence Expenses — Inland Securities Corporation and Participating Soliciting Dealers (3)

We will reimburse Inland Securities and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.

$10,000 / $7,500,000 (assumes all expenses are reimbursed from issuer costs and no special sales; if these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

Issuer Costs — IREIC, its Affiliates and Third Parties (3)

We will reimburse IREIC, its affiliates and third parties for any issuer costs that they pay on our behalf, including any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution, in an amount not to exceed 1.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering. Our Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.

$30,000 / $22,500,000

Acquisition and Operations Stage (4)

Acquisition Fees — our Business Manager

We will pay our Business Manager or its affiliates a fee equal to 1.5% of the “contract purchase price” of each real estate asset (excluding marketable securities) we acquire, including any incremental interest therein, including by way of exchanging a debt interest for an equity interest (excluding the contribution of an asset owned, directly or indirectly, by us to a joint venture) or developing, constructing, renovating, or otherwise physically improving an asset, including but not limited to major tenant upgrades, whether pursuant to allowances, concessions or rent abatements provided for at the time the property is acquired. In the case of an asset acquired through a joint venture, the acquisition fee payable will be proportionate to our ownership interest in the venture.

For the purpose of calculating acquisition fees, the “contract purchase price” will be equal to the amount of monies or other consideration paid or contributed by us either to acquire, directly or indirectly, any real estate asset or an incremental interest in the real estate asset, and including, without duplication, any indebtedness for money borrowed to finance the purchase, indebtedness secured by the real estate asset, which is assumed, or indebtedness that is refinanced or restructured, all in connection with the acquisition, and which is or will be secured by the asset at the time of the acquisition or to develop, construct, renovate or otherwise improve that real estate asset. The contract purchase price will exclude acquisition fees and acquisition expenses.

$26,029 / $19,522,059 (assumes no borrowings)

$57,843 / $43,382,352 (assumes aggregate borrowings equivalent to a 55% loan-to-asset value ratio, consistent with our borrowing policy)

$104,118 / $78,088,235 (assumes aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

Acquisition Expenses — our Business Manager, Real Estate Managers and their Affiliates

We will reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimburseable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. We will not reimburse acquisition expenses in connection with an investment in marketable securities, except that we may reimburse expenses incurred on our behalf and payable to a third party, such as third-party brokerage commissions.

We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in sponsoring five other REIT programs. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired.

$8,676 / $6,507,353 (assumes no borrowings)

$19,281 / $14,460,784 (assumes aggregate borrowings equivalent to a 55% loan-to-asset value ratio, consistent with our borrowing policy)

$34,706 / $26,029,412 (assuming aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter)

Business Management Fees — our Business Manager

We will pay our Business Manager an annual base business management fee equal to up to 0.65% of our “average invested assets,” payable quarterly in an amount equal to 0.1625% of our average invested assets as of the last day of the immediately preceding quarter; provided, that our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be deferred, waived permanently or accrued, without interest, to be paid at a later point in time. We will pay the base business management fee for services provided or arranged by our Business Manager, such as managing our day-to-day

Not determinable at this time. The actual amount of the base business management fee will depend on the carrying value of our assets and the actual amount of the 1.5% disposition fee will depend on numerous variables.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our properties and providing other services as our board deems appropriate.

We will also pay the Business Manager (or its successor or designee) a disposition fee in an amount equal to 1.5% of the “gross consideration” in connection with: (a) the sale of any real estate asset or assets (excluding our investments in marketable securities), in which the net sales proceeds resulting from the sale are specifically identified and distributed to stockholders; (b) a listing of our shares, or the shares of any subsidiary, on a national securities exchange; or (c) a merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of the acquiror; provided, that if any of the events triggering payment of the disposition fee occurs in connection with an internalization in which we are acquiring our Business Manager and Real Estate Managers, in no event will the aggregate amount of the disposition fee and the aggregate purchase price we will pay to acquire our Business Manager and Real Estate Managers (or their successors or designees) exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction(s), giving effect to any asset acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction(s) and excluding the effect of the applicable transaction(s). We will pay this fee for services performed by our Business, including assisting the board of directors in evaluating these transaction(s), investigating, selecting and conducting relationships with experts, investment banking firms and potential acquirors and performing due diligence in connection with potential disposition events.

“Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

these values at the end of each month during the relevant calendar quarter.

“Gross consideration” means: (a) in the case of the sale of any real estate asset or assets, the amount of net sales proceeds specifically identified and distributed to stockholders; (b) in the case of a listing of our shares, or the shares of any subsidiary, on a national securities exchange, the market value calculated by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing; or (c) in the case of a merger, reorganization, business combination, share exchange or acquisition, the market value of the other entity’s securities, if listed, or the gross consideration as reflected in the documents governing the transaction.

Separate and distinct from any business management fees, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons performing services for Business Manager or its affiliates on our behalf for us, except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates. For these purposes, secretary will not be considered an “executive officer.”

Real Estate Management Fees, Leasing Fees and Construction Management Fees — our Real Estate Managers

We will pay the Real Estate Managers a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property managed directly by the Real Estate Managers or their affiliates, and up to 3.9% of the gross income from any other type of property managed directly by the Real Estate Managers or their affiliates. Each Real Estate Manager will determine, in its sole discretion, the amount of the fee payable in connection with a particular property, subject to these limits. For each property that is managed directly by one of our Real Estate Managers or its affiliates, we will pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. If we engage our Real Estate Managers to provide construction management services for a property, we also will pay a separate construction

The actual amount will depend on the gross income generated by properties managed by our Real Estate Managers and its affiliates, and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

We also will reimburse the Real Estate Managers and their affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Managers and their affiliates (excluding the executive officers of the Real Estate Managers). See “Management — Real Estate Management Agreements” for more information about the services provided or arranged by our Real Estate Managers.

Expense Reimbursement — IREIC, our Business Manager and their Affiliates

We will reimburse IREIC, our Business Manager and their respective affiliates, including the ancillary service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates). Expenses include, but are not limited to: expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event or business combination; taxes and assessments on income or real property and taxes; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices. See “Management — The Business Management Agreement — Ancillary Agreements” for a description of how we may reimburse these service providers.

The actual amount will depend on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

Liquidation Stage

Real Estate Sales Commission — our Business Manager

For substantial assistance in connection with the sale of properties, we will pay our Business Manager or its affiliates a real estate sales commission equal to up to one-half of the customary commission which would be paid to a third party broker for the sale of a comparable property, provided that the amount may not exceed 3% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or other substantial services performed by in connection with a sale.

The actual amounts to be received will depend upon the contract sales price of our properties and the customary commissions paid to third party brokers and, therefore, cannot be determined at the present time.

If our Business Manager or its affiliates receives a real estate commission, it will be in addition to the 1.5% disposition fee that will be payable to our Business Manager, as described under the heading “Operational Stage — Business Management Fees” in this table.

Subordinated Incentive Fee — our Business Manager

Upon a “triggering event,” we will pay our Business Manager a fee equal to 10% of the amount by which: (1) the “liquidity amount” (as defined below) exceeds (2) the “aggregate invested capital,” less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them a 8% per annum cumulative, pre-tax non-compounded return on aggregate invested capital. If we have not satisfied this return threshold, at the time of the applicable triggering event, the fee will be paid at the time that we have satisfied the return requirements.

The actual amount will depend on numerous variables and cannot be determined at the present time.

As used herein, a “triggering event” means any sale of assets (excluding the sale of marketable securities), in which the net sales proceeds are specifically identified and distributed to our stockholders, or any liquidity event, such as a listing or any merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange. “Aggregate invested capital” means the aggregate original issue price paid for the shares of our common stock, before reduction for organization and offering expenses, reduced by any distribution of sale or financing proceeds.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Minimum Offering (200,000 shares) / Maximum Offering (150,000,000 shares)

For purposes of this subordinated incentive fee, the “liquidity amount” will be calculated as follows:

•

In the case of the sale of our assets, the net sales proceeds realized by us from the sale of assets since inception and distributed to stockholders plus the total amount of any other distributions paid by us from inception until the date that the liquidity amount is determined.

•

In the case of a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares, the “market value” of the applicable shares, plus the total distributions paid by us from inception until the date that the liquidity amount is determined. “Market value” means the value determined as follows: (1) in the case of the listing of our shares, or the common stock of our subsidiary, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing; or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing. In addition, any cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2).

(1)                                  In no event will the amount of underwriting compensation we pay to FINRA members exceed FINRA’s 10% cap on underwriting compensation. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.  In connection with the minimum offering and FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA’s 10% cap. Also, our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

(2)                                  Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase shares net of sales commissions and the marketing contribution for $9.00 per share.  Each soliciting dealer and their respective directors, officers, employees or affiliates may purchase shares net of selling commissions for $9.30 per share.

(3)                                  We will not pay selling commissions or the marketing contribution or reimburse due diligence expenses or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.

(4)                                  For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: (i) 2% of our average invested assets for that fiscal year; or (ii) 25% of our net income for that fiscal year.  For these purposes, items such as organization and offering expenses, property-level expenses (including any fees payable under our agreements with the Real Estate Managers), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to our Business Manager, acquisition fees and expenses, commissions payable on the sale of properties and any other expenses incurred in connection with acquiring, disposing (including any disposition fee payable in respect of real estate assets) and owning real estate assets are excluded from the definition of total operating expenses.

We define “net income” as total revenues less expenses, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and acquisition expenses to the extent not capitalized, and excluding any gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or “NASAA,” but is not in accordance with GAAP. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA guidelines.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds.  The estimates may not accurately reflect the actual receipt or application of the offering proceeds.  The first scenario assumes we sell the minimum of 200,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The second scenario assumes we sell the maximum of 150,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  We have not given effect to any special sales or volume discounts which could reduce selling commissions but not the net proceeds we would realize from the sale, under either scenario.  In addition, we will not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%
Less Organization and Offering Expenses:
Selling Commissions	$140,000	7.0%	$105,000,000	7.0%
Marketing Contribution(1)	$60,000	3.0%	$45,000,000	3.0%
Issuer Costs(1)(2)	$30,000	1.5%	$22,500,000	1.5%
TOTAL EXPENSES(3):	$230,000	11.5%	$172,500,000	11.5%
Net Offering Proceeds	$1,770,000	88.5%	$1,327,500,000	88.5%
Less:
Acquisition Fees(4)(5)	$26,029	1.3%	$19,522,059	1.3%
Acquisition Expenses(5)(6)	$8,676	0.4%	$6,507,353	0.4%
NET PROCEEDS AVAILABLE FOR INVESTMENT(7):	$1,735,295	86.8%	$1,301,470,588	86.8%

(1)                                  We will reimburse Inland Securities and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering.  These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.  If these expenses are reimbursed from issuer costs, we will pay $7.5 million in the aggregate if we sell the maximum number of 150,000,000 shares in our “best efforts” offering.  If these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us.

(2)                                  Issuer costs will not exceed 1.5% of the gross offering proceeds.  Issuer costs include amounts for SEC registration fees, FINRA filing fees, certain bona fide itemized and detailed due diligence expenses, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)                                  We have voluntarily limited our total organization and offering expenses to 11.5% of the gross offering proceeds.

(4)                                  We will pay our Business Manager or its affiliates a fee equal to 1.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired.  See “Compensation Table” for the definition of “contract purchase price.”  If we sell the maximum amount of shares in our “best efforts” offering, we will pay acquisition fees equal to $43.4 million assuming aggregate borrowings equivalent to a 55% loan-to-asset ratio consistent with our borrowing policy or $78.1 million assuming aggregate borrowings equivalent to a 75% loan-to-asset ratio, which represents the limit set forth in our charter.

(5)                                  For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our “best efforts” offering; however, because the acquisition fees and expenses we will pay or reimburse to our Business Manager are a percentage of the contract purchase price of an investment, the acquisition fees or expenses will be greater than that shown to the extent we also fund acquisitions through the incurrence of debt, retained cash flow from operations, proceeds from the sale of shares under our distribution reinvestment plan or net proceeds from the sale of real estate assets.

(6)                                  We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset (excluding marketable securities) acquired.  This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in sponsoring five other REIT programs.  The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired.  If we sell the maximum amount of shares in our “best efforts” offering, we will reimburse acquisition expenses equal to $14.5 million assuming aggregate borrowings equivalent to a 55% loan-to-asset ratio consistent with our borrowing policy or $26.0 million assuming aggregate borrowings equivalent to a 75% loan-to-asset ratio, which represents the limit set forth in our charter.

(7)                                  Pending the acquisition of real estate assets, we may invest proceeds in cash and short-term, highly liquid investments.   Further, we may use proceeds to fund certain capital expenditures approved at the time of acquisition and principal payments on our indebtedness, as well as to pay operating expenses or to fund reserves.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

During the ten year period ended June 30, 2011, IREIC and its affiliates sponsored four other REITs, ninety-nine real estate exchange private placement limited partnerships and limited liability companies, which altogether have raised more than $16.2 billion from over 370,000 investors in offerings for which Inland Securities has served as dealer manager. During that period, IRRETI, Inland Western, Inland American and Inland Diversified raised approximately $15.2 billion from over 362,000 investors.  These REITs have, or, with respect to IRRETI, had, investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  The monies raised by IREIC-sponsored REITs, including IRC, a REIT previously sponsored by IREIC prior to this ten year period, represent approximately 95% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 95% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

Inland Private Capital Corporation, or “IPCC,” offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial/distribution buildings, shopping centers, office buildings and other retail buildings.

We pay fees to, and reimburse expenses incurred by, Inland Securities and our Business Manager, Real Estate Managers, TIREG and their affiliates, as described in more detail in the section of this prospectus captioned “Prospectus Summary — Compensation Paid to Affiliates of IREIC.”  The other five REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, real estate managers and affiliates, although Inland American and Inland Diversified also may pay oversight fees to their real estate managers.  The private placement programs sponsored by IPCC and IREIC pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing contributions, bona fide due diligence expenses, business management fees and real estate management fees. However, because the business conducted by, and the underlying investment objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The following discussion and the Prior Performance Tables, included in this prospectus as Appendix A, provide information on the prior performance of the real estate programs sponsored by IREIC and IPCC Past performance is not necessarily indicative of future performance.  With respect to the disclosures set forth herein, we have not provided information for IRRETI as of June 30, 2011. On February 27, 2007, all of the outstanding common stock of IRRETI was acquired in a merger with Developers Diversified Realty Corporation (“DDR”).  Pursuant to the merger agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February 2007 in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI following completion of the merger is available.

Summary Information

The following table provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of IRRETI, for the ten year period ending June 30, 2011, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A. With respect to IRRETI, information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager and, where noted, through their respective distribution reinvestment plans. All information regarding the REITs previously sponsored by IREIC is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD ON INVESTMENTS, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Real Estate Corporation as of June 30, 2011 (1)(2)	Inland Retail Real Estate Trust, Inc. as of September 30, 2006	Inland Western Retail Real Estate Trust, Inc. as of June 30, 2011	Inland American Real Estate Trust, Inc. as of June 30, 2011	Inland Diversified Real Estate Trust, Inc. as of June 30, 2011	Inland Private Capital Corporation Private Placement Offerings as of June 30, 2011	Inland Private Placement LLC Offering as of June 30, 2011
Number of programs sponsored	1	1	1	1	1	99	1
Number of public “best efforts” offerings	4	3	2	2	1	0	0
Aggregate amount raised from investors (3)	$747,428,000	2,424,515,000	4,473,652,000	8,526,737,000	418,834,000	1,009,651,000	30,909,202
Approximate aggregate number of investors	22,000	57,600	112,000	187,472	10,689	2,759	447
Number of properties purchased	216 (4)	287	319	999	44	131	14
Aggregate cost of properties	$1,599,841,593	4,138,046,000	8,640,037,000	11,190,554,000	785,897,690	1,941,471,000	56,096,621
Number of mortgages receivable and notes receivable	2	0	2	5	0	0	3
Principal amount of mortgages receivable and notes receivable	$3,215,000	0	8,290,000	34,025,000 (5)	0	0	3,923,000
Number of investments in unconsolidated entities	6	1	4	12	2	0	0
Investment in unconsolidated entities (6)	$86,204,000	22,626,000	31,498,000	552,773,000	154,551	0	0
Investment in securities	13,291,000	19,248,000	36,268,000	279,796,000	7,637,788	3,180,769	3,099,749
Percentage of properties (based on cost) that were:
Commercial—
Retail	71%	89%	76%	27%	85%	28%	10%
Single-user net lease	29%	11%	24%	28%	12%	16%	56%
Nursing homes	0%	0%	0%	0%	0%	0%	0%
Offices	0%	0%	0%	8%	0%	45%	0%
Industrial	0%	0%	0%	3%	0%	11%	10%
Health clubs	0%	0%	0%	0%	0%	0%	0%
Mini-storage	0%	0%	0%	0%	0%	0%	0%
Multi-family residential	0%	0%	0%	8%	3%	0%	22%
Lodging	0%	0%	0%	26%	0%	0%	0%
Total commercial	100%	100%	100%	100%	100%	100%	98%
Land	0%	0%	0%	0%	0%	0%	2%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	36%	39%	37%	13%	19%	29%	30%
Existing construction	64%	61%	63%	87%	81%	71%	70%

Number of properties sold in whole or in part	53 (4)	13	36	18	0	5	2

Number of properties exchanged	0	0	0	0	0	1	0

(1)                           With respect to Inland Real Estate Corporation, or “IRC,” the table provides summary information for the entire duration of the program, from its inception in 1994.  However, any information relating to IRC’s offerings reflects only those public offerings conducted prior to the listing of its shares on the New York Stock Exchange, plus the ongoing issuance of shares under IRC’s distribution reinvestment program.

(2)                           This table does not include any information regarding: (1) the equity offering of IRC’s common shares completed in May 2009; (2) the sale of any shares under the Sales Agency Agreement with BMO Capital Markets Corp.;  (3) the issuance of IRC’s 4.625% convertible senior notes due in 2026; or (4) the issuance of IRC’s 5.0% convertible senior notes due in 2029.  Neither Inland Securities nor any Inland affiliate received any fees in connection with these transactions.  See “—  Publicly Registered REITs — Inland Real Estate Corporation” for additional information regarding these transactions.

(3)                           Includes proceeds from the issuance of shares under each program’s distribution reinvestment plan.

(4)                           IRC’s joint venture with Inland Private Capital Corporation has offered tenant-in-common or Delaware Statutory Trust (together referred to herein as “TIC”) interests in properties to investors in private placements exempt from registration under the Securities Act of 1933, as amended.  Included in the amounts above are all properties purchased for this joint venture.

(5)                           Exclusive of notes receivable discount, impairment and related amortization.

(6)                           These entities are owned by the applicable Inland REIT and other unaffiliated parties in joint ventures. Net income, cash flow from operations and capital transactions for these properties are allocated to the applicable Inland REIT and its joint venture partners in accordance with the respective partnership agreements.   The applicable Inland REIT’s partners manage the day-to-day operations of the properties and hold key management positions.  These entities are not consolidated by the applicable Inland REITs, and the equity method of accounting is used to account for these investments. Under the equity method of accounting, the net equity investment of the applicable Inland REIT and its share of net income or loss from the unconsolidated entity are reflected in the consolidated balance sheets and the consolidated statements of operations.

During the three years ended June 30, 2011, IRC directly purchased two properties and purchased thirty-one properties through its joint ventures, Inland Western purchased five properties, Inland American purchased 116 properties, excluding development properties, and Inland Diversified purchased forty-four properties. During the three years ended September 30, 2006, IRRETI purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-Q annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-Q upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

The information set forth below regarding IRC, Inland Western, Inland American and IRRETI is derived from the reports filed by these entities with the Securities and Exchange Commission under the Exchange Act, including without limitation the Quarterly Report on Form 10-Q for the period ended June 30, 2011 filed by IRC on August 9, 2011 (referred to herein as the “IRC 10-Q”), the Quarterly Report on Form 10-Q for the period ended June 30, 2011 filed by Inland Western on August 8, 2011 (referred to herein as the “Western 10-Q”), the Quarterly Report on Form 10-Q for the period ended June 30, 2011 filed by Inland American on August 12, 2011 (referred to herein as the “American 10-Q”) and the Quarterly Report on Form 10-Q for the period ended June 30, 2011 filed by Inland Diversified on August 12, 2011 (referred to herein as the “Diversified 10-Q”)

Inland Real Estate Corporation is a self-administered REIT formed in May 1994. IRC’s shares have been listed on the New York Stock Exchange under the ticker “IRC” since June 9, 2004. IRC acquires, owns, operates and develops, directly or through its unconsolidated entities, open-air neighborhood, community and power shopping centers and single-tenant retail properties located in the upper Midwest markets.  As of June 30, 2011, the properties owned by IRC were generating sufficient cash flow to pay operating expenses, debt service requirements and current distributions.

As of June 30, 2011, IRC owned interests in 163 investment properties for an aggregate purchase price of approximately $1.6 billion.  These properties were purchased in part with proceeds received from the offerings of shares of its common stock, borrowings secured by its properties, draws on its line of credit or sales proceeds from previous sales of properties.  As of June 30, 2011, IRC had total debt of approximately $834.2 million.  Approximately $498.1million of this debt is secured by its properties.  The remaining $336 million is comprised of an unsecured line of credit and borrowings under a term loan and the face value of IRC convertible notes.

On November 1, 2011, the closing price of the IRC common stock on the New York Stock Exchange was $7.15 per share.

Investor Update.  IRC currently pays monthly distributions.  As stated in the IRC 10-Q, IRC declared monthly cash distributions to stockholders in an amount equal to $0.0475 per common share for the six months ended June 30, 2011.  These distributions were funded from cash flow from operations, distributions from joint ventures and dispositions of properties.  IRC has stated that future distributions will be determined by its board of directors, and that it expects to continue paying distributions to maintain its status as a REIT.

Capital Raise.  Through a total of four public offerings, for which Inland Securities served as dealer manager, the last of which was completed in 1998, IRC sold a total of 51.6 million shares of common stock.  Through June 30, 2011, IRC had issued approximately 17.8 million shares of common stock through its dividend reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program, which was terminated in 2004.    Further, in May 2009, IRC completed an underwritten equity offering of approximately 17.1 million common shares at a price of $6.50 per share.  Net of underwriting fees, the offering generated net proceeds of approximately $106.4 million, excluding offering costs.  On November 10, 2009, IRC entered into a Sales Agency Agreement with BMO Capital Markets Corp. (“BMO”) to offer and sell shares of its common shares having an aggregate offering price of up to $100.0 million from time to time through BMO, acting as sales agent.  As of June 30, 2011, IRC had issued approximately 3.8 million common shares pursuant to the Sales Agency Agreement and generated net proceeds of approximately $31.7 million, after deducting selling commissions paid to BMO.  Approximately $67.5 million remained available for sale under this program.  As a result of all offerings, as of June 30, 2011, IRC had realized total net offering proceeds of approximately $841.9 million.

In addition, in November 2006, IRC issued $180.0 million aggregate principal amount of its 4.625% convertible senior notes due in 2026.  Through this private placement, IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commissions.  Through a tender/exchange offer that expired August 5, 2010, IRC purchased for cash $15.0 million of the $125.0 million aggregate principal amount of outstanding notes, and exchanged $29.2 million of the notes for a new series of 5.0% convertible senior notes due 2029.  As of June 30, 2011, a combined total of $110.0 million in principal remained outstanding.  The earliest date holders of the 4.625% convertible senior notes may require IRC to repurchase their notes in whole or in part is November 15, 2011.

Portfolio Update.  In the IRC 10-Q, IRC reported that the effect of the current economic downturn is continuing to impact many retailers in its portfolio but that it has been able to re-lease much of the space vacated by various “big-box” tenants and is negotiating leases to fill more of these vacancies during 2011.  IRC also reported however, that these new leases are at rates generally lower than the original leases.  During the six months ended June 30, 2011, IRC executed twenty-five new, seventy-four renewal and thirty-eight non-comparable leases (expansion square footage or spaces for which no former tenant was in place for one year or more), aggregating approximately 821,000 square feet.  As of June 30, 2011, eighty-five leases in IRC’s consolidated portfolio, which comprise approximately 512,000 square feet and account for approximately 4.2% of its annualized base rent, were scheduled to expire during the remainder of 2011.

According to the IRC 10-Q, scheduled maturities for IRC’s outstanding mortgage indebtedness had various due dates through June 2021, and approximately $45.4 million of its mortgages payable mature prior to July 2012.  IRC stated in the IRC 10-Q that it will negotiate refinancing the remaining secured debt maturing in 2011 with lenders or will repay the debt using draws on its unsecured line of credit facility.  If IRC’s attempts to refinance are successful, it expects the average rates on the new borrowings will be approximately 50 basis points above average expiring rates.

Certain of IRC’s joint venture commitments require it to invest cash in properties under development.  IRC initially stated that it delayed completion of its development projects from the original 2010 and 2011 completion dates for one to two years due to challenging conditions.  However, according to the IRC 10-Q, there has been minimal activity at these development properties and IRC will not estimate the revised project completion dates until activity resumes.  Accordingly, approximately $13.6 million in development projects will be committed longer than anticipated.  Additionally, IRC stated that it has guaranteed approximately $11.3 million of unconsolidated joint venture debt as of June 30, 2011.  These guarantees are in effect for the entire term of each respective loan.  IRC would be required to make payments related to these guarantees upon the default of any of the provisions in the loan documents, unless the default is otherwise waived.

According to the IRC 10-Q, IRC has deferred certain capital expenditures in recent years in order to conserve capital.  IRC stated that, as a result of significant leasing activity during the last half of 2010, IRC anticipates making significant capital expenditures related to capital improvements, tenant improvements and leasing commissions, and that the capital expenditures will be more than $10.0 million higher than average expended in previous years. During the six months ended June 30, 2011, IRC incurred approximately $16.1 million in costs for tenant improvements, as compared to approximately $6.9 million for the six months ended June 30, 2010.  Also during the six months ended June 30, 2011, IRC incurred approximately $2.6 million in costs for leasing commissions, as compared to approximately $1.4 million for the six months ended June 30, 2010.  The numbers for the three months ended June 30, 2011 were lower than for the three months ended March 31, 2011 due to the timing of payments due under the respective leases.  According to the IRC 10-Q, IRC does not expect this trend to carry forward into future years, but expects to complete these deferred capital projects and the work related to its new leases in 2011.  Although IRC expects to fund these types of projects in the future, it expects the amount of spending on these items will return to levels comparable to years prior to 2011.

Impairments.  IRC’s policies with respect to impairments, and the impairments recorded for the six months ended June 30, 2011 and the year ended December 31, 2010, are explained in more detail below.

Investment Properties.  IRC assesses the carrying values of its investment properties, whenever events or changes in circumstances indicate that the carrying amounts of these investment properties may not be fully recoverable.  Recoverability of the investment properties is measured by comparison of the carrying amount of the investment property to the estimated future undiscounted cash flows.  In order to review its investment properties for recoverability, IRC considers current market conditions, as well as its intent with respect to holding or disposing of the asset.  If IRC’s analysis indicates that the carrying value of the investment property is not recoverable on an undiscounted cash flow basis, it recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.  IRC did not record any impairment losses for the six months ended June 30, 2011 or for the year ended December 31, 2010.

Marketable Securities.  IRC evaluates its securities investments for impairment quarterly.  IRC’s policy for assessing near term recoverability of its “available for sale” securities is to record a charge against net earnings when it determines that a decline in the fair value of a security drops below the cost basis and it believes it to be other than temporary.  At June 30, 2011 and December 31, 2010, investment in securities included approximately $12.3 million and $9.1 million, respectively, of perpetual preferred securities and common securities classified as available-for-sale securities, which are recorded at fair value and $1.0 million in each period of preferred securities not classified as available-for-sale securities and therefore, recorded at cost.  IRC determined that these securities should be held at cost because the fair value is not readily determinable and there is no active market for these securities.  No impairment losses were required or recorded for the six months ended June 30, 2011 or the year ended December 31, 2010. During the six months ended June 30, 2011 and the year ended December 31, 2010, IRC realized gains on sales of securities equal to approximately $1.2 million and $2.3 million, respectively.

Joint Ventures. If circumstances indicate a potential loss in value of an equity method investment, IRC evaluates the investment for impairment by estimating its ability to recover its investments from future expected cash flows. If IRC determines the loss in value is other than temporary, it will recognize an impairment charge to reflect the investment at fair value.  During the six months ended June 30, 2011, the total impairment losses recorded by IRC’s unconsolidated joint ventures were approximately $17.4 million, at the joint venture level, and IRC’s pro rata share of these losses was approximately $7.8 million.  During the year ended December 31, 2010, the total impairment losses recorded by IRC’s unconsolidated joint ventures were approximately $5.6 million, at the joint venture level, and IRC’s pro rata share of these losses was approximately $2.5 million.  In addition, during the six months ended June 30, 2011, and the year ended December 31, 2010, IRC recorded $5.2 million and $18.2 million, respectively, in impairment losses to reflect certain investments at fair value.

Sale of Assets.  During the six months ended June 30, 2011, IRC sold one investment property, with an aggregate gain on sale of approximately $0.2 million.

Merger to Become Self-Administered.  On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 10% of its common stock at the time of the transaction.

Current Litigation.  IRC reported that, as of June 30, 2011, it was not party to, and none of its properties was subject to, any material pending legal proceedings.

Inland Western Retail Real Estate Trust, Inc. is a self-administered REIT formed in March 2003. Inland Western acquires, manages and develops a diversified portfolio of real estate, primarily multi-tenant shopping centers.  As of June 30, 2011, Inland Western owned 283 consolidated operating properties acquired for an aggregate purchase price of approximately $7.3 billion.  These properties were purchased with proceeds received from its securities offerings and financings. Inland Western also has invested in twenty retail operating properties held by three joint ventures that it does not consolidate; and five retail properties under development.  As of June 30, 2011, Inland Western had borrowed approximately $3.42 billion secured by its properties.

Investor Update.  Inland Western currently pays quarterly distributions.  Inland Western’s board of directors declared a first quarter 2011 distribution equal to $0.06 per share equal to a 2.375% annualized yield assuming a purchase price of $10.00 per share or a 3.467% annualized yield based upon the December 31, 2009 estimated value of $6.85 per share, and a second quarter 2011 distribution equal to $0.0625 per share, equal to a 2.5% annualized yield assuming a purchase price of $10.00 per share or a 3.6% annualized yield based upon the new estimated per share value of $6.95.

On June 14, 2011, Inland Western’s board of directors established an estimated per-share value of its common stock equal to $6.95.  Inland Western stated in a Current Report on Form 8-K that this estimated per-share value was provided solely to assist broker dealers in connection with their obligations under applicable FINRA rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under ERISA reporting requirements.  In connection with the estimate of share value, Inland Western amended its distribution reinvestment program (referred to herein as the “Western DRP”), effective August 31, 2011, to modify the purchase price of shares of Inland Western stock purchased under the Western DRP on or after August 31, 2011 to $6.95 per share.  Inland Western suspended its share repurchase program, until further notice, effective November 19, 2008.

On February 14, 2011, Inland Western filed a registration statement on Form S-11 with the SEC regarding a proposed public offering of its common stock.  It subsequently filed its first amendment to the registration statement on Form S-11/A with the SEC on April 29, 2011and its second amendment to the registration statement on Form S-11/A with the SEC on July 25, 2011.  Inland Western stated in the registration statement that it intends to apply to have the common stock listed on the NYSE.

On February 24, 2011, Inland Western held a special meeting of stockholders, at which its stockholders voted in favor of a proposal to approve an amendment and restatement of Inland Western’s charter.  The changes are contingent on the occurrence of the above-referenced listing.  Inland Western stated in its public filings that the amendment and restatement of the charter was primarily intended to accomplish two objectives in connection with the listing of its common stock: (1) to permit the company to implement a phased-in liquidity program in connection with the listing; and (2) to more closely align the charter to those of its peers with publicly listed securities.

Capital Raise.  Through a total of two public primary offerings, the last of which was completed in 2005, Inland Western sold a total of approximately 459.5 million shares of its common stock. In addition, through June 30, 2011, Inland Western had issued approximately 73.8 million shares through its distribution reinvestment program and had repurchased approximately 43.8 million shares through its share repurchase program. As a result, Inland Western has realized total net offering proceeds, before offering costs, of approximately $4.9 billion as of June 30, 2011.

Portfolio Update.  As of June 30, 2011, Inland Western reported that its retail operating portfolio was 88.7% leased, including leases signed but not commenced.  However, as a result of Borders declaring Chapter 11 bankruptcy in February 2011 and receiving approval on July 21, 2011 for the liquidation of its remaining store assets, Inland Western expects that the Borders’ stores at the five remaining Inland Western locations,  representing approximately 105,000 square feet of gross leasable area, will likely be closed in the next several months.  Inland Western also stated that during the three and six months ended

June 30, 2011, it had signed 110 and 240 new and renewal leases, respectively, for a total of approximately 933,000 and 2,004,000 square feet, respectively.

Inland Western reported that during the six months ended June 30, 2011, it obtained mortgage payable proceeds of approximately $70.4 million, made mortgages payable repayments of $415.2 million and received debt forgiveness of $14.4 million.   The new mortgages payable that Inland Western entered into during the six months ended June 30, 2011 have interest rates ranging from 4.54% to 5.50% and maturities up to thirty years.  The stated interest rates of the loans repaid during the six months ended June 30, 2011 ranged from 4.44% to 8.00% per annum.  In addition, Inland Western also entered into modifications of two existing loan agreements which extended the maturities of $16.2 million of mortgages payable to May 1, 2014. Inland Western also reported in the Western 10-Q that as of June 30, 2011, approximately $63.9 million of mortgages payable had matured and not been repaid or refinanced, and it had approximately $193.6 million of mortgages payable, excluding principal amortization, maturing in the remainder of 2011.  In addition, Inland Western reported that, as of June 30, 2011, it had approximately $766.9 million of debt scheduled to mature through the end of 2012.  Inland Western had repaid or received debt forgiveness for approximately $ 28.8 million of that debt.  For substantially all of the remaining approximately $738.1 million of debt, Inland Western plans on satisfying its obligations by refinancing this debt using either its senior secured credit facility or other new long-term borrowings.  In certain circumstances, for non-recourse mortgage indebtedness, Inland Western noted that it may seek to negotiate a discounted payoff amount or satisfy its obligation by delivering the property to the lender.

On February 4, 2011, Inland Western amended and restated its existing credit agreement to provide for a senior secured credit facility in the aggregate amount of $585.0 million, consisting of a $435.0 million senior secured revolving line of credit and a $150.0 million secured term loan from a number of financial institutions.

Impairments.  Inland Western’s policies with respect to impairments, and the impairments recorded for the six months ended June 30, 2011 and the year ended December 31, 2010, are explained in more detail below.

Investment Properties.  Inland Western’s investment properties, including developments in progress, are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Impairment indicators are assessed separately for each property and include, but are not limited to, the property’s low occupancy rate, difficulty in leasing space and financially troubled tenants.  Impairment indicators for developments in progress are assessed by project and include, but are not limited to, significant changes in project completion dates, development costs and market factors.  If an indicator of potential impairment exists, the asset would be tested for recoverability by comparing its carrying value to the estimated future undiscounted operating cash flows, which is based upon many factors which require Inland Western to make difficult, complex or subjective judgments.  These assumptions include, but are not limited to, projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economic factors, demographics, property location, capital expenditures, holding period, capitalization rates and sales value.  An investment property is considered to be impaired when the estimated future undiscounted operating cash flows are less than its carrying value.  Inland Western recorded asset impairment charges in an aggregate amount equal to approximately $30.4 million and $23.1 million for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

Marketable Securities.  Inland Western classifies its investments in marketable securities as “available-for-sale” and they accordingly are carried at fair value, with unrealized gains and losses reported as a separate component of shareholders’ equity.  Declines in the value of these investments in marketable securities that Inland Western determines are other-than-temporary are recorded as recognized loss on marketable securities.  To determine whether an impairment is other-than-temporary, Inland Western considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary, among other things.  Evidence considered in this assessment includes the nature of the investment, the reasons for the impairment (i.e. credit or market related), the severity and duration of the impairment, changes in value subsequent to the end of the reporting period and forecasted performance of the investee.  All available information is considered in making this determination with no one factor being determinative.  As of June 30, 2011 and December 31, 2010, the carrying values of Inland Western’s investments in marketable securities were equal to approximately $36.3 million, which included approximately $24.2 million of accumulated unrealized gain, and $34.2 million, respectively.  Inland Western did not record any other-than-temporary impairments on its marketable securities during the six months ended June 30, 2011 or the year ended December 31, 2010.   During the six months ended June 30, 2011 and the year ended December 31, 2010, Inland Western realized gains on sales of securities of approximately $277,000 and $4.0 million, respectively.

Notes Receivable.  Inland Western’s notes receivable relate to real estate financing arrangements and bear interest at market rates based on the borrower’s credit quality and are initially recorded at face value.  A note is impaired if it is probable that Inland Western will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at a current market rate or on the fair value of the collateral when foreclosure is probable. Inland Western does not accrue interest when a note is considered impaired. Inland Western did not report any note receivable impairments for the six months ended June 30, 2011 or the year ended December 31, 2010.

Joint Ventures. Inland Western’s investments in unconsolidated joint ventures are reviewed for potential impairment, in addition to impairment evaluations of the individual assets underlying these investments, whenever events or changes in circumstances warrant such an evaluation.  To determine whether an impairment is other-than-temporary, Inland Western considers whether it has the ability and intent to hold the investment until the carrying value is fully recovered.  Inland Western reported that it determined that the carrying values of its investments in unconsolidated joint ventures were fully recoverable as of June 30, 2011 and December 31, 2010.

Sale of Assets.   According to the Western 10-Q, during the six months ended June 30, 2011, Inland Western sold four assets, aggregating 1,338,400 square feet, for a total sales price of approximately $58.8 million.  The aggregated sales resulted in net sales proceeds totaling $57.1 million.  Inland Western stated in the Western 10-Q that it plans to pursue opportunistic dispositions of non-retail properties and free-standing triple net retail properties to maintain the focus of its portfolio on well located, high quality shopping centers.  See also “Appendix A — Table V” for additional information regarding Inland Western’s sales.

Merger to Become Self-Administered.  On November 15, 2007, Inland Western became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, Inland Western issued to IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 37.5 million shares of Inland Western’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.8% of its common stock.

Litigation.  Inland Western has disclosed that it was party to a lawsuit filed against Inland Western and nineteen other defendants by City of St. Clair Shores General Employees Retirement System

and Madison Investment Trust in the United States District Court for the Northern District of Illinois.  The plaintiffs in that lawsuit alleged that all the defendants violated the federal securities laws, and certain defendants breached fiduciary duties owed to Inland Western and its stockholders, in connection with its merger with its business manager/advisor and property managers, as reflected in its proxy statement dated September 12, 2007.  On July 14, 2010, the lawsuit was settled by Inland Western and the other defendants, and on November 8, 2010, the court granted final approval of the settlement.

Pursuant to the terms of the settlement, 9.0 million (of the 32.5 million) shares of Inland Western’s common stock were transferred to Inland Western from shares issued to the owners of certain entities that were acquired by Inland Western in its internalization transaction.  Pursuant to the settlement, Inland Western paid the fees and expenses of counsel for class plaintiffs in an amount equal to $10.0 million.  Inland Western was reimbursed approximately $2.0 million by its insurance carrier for a portion of such fees and expenses.  The owners of certain entities that were acquired by Inland Western have also agreed to provide a limited indemnification to certain defendants who are directors and officers of Inland Western if any class members opt out of the settlement and bring claims against them, but only after these defendants have pursued and exhausted from Inland Western and its insurance carriers all recovery of damages caused by opt out claims.  Inland Western stated that, to its knowledge, none of the seven class members who opted out of the settlement have filed claims against Inland Western or its directors and officers.

Tax.  On June 17, 2011, Inland Western entered into a closing agreement with the Commissioner of the Internal Revenue Service (the “Commissioner”) whereby the Commissioner agreed that the terms and administration of the Western DRP will not result in Inland Western’s dividends paid during the taxable years 2004 through 2006 being treated as preferential dividends. In order to obtain this closing agreement, IREIC was required to pay a fee of approximately $70,000, including interest, to the Commissioner. Inland Western incurred no liability in connection with the closing agreement.

Inland American Real Estate Trust, Inc. is an externally managed REIT formed in October 2004.  The Inland American business manager is an affiliate of our sponsor.  Inland American focuses on acquiring and developing a diversified portfolio of commercial real estate including retail, multi-family, industrial, lodging and office properties, located in the United States.  The company also invests in joint ventures, development projects, real estate loans and real estate-related securities, and has selectively acquired REITs and other real estate operating companies. As stated in the American 10-Q, as of June 30, 2011, Inland American owned, directly or indirectly through joint ventures in which it has a controlling interest, 981 properties, representing approximately 48.4 million square feet of retail, industrial and office properties, 9,790 multi-family units and 15,564 lodging rooms.  As of June 30, 2011, Inland American had borrowed approximately $5.5 billion secured by its properties.

Capital Raise. Inland American completed its initial public offering on July 31, 2007 and completed its follow-on offering on April 6, 2009.  Through June 30, 2011, Inland American had sold a total of approximately 852.9 million shares of its common stock through its “best efforts” offering.  In addition, through June 30, 2011, Inland American had issued approximately 101 million shares through its distribution reinvestment plan and had repurchased approximately 33.2 million shares through its share repurchase program. As a result, Inland American has realized total net offering proceeds, before offering costs, of approximately $8.8 billion as of June 30, 2011.

Investor Update. Inland American currently pays monthly distributions in an amount equal to $0.50 per share on an annualized basis, which equates to a 5% annualized yield on a purchase price of $10.00 per share.  The distributions paid during the six months ended June 30, 2011 were funded from cash flow from operations, distributions from unconsolidated entities and retained earnings.

Inland American reported that, on September 21, 2010, it had established an estimated value per share of its common stock equal to $8.03.  Concurrent with establishing an estimated value, Inland American amended and restated its distribution reinvestment plan.  Under the amended and restated plan, after September 21, 2010, distributions are reinvested in shares of Inland American’s common stock at a price equal to $8.03 per share.

Inland American also reported that it had adopted an amended and restated share repurchase program, which became effective on April 11, 2011 and was subsequently amended effective August 12, 2011.  Under the amended program, Inland American will repurchase shares, on a quarterly basis, only upon the death of a beneficial owner.  Inland American will have $5 million available each calendar quarter to repurchase shares at a price per share of $7.23, which is equal to 90% of its most recently estimated per share value of $8.03.  Inland American reported that during the three months ended June 30, 2011, it repurchased 691,563 shares of common stock for $5 million, and an additional 1,194,651 shares will be included with all other shares for which it has received repurchase requests in the next calendar quarter in which funds are available (unless withdrawn).

Portfolio Update.  In the American 10-Q, Inland American reviewed the occupancy rates of each of its property segments at June 30, 2011.  As of June 30, 2011, the economic occupancy of Inland American’s retail segment was 93%.  As of June 30, 2011, Inland American’s retail portfolio had not experienced bankruptcies or receivable write-offs that would have a material adverse effect on its results of operations, financial condition and ability to pay distributions.  With respect to Inland American’s lodging segment, as of June 30, 2011, the revenue per available room (or “Rev/Par”) was $85, the average daily rate (“ADR”) was $119 and the occupancy was 71%.  As stated in the American 10-Q, Inland American believes that its Rev/Par will increase 5%-8% in 2011 as compared to 2010.  As of June 30, 2011, the economic occupancy of its office segment was 92%, the industrial segment was 90% and the multi-family segment was 92%.

Inland American stated in the American 10-Q that it borrowed approximately $310 million secured by mortgages on its properties and approximately $4 million against its portfolio of marketable securities for the six months ended June 30, 2011.  As of June 30, 2011, Inland American had approximately $301.6 million and $705.4 million in mortgage debt maturing in 2011 and 2012, respectively.  As stated in the American 10-Q, as of June 30, 2011, $10.1 million of the debt maturing in 2011 reflects joint venture debt that is consolidated on Inland American’s balance sheet.  Inland American reported that it is currently negotiating refinancing the remaining debt with the existing lenders at terms that will most likely be at higher interest rates, but that it currently anticipates that it will be able to repay or refinance all of the debt on a timely basis.

Impairments.  Inland American’s policies with respect to impairments, and the impairments recorded for the six months ended June 30, 2011 and the year ended December 31, 2010, are explained in more detail below.

Assets.  Inland American assesses the carrying values of its respective long-lived assets whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of the assets is measured by comparison of the carrying amount of the asset to the estimated future undiscounted cash flows. In order to review its assets for recoverability, Inland American considers current market conditions, as well as its intent with respect to holding or disposing of the asset. If Inland American’s analysis indicates that the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, Inland American recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.  Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third party appraisals, where considered necessary.  For the six months ended June 30, 2011, Inland American recognized impairments of $58.2 million and for the year ended December 31, 2010, Inland American recognized impairments of $46.6 million and $0.9 million, reflected in discontinued operations.

Marketable Securities.  Inland American classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity.  Trading securities are bought and held principally for the purpose of selling them in the near term.  Held-to-maturity securities are those securities which Inland American has the ability and intent to hold until maturity.  Available-for-sale securities are all securities other than trading securities and held-to-maturity securities.  Declines in the market value of any available-for-sale security below cost that Inland American deems to be other-than-temporary are recorded as impairments and reduce the carrying amount to fair value.  To determine whether an impairment is other-than-temporary, Inland American determines whether: (1) it intends to sell the debt security; and (2) it is more likely than not that it will be required to sell the debt security before its anticipated recovery.  The carrying values of Inland American’s investments in marketable securities were equal to approximately $279.8 million and $268.7 million as of June 30, 2011 and December 31, 2010, respectively.  For the six months ended June 30, 2011, Inland American recorded no other-than-temporary impairments against its marketable securities portfolio.  For the year ended December 31, 2010, Inland American recorded $1.9 million in other-than-temporary impairments against its marketable securities portfolio.

Joint Ventures.  On a periodic basis, Inland American’s management assesses whether there are any indicators that the carrying value of the company’s investments in unconsolidated entities may be other than temporarily impaired. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair value of the investment.  Inland American had investments in unconsolidated entities equal to approximately $552.7 million and $573.2 million as of June 30, 2011 and December 31, 2010, respectively.  Inland American recorded no impairments during the six months ended June 30, 2011.  For the year ended December 31, 2010, Inland American recorded approximately $11.2 million.

Sale of Assets.  Inland American reported in the American 10-Q that, for the six months ended June 30, 2011, it disposed of two investment properties, with an aggregate gain on the sale of approximately $1.2 million.

Litigation.  On June 17, 2011, Crockett Capital Corporation and the Company agreed to a mutual customary release of all claims arising from or related to pending litigation, upon which the Company made a payment of $5.1 million.

Inland Diversified Real Estate Trust, Inc. is an externally managed REIT formed in June 2008.  The Inland Diversified business manager is an affiliate of our sponsor.  Inland Diversified focuses on acquiring and developing a diversified portfolio of commercial real estate including retail, multi-family, industrial, lodging and office properties, located in the United States and Canada.  The company also invests in joint ventures, development projects, real estate loans and real estate-related securities. As stated in the Diversified 10-Q, as of June 30, 2011, Inland Diversified owned, directly or indirectly through joint ventures in which it has a controlling interest, 44 properties, representing approximately 4.8 million square feet of retail and office properties and 300 multi-family units.  As of June 30, 2011, Inland Diversified had borrowed approximately $442.5 million secured by its properties.

Capital Raise. Inland Diversified commenced its initial, on-going public offering on August 24, 2009.  Through June 30, 2011, Inland Diversified had sold a total of approximately 41.0 million shares of its common stock through its “best efforts” offering.  In addition, through June 30, 2011, Inland Diversified had issued approximately 1.1 million shares through its distribution reinvestment plan and had repurchased approximately 86,515 shares through its share repurchase program. As a result, Inland Diversified has realized total net offering proceeds, before offering costs, of approximately $418.2 million as of June 30, 2011.

Investor Update. Inland Diversified currently pays monthly distributions in an amount equal to $0.60 per share on an annualized basis, which equates to a 6% annualized yield on a purchase price of $10.00 per share.  The distributions paid during the six months ended June 30, 2011 were fully funded from cash flow from operations.

Portfolio Update.  As of June 30, 2011, the weighted average economic occupancy of Inland Diversified’s properties was 97.2%.  As of June 30, 2011, Inland Diversified’s retail portfolio had not experienced bankruptcies or receivable write-offs that would have a material adverse effect on its results of operations, financial condition and ability to pay distributions.

As of June 30, 2011, Inland Diversified had approximately $24.1 million and $56.9 million in mortgage debt maturing in 2011 and 2012, respectively.

Impairments.  Inland Diversified’s policies with respect to impairments are explained in more detail below.  Inland Diversified recognized no impairments for the six months ended June 30, 2011 or the year ended December 31, 2010.

Assets.  Inland Diversified assesses the carrying values of its respective long-lived assets whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of the assets is measured by comparison of the carrying amount of the asset to the estimated future undiscounted cash flows. In order to review its assets for recoverability, Inland Diversified considers current market conditions, as well as its intent with respect to holding or disposing of the asset. If Inland Diversified’s analysis indicates that the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, Inland Diversified recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.  Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third party appraisals, where considered necessary.

Marketable Securities.  Inland Diversified classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity.  Declines in the market value of any available-for-sale security below cost that Inland Diversified deems to be other-than-temporary are recorded as impairments and reduce the carrying amount to fair value.  To determine whether the impairment is other-than-temporary, Inland Diversified determines whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  The carrying values of Inland Diversified’s investments in marketable securities were equal to approximately $7.6 million and $5.8 million as of June 30, 2011 and December 31, 2010, respectively.

Joint Ventures.  On a periodic basis, Inland Diversified’s management assesses whether there are any indicators that the carrying value of the company’s investments in unconsolidated entities may be other than temporarily impaired. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair value of the investment.  Inland Diversified had investments in unconsolidated entities equal to approximately $0.2 million of June 30, 2011 and December 31, 2010.

Sale of Assets.  Inland Diversified reported in the Diversified 10-Q that, for the six months ended June 30, 2011, it did not dispose of any investment properties.

Litigation.  Inland Diversified reported that, as of June 30, 2011, it was not party to, and none of its properties was subject to, any material pending legal proceedings.

Inland Retail Real Estate Trust, Inc. was a self-administered REIT formed in September 1998.  IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

Capital Raise.  Through a total of three public offerings, the last of which was completed in 2003, IRRETI sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

Merger to Become Self-Administered. On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

Sale.  As noted above, on February 27, 2007, IRRETI and DDR completed a merger.

Distributions by Publicly Registered REITs

The following tables summarize distributions paid by IRC, Inland Western, Inland American and Inland Diversified through June 30, 2011, and by IRRETI through September 30, 2006. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties.  With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, through June 30, 2011, IREIC or its affiliates received approximately $84.0 million in advisor fees and agreed to forgo an additional $129.0 million.  In addition, IREIC also advanced approximately $5.9 million to Inland Western to pay distributions.  Inland Western had repaid approximately $3.5 million of this advancement and IREIC forgave approximately $2.4 million.  Through June 30, 2011, Inland American incurred aggregate business management fees of approximately $20.0 million, which in each year was less than the full 1% fee that the business manager could be paid.  With respect to Inland Diversified, through June 30, 2011, Inland Diversified incurred aggregate business management fees of approximately $3.3 million, of which approximately $2.2 million has been permanently waived.  In addition, IREIC contributed approximately $2.9 million to fund payment of distributions.  Subsequently, IREIC forgave $1.5 million in liabilities related to non-interest bearing advances that were previously funded to Inland Diversified.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western and Inland Diversified, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties.  See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation — Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share(4)
	$	$	$	$	$
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005(5)	58,867,790	57,502,980	—	1,364,810.87
2006(6)	64,689,179	55,737,360	8,520,125	431,694.96
2007(6)	63,659,150	59,860,450	516,781	3,281,919.98
2008(6)	64,714,708	56,250,016	7,521,418	943,274.98
2009	55,286,650	52,654,344	2,632,306	—	.69
2010	48,884,656	33,560,208	15,324,448	—	.57
2011	25,164,816	(7)	(7)	(7)	.285
	760,688,267	606,714,367	120,639,076	8,170,008

(1)      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)      Represents a capital gain distribution for federal income tax purposes.

(4)       This assumes that the share was held as of January 1 of the applicable year.

(5)      For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(6)      The December distribution declared in December in each year and with a payment date in January of the following year, is reportable for tax purposes in the year in which the payment was made.

(7)      These amounts had not been determined as of June 30, 2011.

Inland Western Retail Real Estate Trust, Inc. — Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share(4) (5)
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(6)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	290,550,000	141,560,000	148,990,000	—	.64
2008	309,192,000	114,625,000	194,567,000	—	.64
2009	84,953,000	45,660,000	39,293,000	—	.18
2010	83,385,000	—	83,385,000	—	.17
2011	55,284,000	(7)	(7)	(7)	.12
	1,373,360,000	574,922,000	743,154,000	—

(1)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.
(4)	In December 2008, the board of directors of Inland Western amended the stockholder distribution policy so that beginning in 2009, distributions are paid quarterly as opposed to monthly.
(5)	This assumes that the share was held as of January 1 of the applicable year.
(6)	Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.
(7)	These amounts had not been determined as of June 30, 2011.

Inland American Real Estate Trust, Inc. — Last Offering By Inland Securities Completed In 2009

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share(4)
	$	$	$	$	$
2005	123,000	—	123,000	—	.11	(5)
2006	33,393,000	16,696,000	16,697,000	—	.60
2007	222,697,000	140,996,000	81,701,000	—	.61
2008	405,925,000	211,686,000	194,239,000	—	.62
2009	411,797,000	115,306,000	296,491,000	—	.51
2010	416,935,000	141,132,000	275,803,000	—	.50
2011	212,899,000	(6)	(6)	(6)	.25
	1,703,769,000	625,816,000	865,054,000	—

(1)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.
(4)	This assumes that the share was held as of January 1 of the applicable year.
(5)	Inland American began paying monthly distributions in November 2005. This amount represents total distributions per share paid during the period from November 2005 through December 2005.
(6)	These amounts had not been determined as of June 30, 2011.

Inland Diversified Real Estate Trust, Inc. — Currently In Offering

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share(4)
	$	$	$	$	$
2009	96,035	—	96,035	—	.60
2010	7,031,119	5,690,284	1,340,835	—	.60
2011	9,453,122	(1)	(1)	(1)	.60
	16,580,276	5,690,284	1,436,870	—

(1)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.
(4)	This assumes that the share was held as of January 1 of the applicable year.

Inland Retail Real Estate Trust, Inc. — Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share(4)
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(5)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(6)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,984,534		568,875,233		220,909,301		1,200,000

(1)

The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end. Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.
(4)	This assumes that the share was held as of January 1 of the applicable year.
(5)	IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.
(6)

For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Private Placement Limited Partnerships and LLCs

Through June 30, 2011, affiliates of IREIC had sponsored 514 private placement limited partnerships which had raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1.0 billion in cash and notes. Of the 522 properties purchased, 93% were located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

In addition, through June 30, 2011, IREIC and its affiliates had sponsored one private placement LLC, which had raised approximately $30.9 million from approximately 447 accredited investors.  Through June 30, 2011, the LLC had invested in one retail center, one industrial facility, ten single tenant retail centers, three loans, a portfolio of tax-exempt bonds, 16 improved lots held for sale and a to be completed townhome and condominium development.

From July 1, 2001 through June 30, 2011, investors in the private partnerships had received total distributions in excess of $553.0 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.  Investors in the LLC had received total distributions equal to approximately $1.9 million generated from  sales and cash flows from operations.

1031 Exchange Private Placement Offering Programs

In March 2001, IREIC formed IPCC to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange as well as investors seeking a quality multi-owner real estate investment. Through June 30, 2011, IPCC had offered the sale of ninety-nine real estate exchange private placements containing 131 properties with a total property value of approximately $1.9 billion.

In January 2011, IPCC also began offering a private placement LLC, which through June 30, 2011 had raised approximately $1.0 million from accredited investors.  This LLC had purchased a portfolio of tax-exempt bonds.

The following table summarizes certain aspects of the offering and distributions for each of the 1031 exchange private placement offerings through June 30, 2011:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2011 Annualized Distribution	2010 Annualized Distribution	2009 Annualized Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,487,300	N/A	N/A	N/A
Sentry Office Building DBT (B)	7	3,500,000	04/2002	4,503,402	16.60	18.20	17.55
Pets Bowie DBT	7	2,600,000	07/2002	3,378,832	16.75	16.57	16.28
1031 Chattanooga DBT	9	1,900,000	05/2002	2,076,897	11.20	11.20	11.20
Lansing Shopping Center DBT	5	5,000,000	09/2001	5,063,305	11.39	11.59	11.59
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	12,594,758	9.53	10.19	9.72
Taunton Circuit DBT (A)	1	3,750,000	09/2002	6,210,312	N/A	N/A	N/A
Broadway Commons DBT	32	8,400,000	12/2003	8,224,766	9.71	11.54	11.09
Bell Plaza 1031, LLC (A)	1	890,000	11/2003	1,690,298	N/A	N/A	N/A
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	4,592,484	11.94	11.94	10.94
CompUSA Retail Building, LLC (C)	11	3,950,000	02/2004	1,500,224	1.34	0.72	0.00
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	6,023,584	7.77	7.53	7.24

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2011 Annualized Distribution	2010 Annualized Distribution	2009 Annualized Distribution
		($)		($)	(%)	(%)	(%)
Fleet Office Building 1031, LLC (A)	30	10,000,000	01/2004	22,080,639	N/A	N/A	N/A
Davenport Deere Distribution Facility 1031, LLC (D)	35	15,700,000	04/2004	8,806,193	0.00	8.50	8.50
Grand Chute DST (E)	29	6,370,000	03/2004	4,364,602	8.93	8.89	8.66
Macon Office DST	29	6,600,000	03/2004	4,302,410	9.15	8.94	8.74
White Settlement Road Investment, LLC	1	1,420,000	12/2003	940,726	9.60	9.60	9.60
Plainfield Marketplace 1031, LLC (F)	31	12,475,000	06/2004	6,329,639	2.91	6.50	6.81
Pier 1 Retail Center 1031, LLC (G)	22	4,300,000	06/2004	1,222,235	0.00	0.00	0.00
Long Run 1031, LLC (H)	1	4,935,000	05/2004	2,119,113	N/A	N/A	N/A
Forestville 1031, LLC (I)	1	3,900,000	05/2004	1,950,128	7.11	7.11	6.98
Bed, Bath & Beyond 1031, LLC (G)	20	6,633,000	08/2004	3,385,809	5.06	7.29	7.36
Cross Creek Commons 1031, LLC (K)	26	6,930,000	08/2004	3,862,606	5.78	6.50	6.06
BJ’s Shopping Center 1031, LLC (K)	22	8,450,000	01/2005	3,855,658	5.70	5.31	2.99
Barnes & Noble Retail Center 1031, LLC (G)	12	3,930,000	02/2005	1,769,978	4.50	6.69	6.76
Port Richey 1031, LLC (G) , (L)	1	3,075,000	07/2004	1,693,094	1.73	6.44	9.27
Walgreen Store Hobart 1031, LLC (M)	24	6,534,000	02/2005	5,005,178	1.48	6.91	7.06
Kraft Cold Storage Facility 1031, LLC (G)	19	5,667,000	12/2004	1,976,508	0.00	0.00	4.82
Huntington Square Plaza 1031, LLC	39	20,050,000	06/2005	29,275,162	7.09	6.98	6.98
Best Buy Store Reynoldsburg 1031, LLC (G)	19	5,395,000	02/2005	1,725,071	0.00	0.00	4.48
Jefferson City 1031, LLC (N)	28	10,973,000	04/2005	5,315,951	3.98	7.96	7.96
Stoughton 1031, LLC	27	10,187,000	05/2005	4,470,551	6.66	6.66	6.66
Indianapolis Entertainment 1031, LLC (O)	1	1,129,000	11/2004	464,448	3.57	3.57	5.68
Mobile Entertainment 1031, LLC (P)	1	808,000	11/2004	333,557	3.44	3.44	5.63
Chenal Commons 1031, LLC (Q)	19	7,550,000	06/2005	3,338,273	3.67	5.05	7.80
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	10,927,755	8.16	7.82	7.79
Columbus 1031, LLC	38	23,230,000	12/2006	11,723,857	9.20	8.30	8.77
Edmond 1031, LLC	1	1,920,000	05/2005	930,652	7.96	7.96	7.96
Taunton Broadway 1031, LLC (R)	1	1,948,000	08/2005	239,051	(M)	(M)	(M)
Wilmington 1031, LLC	1	2,495,000	09/2005	1,017,074	7.09	7.09	7.09
Wood Dale 1031, LLC (A)	16	3,787,500	03/2006	4,998,660	N/A	N/A	N/A
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	1,218,559	7.00	7.00	7.00
Norcross 1031, LLC (S)	1	3,000,000	11/2005	840,099	0.00	0.00	6.33
Martinsville 1031, LLC (G)	1	2,360,000	12/2005	744,444	4.94	2.51	6.18
Indiana Office 1031, LLC	34	18,200,000	03/2006	8,100,275	9.87	8.84	8.28
Yorkville 1031, LLC	21	8,910,000	03/2006	3,025,272	6.91	6.47	6.28
Louisville 1031, LLC	39	18,830,000	06/2006	6,945,166	7.01	7.00	7.00
Madison 1031, LLC	1	1,387,500	03/2006	491,713	6.54	7.00	6.42
Murfreesboro 1031, LLC (T)	20	7,185,000	06/2006	2,108,271	3.34	5.25	6.06
Aurora 1031, LLC	1	1,740,000	06/2006	563,741	6.67	6.50	6.50
Craig Crossing 1031, LLC (U)	29	14,030,000	08/2006	3,904,733	3.19	5.00	5.84
Charlotte 1031, LLC	52	24,105,000	03/2007	7,472,307	6.47	6.05	6.05
Olivet Church 1031, LLC (V)	33	10,760,000	03/2007	2,569,249	3.28	3.28	3.28
Glenview 1031, LLC	38	23,350,000	05/2007	7,188,873	7.31	6.81	6.25
Yuma Palms 1031, LLC (W)	32	42,555,000	06/2007	10,489,253	4.25	4.25	4.25
Honey Creek, LLC (X)	40	13,270,000	06/2007	2,819,931	3.00	4.10	3.41
Dublin 1031, LLC	19	10,550,000	05/2007	3,179,709	7.23	7.23	7.02
Inland Riverwoods, LLC	40	15,712,805	06/2007	4,816,273	8.06	7.65	7.25
Inland Sioux Falls, LLC	40	18,110,000	07/2007	5,411,447	7.35	7.30	7.28
Burbank 1031 Venture, LLC	1	5,285,000	09/2007	1,237,577	6.20	6.20	6.20
Houston 1031 Limited Partnership	35	32,900,000	09/2007	8,261,468	6.70	6.44	6.22

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2011 Annualized Distribution	2010 Annualized Distribution	2009 Annualized Distribution
		($)		($)	(%)	(%)	(%)
Inland Chicago Grace Office L.L.C.	30	7,097,195	08/2007	1,865,163	7.45	7.06	6.67
Plano 1031 Limited Partnership	28	16,050,000	11/2007	4,878,117	8.37	8.09	7.79
Eden Prairie 1031, DST	23	9,573,827	11/2007	2,955,166	8.05	8.06	8.06
Carmel 1031 L.L.C. (Y)	1	3,655,000	11/2007	741,440	1.07	6.40	6.40
West St. Paul 1031 Venture L.L.C.	28	4,315,000	03/2008	1,019,155	6.30	6.30	6.30
Schaumburg 1031 Venture L.L.C.	16	9,950,000	01/2008	2,278,689	6.26	6.26	6.26
Waukesha 1031 DST	28	11,490,000	01/2008	3,132,798	7.43	7.43	7.43
Tampa-Coconut Palms Office Bldg 1031, LLC	23	13,866,000	03/2008	2,920,847	6.33	6.04	5.81
Delavan Crossing 1031 Venture, LLC (Z)	1	5,250,000	03/2008	1,024,762	6.11	5.81	5.96
Geneva 1031, LLC	38	15,030,000	05/2008	3,567,930	7.34	7.10	6.87
Memorial Square Retail Center (AA)	35	19,840,000	08/2008	2,449,169	3.14	3.14	3.14
Greenfield Commons Retail Building	1	3,556,000	07/2008	653,753	6.23	6.23	6.22
Telecommunications 1031 Venture, DST	60	23,265,000	06/2008	5,178,257	7.04	6.82	6.60
GE Inspections Technologies Buildings	24	6,915,000	08/2008	1,405,083	6.48	6.26	6.21
Flowserve Industrial Building	21	5,515,000	08/2008	1,105,001	6.72	6.52	6.42
Pueblo 1031, DST	29	10,070,000	09/2008	2,144,242	7.28	6.93	6.57
Countrywood Crossing Shopping Center	39	28,990,000	03/2009	5,690,526	5.99	6.65	6.65
Fox Run Square Shopping Center	34	13,435,000	01/2009	2,717,662	6.79	6.76	6.68
Midwest ISO Office Building	40	15,420,000	08/2009	3,033,743	7.22	7.02	6.82
LV-M Venture Holdings DST	156	37,789,715	12/2010	7,293,982	7.01	7.01	6.64
University of Phoenix Building	14	3,470,000	07/2009	562,244	7.00	6.75	6.50
RR-HV Venture Holdings DST	158	47,140,485	10/2010	8,835,091	7.00	7.00	6.62
Charlotte Office 1031, DST	32	11,317,600	03/2009	1,921,522	6.55	6.40	6.27
Bristol 1031, DST	51	8,302,000	11/2009	1,475,916	8.04	7.67	7.31
Austell 1031, DST (AB)	54	8,100,800	10/2009	1,332,706	7.07	7.04	7.04
Hillsboro 1031, DST	100	12,837,500	10/2010	1,652,713	8.25	8.75	N/A
Pharmacy Portfolio DST	66	12,715,000	09/2010	1,186,900	7.01	7.00	N/A
Lubbock Private Placement DST	66	9,078,556	02/2011	859,498	8.09	8.13	N/A
Omaha Headquarters Venture, DST	63	12,390,000	12/2010	843,054	7.33	7.54	N/A
Miami Office DST	37	8,221,228	02/2011	394,153	6.41	6.37	N/A
University Venture DST	42	10,697,831	05/2011	441,234	7.08	7.01	N/A
Scarborough Medical, DST	23	7,334,245	*	262,126	6.13	6.13	N/A
National Retail Portfolio, DST	60	20,960,000	*	670,667	6.40	N/A	N/A
Inland Opportunity Fund II	31	35,000,000	*	92,620	4.75	N/A	N/A
Discount Portfolio, DST	77	10,500,000	*	249,187	7.12	N/A	N/A
Chicago Land Venture, DST	26	11,990,000	*	147,842	7.40	N/A	N/A
New York Power Venture, DST	7	11,850,000	*	69,116	7.00	N/A	N/A
National Net Lease Portfolio, DST	N/A	29,002,065	*	0	N/A	N/A	N/A
		$1,093,461,852		$371,211,174

*	Offering was not complete as of June 30, 2011.

(A)	These properties were sold.

(B)

Sentry Office Building, Davenport, IA — The lease with Sentry, the tenant, expires July 31, 2011. The tenant contacted Sentry Office Building Corporation, the asset manager, to discuss a potential space or rent reduction. The tenant and asset manager were able to negotiate a six-year renewal with lower rent and an early termination option after three years.

(C)

CompUSA vacated its space in October 2006 and ceased paying rent in September 2007.  CompUSA never filed bankruptcy but instead settled out of court with creditors and vendors.  The settlement provided $530,436.00 to the co-owners.  In November 2007, it was the unanimous decision of the co-owners to cease quarterly distributions until the facility was re-tenanted.  By July 2009, it was clear that a new tenant would not be possible and the loan servicer for the property initiated foreclosure proceedings.  Lombard Exchange, L.L.C., the asset manager, negotiated with the loan servicer who agreed to approve a transfer allowing the co-owners to continue their 1031 exchange program with IPCC through a transfer into a portion of a multi-tenanted retail property located in Flowermound, Texas known as Robertson’s Creek in consideration for the co-owners participation in a consent foreclosure.

(D)

The maturity date of the loan encumbering the property was May 1, 2010.  Due to market conditions at that time, and the tenant’s early termination option in July 2011, a replacement loan could not be obtained.  The loan servicer agreed to extend the loan for a period of 15 months through July 31, 2011, while maintaining the interest rate at 4.395% per annum. As of May 1, 2010, all net cash flow from operations, over and above the interest payments, is being remitted to the lender to be held in escrow until the earlier of repayment of the loan, receipt of a loan commitment to repay the existing lender or July 31, 2011.  IPCC advanced funds to the co-owners to cover distributions from May through December of 2010 since the loan servicer required the escrow of excess funds after those distributions had already been made. IPCC will be repaid upon a sale or refinance of the property. The loan servicer also agreed to an additional six-month loan extension through February 1, 2012, with consideration of a 10 percent principal reduction or $1,250,000, if necessary.  IPCC believes that the funds accumulating in escrow during 2011 would be sufficient to make this principal reduction if the additional extension is exercised.

(E)

Old Navy, which occupies 20,269 square feet of the total 78,977 square feet, has been granted a rental rate reduction to from $15.78 to $14.75 per square foot for the five-year renewal period commencing in June 2009 and expiring in May 2014.

(F)

The maturity date of the loan encumbering the property was January 1, 2011. The loan was refinanced on December 30, 2010 at an interest rate of 6.246% per annum with 25-year amortization. In addition, IPCC advanced approximately $450,000 at an interest rate of 7.00% per annum with 5-year amortization to the investors to cover the closing costs associated with the refinance.

(G)

The anticipated repayment date of the loan encumbering the property has passed. Due to market conditions at that time, a replacement loan could not be obtained. However, the loan includes a “hyper-amortization” provision which allows the loan to continue. The “hyper-amortization” provision requires an increase in the interest rate by 2.0% per annum and for all remaining cash flow to be used to pay down the principal balance of the existing loan.

(H)

During the second quarter of 2007, the sole owner of the property decided to manage the property himself. Therefore, IPCC no longer has access to any information related to the operations or performance of this property.

(I)

The cash-on-cash return projected in the private placement memorandum was based on the assumption that the property would be financed at approximately 46% loan-to-value. However, the sole owner decided not to place any financing on the property.

(J)	Currently, there are two vacancies at the center totaling 4,100 square feet of the total 63,340 square feet.

(K)	The loan was refinanced on February 5, 2010 at an interest rate of 6.75% per annum with 25-year amortization.

(L)

Currently, there are two vacancies totaling 7,970 square feet of the total 22,170 square feet at the center. Hollywood Video, which occupied 6,500 square feet, vacated its space in November 2009 and Wells Fargo, which occupied 1,470 square feet, vacated its space in November 2009 and paid a termination fee of $40,533, which is equivalent to full value of the lease and the 2009 estimated common area maintenance. Movie Stop signed a 12-month license agreement starting in December 2009 and was negotiating a permanent lease as of the date of this Supplement.

(M)	This property was refinanced on February 23, 2011. The new mortgage in the amount of $6,600,000 bears interest at the rate of 6.125% with a twenty year amortization period.

(N)

Deere & Company vacated the property in November 2009. However, the lease with Deere & Company is a long-term, “corporate” lease which obligates the tenant to pay rent through the early termination date of December 31, 2012. At that time, Deere & Company must also pay a termination fee of $4,200,000. The property is currently being marketed for sale or lease by the tenant.

(O)

The maturity date of the existing loan encumbering the Property was June 1, 2009. Since a replacement loan could not be found, the current lender agreed to an initial extension to June 1, 2011 and an additional extension to December 1, 2011. During the extension periods, the interest rate increased from 5.50% to 9.50%. Therefore, the 2011 annual cash-on-cash return (defined above) is projected to be 3.44% (through the second extended maturity date).

(P)

The maturity date of the existing loan encumbering the Property was July 1, 2009. Since a replacement loan could not be found, the current lender agreed to an initial extension to June 1, 2011 and an additional extension to December 1, 2011. During the extension periods, the interest rate increased from 5.50% to 9.25%. Therefore, the 2011 annual cash-on-cash return (defined above) is projected to be 3.57% (through the second extended maturity date).

(Q)

David’s Bridal, which occupies 11,500 square feet of the total 70,165 square feet, has been granted a temporary rental rate reduction from $20.65 per square foot to $19.65 per square foot for a period of two years commencing in January 2010 and expiring in December 2011. In September 2009, the co-owners approved Old Navy’s lease renewal proposal, which included a downsize from 25,000 square feet to 15,378 square feet and a rent reduction from $14 per square foot to $13 per square foot for the five-year renewal period. The lease amendment with Old Navy was executed on February 18, 2010. Additionally, in September 2010, the co-owners accepted Kirkland’s as a replacement tenant for the 9,604 square feet of former Old Navy space. Kirkland’s completed its build out and opened for business in November 2010. Since the cost to bring in Kirkland’s exceeded the balance of the reserve account, IPCC advanced approximately $300,000 at an interest rate of 7.00% per annum with a 12-month amortization schedule to the co-owners.

(R)

On February 16, 2007, the Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding. IPCC and Inland Continental Property Management Corporation have not provided any services to the sole owner since February 2007. IPCC believes that the eminent domain case has not been settled.

(S)	The loan was refinanced on June 28, 2010 at an interest rate of 5.99% per annum with 30-year amortization.

(T)

Currently, there are seven vacancies, including a former Blockbuster, at the center totaling 14,000 square feet of the total 88,257 square feet. Blockbuster, which occupied 4,200 square feet, filed for Chapter 11 Bankruptcy in September 2010.

(U)

Office Max, which occupies 19,941 square feet of the total 125,288 square feet, has been granted a temporary rental rate reduction from $12.00 per square foot to $10.50 per square foot for a period of two years commencing in November 2009 and expiring in October 2011.

Additionally, there are three vacancies totaling 5,934 square feet of the total 125,288 square feet at the center. Due to collection issues related to three former tenants, IPCC advanced approximately $250,000 at an interest rate of 7.00% per annum with a 3-year amortization schedule to the co-owners to fund operating expenses and distributions for 2009 and 2010. In December 2010, Craig Crossing Exchange, the asset manager, received plans from the Texas Department of Transportation to widen roads near the property. The asset manager is looking into this as it may negatively affect the property.

(V)

Cost Plus, which occupied 18,230 square feet of the total 165,600 square feet, vacated its store in May 2008 and paid rent through August 2008. The co-owners approved a Cost Plus lease termination in August 2008 and Cost Plus paid $900,000 to terminate the lease in September 2008.

(W)

Linens N’ Things (“Linens”), which occupied 29,943 square feet of the total 496,692 square feet, filed for Chapter 11 Bankruptcy in May 2008. In October 2008 the bankruptcy court approved a motion to change the Linens bankruptcy filing from Chapter 11 to Chapter 7. Linens vacated its space in August 2008 and paid rent through August 2008, with the exception of May 2008 rent, which was part of a pre-petition claim. An administrative claim has been filed with the bankruptcy court, for the pre-bankruptcy petition, unpaid May 2008 rent.

(X)

Dress Barn, which occupies 7,005 square feet of the total 172,866 square feet, planned to exercise its termination right under the lease. Instead, the co-owners agreed to modify the Dress Barn lease by reducing the rent from $15.74 to $11.00 per square foot starting in November 2009. Linens, which occupied 25,127 square feet of the total 172,866 square feet, filed for Chapter 11 Bankruptcy in May 2008 and in October 2008, the bankruptcy court approved a motion to change the Linens bankruptcy filing from Chapter 11 to Chapter 7. In December 2008, the co-owners accepted JoAnn’s Stores, Inc. (“JoAnn’s”) as a replacement tenant for Linens. The cost to secure Jo-Ann’s was approximately $251,270 in tenant improvements and $125,635 in leasing commissions and JoAnns’ rent is being abated for the first 19 months of the lease term. Since the cost to bring in JoAnn’s exceeded the balance of the reserve account, IPCC advanced approximately $165,000 at an interest rate of 7.00% per annum with a 28-month amortization schedule to the co-owners. Additionally, although Boston Pizza had previously vacated their space, their lender continued to pay their rent. The lender stopped paying rent in April 2010 and Honey Creek Exchange, L.L.C., the asset manager, is currently negotiating with a potential replacement tenant.

(Y)

Borders filed for Chapter 11 Bankruptcy in February 2011 and vacated the store in April 2011. Inland Continental Property Management Corp., the property manager, has engaged a broker in the area and has received preliminary interest from a potential replacement tenant.

(Z)

Fashion Bug, which occupies 7,500 square feet of the total 60,930 square feet, has been granted a temporary rental rate reduction from $12.75 per square foot to $10.50 per square foot for a period of one year commencing in September 2009 and expiring in August 2010.

(AA)

Circuit City, which occupied 33,881 square feet of the total 123,753 square feet, filed for Chapter 11 Bankruptcy in November 2008. Circuit City vacated its space in February 2009 and paid rent through part of February 2009. Inland Continental Property Management Corporation, property manager, has received interest from several tenants on the vacant space and is currently negotiating with a potential replacement.

(AB)

BJ’s Wholesale Club vacated the property in January 2011. The tenant has requested a lease termination however, the lease with BJ’s Wholesale Club is a long-term, “corporate” lease which obligates the tenant to pay rent through the lease expiration date of August 31, 2023.

Liquidity of Prior Programs

While engaged in a public offering of its common stock, each of the five REITs previously sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually.  The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

•                                          Inland Real Estate Corporation. IRC stated that the company anticipated that, by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange.  In July 2000, IRC became a self-administered REIT by acquiring, through merger, its advisor and its property manager. The board evaluated market conditions each year thereafter.  The board decided that conditions were favorable in 2004, and IRC listed its shares on the New York Stock Exchange and began trading in June 2004.  On November 1, 2011, the closing price of the IRC common stock on the New York Stock Exchange was $7.15 per share.

•                                          Inland Retail Real Estate Trust, Inc.  IRRETI stated that the company anticipated that, by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange.  In December 2004, IRRETI became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. The board of directors of IRRETI thereafter considered market conditions and chose not to list its common stock.  IRRETI instead consummated a liquidity event by merging with Developers Diversified Realty Corporation, a New York Stock Exchange-listed REIT, in February 2007.  IRRETI’s stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR.

•                                          Inland Western Retail Real Estate Trust, Inc.  Inland Western stated that the company anticipated that, by September 2008, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock.  In November 2007, Inland Western became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. On February 14, 2011, Inland Western filed with the Securities and Exchange Commission a registration statement on Form S-11, which was subsequently amended on April 29, 2011 and July 25, 2011, regarding a proposed public offering of its common stock.  Inland Western stated in the registration statement that it intends to apply to have the common stock listed on the NYSE.

•                                          Inland American Real Estate Trust, Inc.  In the prospectuses used in each of its “best efforts” offerings, Inland American disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2010.  As of June 30, 2011, Inland American’s board had not yet begun evaluating listing its common stock for trading.

•                                          Inland Diversified Real Estate Trust, Inc.  In the prospectus used in its “best efforts” offering, Inland Diversified disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2014.  As of June 30, 2011, Inland Diversified’s board had not yet begun evaluating listing its common stock for trading.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for managing and controlling our business.  The board has retained Inland Core Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations.  Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven.  We have five members on our board of directors.  The charter further provides that at, or prior to, the commencement of this offering, the majority of our directors must be “independent,” except for a period of up to sixty days after the death, removal or resignation of an independent director, pending the election of that independent director’s successor.  For purposes of our charter, an “independent director” is a director who is not, and within the last two years has not been, directly or indirectly associated with IREIC or the Business Manager by virtue of: (1) an ownership of an interest in IREIC, the Business Manager or any of their affiliates; (2) employment by IREIC, the Business Manager or any of their affiliates; (3) service as an officer or director of IREIC, the Business Manager or any of their affiliates; (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three REITs sponsored by IREIC or managed by the Business Manager; or (6) a material business or professional relationship with IREIC, the Business Manager or any of their affiliates.  For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the independent director from us, IREIC, the Business Manager and their affiliates will be deemed material per se if it exceeds 5% of the independent director’s: (a) annual gross revenue, derived from all sources, during either of the prior two years; or (b) net worth, on a fair market value basis during the prior two years.

Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed.  Unless filled by a vote of the stockholders following the removal of a director, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. However, any replacements for vacancies among the independent directors may be nominated only by our independent directors.

Our directors and officers are not required to devote all of their time to our business; however, our directors will meet at least once each quarter.  In the exercise of their duties, our directors will rely on our Business Manager, Real Estate Managers and their affiliates.  Our board has a fiduciary duty to our stockholders to supervise the relationship between us and our Business Manager.  Our board also has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Real Estate Managers.

Our directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.  We also will follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents — Amendment of the Organizational Documents.”

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  TIREG and its affiliates are still centered in the Chicago metropolitan area.  Over the past forty years, TIREG’s affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc.  The entities that comprise The Inland Real Estate Group of Companies, Inc. were named in the following published rankings:

•                                          In March 2011, Crain’s Chicago Business ranked The Inland Real Estate Group of Companies, Inc. as the ninth largest property manager in the Chicago area.

•                                          In March 2011, Retail Traffic ranked The Inland Real Estate Group of Companies, Inc. as the sixth top owner and ninth manager in the United States.

•                                          In April 2011, Crain’s Chicago Business ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth largest privately held company headquartered in the Chicago area.

•                                          In April 2011, Chain Store Age ranked IREA as the second fastest growing acquirer in the United States.

•                                          In June 2011, Midwest Real Estate News ranked The Inland Real Estate Group of Companies, Inc. as the ninth top Midwest property management firm and the 3rd top Midwest property owner.

•                                          In July 2011, National Real Estate Investor ranked The Inland Real Estate Group of Companies, Inc. as the sixth top shopping center owner in the United States, the nineteenth top property manager in the United States, the sixteenth top hotel owner in the United States, the twenty-second top industrial owner in the United States and the twenty-fourth top office owner in the United States.

•                                          In August 2011, Commercial Property Executive ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth top property manager in the United States.

•                                          In September 2010, Pensions & Investments ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth largest real estate investment manager, based on total worldwide real estate assets.

The Inland Real Estate Group of Companies, Inc. also was the 2009 winner, in the category including 1,000+ employees, of the thirteenth annual Torch Award for Marketplace Ethics, awarded by the Better Business Bureau serving Chicago & Northern Illinois (the “BBB”).  The award is given to companies that the BBB identifies as exemplifying ethical business practices.  In a press release issued by the BBB, the president and chief executive officer of the BBB noted that the 2009 competition had the largest number of nominations and entries, with more than 1,800 nominations from a wide variety of businesses.  We note however, that these rankings do not indicate, and should not be relied upon as to, how we may perform in the future.

As of June 30, 2011, Inland affiliates or related parties had raised more than $18.4 billion from investment product sales to over 355,000 investors, many of whom have invested in more than one product.  Inland had completed 424 programs, comprised of eight public funds, 410 private partnerships, five 1031 exchange programs and one public REIT, as of June 30, 2011.  No completed program has paid total distributions less than the total contributed capital.  For these purposes, Inland considers a program to be “completed” at the time that it no longer owns any assets (two sole owners in 1031 exchange programs elected to self-manage their properties; and therefore, no information on current performance for those programs is available to Inland).

As of June 30, 2011, Inland affiliates or related parties cumulatively had 1,636 employees, owned properties in forty-eight states and managed assets with a book value exceeding $25.4 billion.  As of June 30, 2011, IREIC or its subsidiaries were the general partner of limited partnerships and the general manager of limited liability companies which owned in excess of 1,963 acres of pre-development land in the Chicago area, as well as over 2.1 million square feet of real property and 1,147 apartment units.  Another affiliate, Inland Real Estate Brokerage & Auctions, Inc., since 2000 has completed more than $1.1 billion in commercial real estate sales and leases and has been involved in the sale of more than 7,000 multi-family units and the sale and lease of over 99.7 million square feet of commercial property. As of June 30, 2011, another affiliate, Inland Mortgage Brokerage Corporation, had originated more than $17.0 billion in financing including loans to third parties and affiliated entities.  Another affiliate, Inland Mortgage Capital Corporation owned a loan portfolio totaling approximately $219.0 million.  Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $796.0 million in financing as of June 30, 2011.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $9.7 billion.

As of June 30, 2011, Inland was responsible for managing approximately 129.3 million square feet of commercial properties located in forty-eight states, as well as 10,204 multi-family units.  A substantial portion of the portfolio, approximately 34.9 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,891 properties.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	67	Chairman and Chief Executive Officer
Robert H. Baum	67	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	67	Vice Chairman
Robert D. Parks	67	Director

*As of January 1, 2011

Messrs. Goodwin, Baum, Cosenza and Parks also are the principals of The Inland Group.

Daniel L. Goodwin was the founder of the Inland real estate organization in May 1968 and is currently the controlling stockholder, chairman of the board and chief executive officer of The Inland Group, Inc., a holding company that was formed in July 1982.  Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group.  In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001.  Mr. Goodwin also has served as a director of Inland Real Estate Corporation, a publicly traded real estate investment trust, since 2001, and served as its chairman of the board from 2004 to April 2008.

Housing.  Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors, the Northern Illinois Commercial Association of Realtors, and was inducted into the Hall of Fame of the Chicago Association of Realtors in 2005.  He is also the author of a nationally recognized real estate reference book for the management of residential properties.  Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund.  He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council.  He has served as Chairman of the DuPage County Affordable Housing Task Force.  Mr. Goodwin also founded New Directions Affordable Housing Corporation, a not for profit entity.

Education.  Mr. Goodwin obtained his bachelor degree from Northeastern Illinois University and his master’s degree from Northern Illinois University.  Following graduation, he taught for five years in the Chicago Public Schools.  Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Robert H. Baum has been a principal of the Inland real estate organization since May 1968 and is currently the vice-chairman and executive vice-president and general counsel of The Inland Group, positions he has held since July 1982.  In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates.  This includes supervising the Inland Law Department and serving as liaison with outside counsel.

Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois.  He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association.  Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois.  He is also an Illinois licensed real estate broker.  He has served as a director of American National Bank of DuPage and Inland Bank and currently serves as a director of Inland Bancorp, Inc., a bank holding company.

Mr. Baum is a past member of the Men’s Council of the Museum of Contemporary Art in Chicago. He is currently a member of the board of directors of Wellness House, a charitable organization that exists to improve the quality of life for people whose lives have been affected by cancer and its treatment by providing psychosocial and educational support to cancer patients, their families and friends.  He also is a governing member of the Chicago Symphony Orchestra.  Mr. Baum received a bachelor degree from The University of Wisconsin and a juris doctor degree from The Northwestern School of Law.

G. Joseph Cosenza has been a principal of the Inland real estate organization since May 1968 and is currently the president of Inland Real Estate Acquisitions, Inc., a position he has held since November 1988.   Mr. Cosenza immediately supervises a staff of twenty-five persons who engage in property acquisitions and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchases of more than $28 billion of income-producing real estate from 1968 to the present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University and his master’s degree from Northern Illinois University. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts where he also served as assistant principal while operating Inland with Messrs. Goodwin, Parks, and Baum on a part time basis. Mr. Cosenza has been a licensed real estate broker since 1968 and has previously been active in various national and local real estate associations, including the National Association of REALTORS®, the Urban Land Institute, and the Northern Illinois Association of REALTORS®.

Mr. Cosenza was chairman of the board of American National Bank of DuPage from 1983 to 1990 and served as chairman, 1981 to 1983, and a director, 1983 to 1990, of Continental Bank of Oakbrook Terrace. He also served as a director of Inland Bank & Trust (formerly known as Westbank) from 1996 to 2005, and was chairman for a short time.  He was also a director on the board of Inland Bancorp, Inc., which owns Inland Bank & Trust and which recently combined three banks having a total of eleven locations in the Chicago area, from 2001 to 2005. Mr. Cosenza was a director and a member of the management committee of Inland Real Estate Corporation from 1994 to 2005.

Robert D. Parks has been a principal of the Inland real estate organization since May 1968 and is currently chairman of IREIC, a position he has held since November 1984.  Mr. Parks has also served as a director of Inland Investment Advisors, Inc. since June 1995.  Mr. Parks served as a director of Inland Securities Corporation from August 1984 until June 2009.  He has served as the chairman of the board and a director of Inland Diversified Real Estate Trust, Inc., since its inception in October 2010, and Inland American Real Estate Trust, Inc. since its inception in October 2004.  He served as the chairman of the board and a director of Inland Western Retail Real Estate Trust, Inc., from its inception in March 2003 to October 2010.  He served as a director of Inland Real Estate Corporation from 1994 to June 2008, and served as chairman of the board from May 1994 to May 2004 and president and chief executive officer from 1994 to April 2008.  He also served as a director and chairman of the board of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 to March 2006, and as chief executive officer until December 2004.  Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC.  He oversees and coordinates the marketing of all investments and investor relations.

He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master’s degree from the University of Chicago and later taught in Chicago’s public schools. He is a member of NAREIT.

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.

Name	Age*	Position
Brenda G. Gujral	68	Director and Chairman of the Board
[ ]	[ ]	Independent Director
[ ]	[ ]	Independent Director
[ ]	[ ]	Independent Director
JoAnn M. Armenta	36	Director, President and Chief Operating Officer
Roberta S. Matlin	66	Vice President
Lori J. Foust	46	Treasurer
Cathleen M. Hrtanek	34	Secretary

*As of January 1, 2011

Brenda G. Gujral has served as a director and the chairman of our board since August 2011.  Ms. Gujral also serves as chief executive officer and a director of IREIC. She served as president and a director of IREIC from July 1987 through June 1992. She was again named president and a director of IREIC upon her return to IREIC in January 1998, and served as president until January 2011.  She was named chief executive officer of IREIC in January 2008.  Ms. Gujral served as the president and chief operating officer of Inland Securities Corporation from January 1997 to June 2009, and has been a director of Inland Securities Corporation since January 1997.  Additionally, Ms. Gujral has served as a director of Inland Investment Advisors, Inc., an investment advisor, since January 2001.  She has served as a director (since March 2003) and chief executive officer (June 2005 to November 2007) of Inland Western Retail Real Estate Trust, Inc., as president and a director of Inland American Real Estate Trust, Inc. since its inception in October 2004 and as a director (since June 2008) and president (from June 2008 to May 2009) of Inland Diversified Real Estate Trust, Inc.  Ms. Gujral also has been the chairman of the board of Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation) since May 2001 and a director of Inland Opportunity Business Manager & Advisor, Inc. since April 2009.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.  Ms. Gujral works with internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for thirty-one years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral graduated from California State University.  She holds Series 7, 22, 39 and 63 certifications from FINRA, and is a member of NAREIT, the Investment Program Association and the Real Estate Investment Securities Association.  Additionally, Ms. Gujral serves on the board of directors of the Disability Rights Center of the Virgin Islands, an organization that focuses on advancing the legal rights of people with disabilities in the U.S. Virgin Islands.

JoAnn M. Armenta has served as a director and our president and chief operating officer since August 2011.  She serves in the same roles for our Business Manager.  Ms. Armenta has served as the president and chief executive officer of the entities owning the real estate managers for Inland Diversified

Real Estate Trust, Inc. since November 2009.  She is responsible for the management, leasing, marketing and operations of Inland Diversified’s properties and is also responsible for overseeing the department that performs the due diligence on the assets Inland Diversified purchases which includes financial modeling, property inspection, capital projections and all other processes involved with purchasing an asset.  She also served as president of real estate management for the portfolio of Inland Retail Real Estate Trust, Inc. from December 2001 to February 2007.  Her responsibilities in this role included complete oversight of the company’s management, leasing, marketing and operations, including supervising 165 employees located in thirteen offices throughout the eastern part of the United States. Ms. Armenta joined the Inland organization in 1992, in the multi-family/residential management division of Mid-America Management in 1992 and began overseeing the management of retail, office and industrial properties in 1995.

Ms. Armenta was the 2008 Dean of Open Air Centers for the University of Shopping Centers at the Wharton Business School and holds SCSM, SCLS, SCMD and a CDP accreditations with the International Council of Shopping Centers, or ICSC.  She is one of only ten people in all of ICSC to hold all four of their designations.  She is the 2009 winner of the Crystal Apple award from the Illinois Real Estate Journal honoring women in real estate and attended Elmhurst College in Elmhurst, Illinois.

Roberta S. Matlin has served as our vice president, and the vice president of our Business Manager, since August 2011.  Ms. Matlin joined IREIC in November 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also has been a director of Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation) since May 2001, a director of Inland Institutional Capital Partners Corporation since May 2006 and a director of Pan American Bank since December 2007.  She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995 and a director and vice president of Inland Securities Corporation since July 1995.  Ms. Matlin has served as the vice president of Inland Diversified Real Estate Trust, Inc. since September 2008 and Inland Diversified Business Manager & Advisor, Inc. since May 2009, where she served as president from June 2008 until May 2009.  She has served as vice president — administration of Inland American Real Estate Trust, Inc. since its inception in October 2004.  Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from September 1998 until December 2004, vice president of administration of Inland Real Estate Corporation from March 1995 until June 2000 and trustee and executive vice president of Inland Mutual Fund Trust from October 2001 until May 2004. Ms. Matlin also has served as the president of Inland Opportunity Business Manager & Advisor, Inc. since April 2009.  Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin received her bachelor degree from the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA.  Ms. Matlin is a member of NAREIT, the Investment Program Association and the Real Estate Investment Securities Association.

Lori J. Foust has served as our treasurer, and the treasurer of the Business Manager, since August 2011.  Ms. Foust has also served as the treasurer (since October 2005) and principal financial officer (since September 2007) of Inland American Real Estate Trust, Inc. She also has served as the chief financial officer of Inland American Business Manager & Advisor, Inc. since October 2005 and as a director and the treasurer of Inland American’s consolidated joint venture Minto Builders (Florida), Inc. since January 2006. Ms. Foust also served as the treasurer of Inland Diversified Real Estate Trust, Inc. from June 2008 to November 2009 and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to March 2006. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory

Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida. Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Cathleen M. Hrtanek has served as our secretary, and the secretary of the Business Manager, since August 2011.  Ms. Hrtanek joined Inland in 2005 and is an assistant counsel and assistant vice president (since March 2011) of The Inland Real Estate Group, Inc.  In her capacity as assistant counsel, Ms. Hrtanek represents many of the entities that comprise the Inland Real Estate Group of Companies on a variety of legal matters.  She is also a member of the audit committee for all public partnerships sponsored by IREIC.  Ms. Hrtanek also has served as the secretary of Inland Diversified Real Estate Trust, Inc. since September 2008, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation) since August 2009.  Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois since September 2001.  Ms. Hrtanek has been admitted to practice law in the State of Illinois and is a licensed real estate broker.  Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University of Chicago School of Law.

Duties of Our Executive Officers

As an externally advised corporation with no paid employees, our day-to-day operations generally are performed by our Business Manager.  All of our executive officers are also officers or directors of our Business Manager.  Generally, the only services performed by our executive officers in their capacity as executive officers of our company are those required by law or regulation, such as executing documents as required by Maryland law and providing certifications required by the federal securities laws.  Otherwise, these executive officers are acting on behalf of our Business Manager in performing its obligations under the business management agreement.  Our directors, including a majority of our independent directors, not otherwise interested in the transactions are responsible for approving all transactions between us and our Business Manager or its affiliates and for approving the compensation paid to our Business Manager and its affiliates as reasonable in relation to the nature and quality of services to be performed.  Our board also is responsible for ensuring that the provisions of the business management agreement are being carried out.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion.  Our bylaws require, however, that a majority of the members of each committee be independent directors.

Audit Committee

Our board has formed an audit committee consisting of our three independent directors.  [                    ] qualifies as an “audit committee financial expert”  and serves as the chairman of the committee.  The audit committee assists the board in overseeing:

•                                          our accounting and financial reporting processes;

•                                          the integrity and audits of our financial statements;

•                                          our compliance with legal and regulatory requirements; and

•                                          the performance of our internal and independent auditors.

The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls.  The audit committee operates pursuant to a written charter adopted by our board of directors.  The charter is posted on our web site, [                      ].

Compensation Committee Interlocks and Insider Participation

None of our officers or employees, or the officers or employees of our subsidiaries will participate in the deliberations of our board of directors concerning executive officer compensation.  In addition, none of our executive officers has served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Compensation of Executive Officers

All of our executive officers are officers of IREIC or one or more of its affiliates and will be compensated by those entities, in part, for their service rendered to us. We will not separately compensate our executive officers for their service as officers, nor will we reimburse either our Business Manager or Real Estate Managers for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Business Manager or its affiliates or our Real Estate Managers.  For these purposes, the secretary of our company and the Business Manager will not be considered an “executive officer.”  In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers.

Compensation of Directors

We will pay our independent directors an annual fee of $20,000 plus $1,000 for each in-person meeting of the board or a committee of the board and $500 for each meeting of the board or a committee of the board attended by telephone.  We also will pay the chairpersons of any committee of our board, including any special committee, an annual fee of $5,000. We will reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.  We will not compensate any director that also is an employee of our Business Manager or its affiliates.

Our Business Manager

Our Business Manager, Inland Core Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The Business Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin and Cosenza are set forth above under “— Inland Affiliated Companies” and the biographies of Ms. Armenta, Ms. Matlin, Ms. Foust and Ms. Hrtanek are set forth above under “— Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	67	Director
G. Joseph Cosenza	67	Director
Catherine L. Lynch	52	Director
JoAnn M. Armenta	36	Director, President and Chief Operating Officer
Louis Quilici	61	Senior Vice President
Roberta S. Matlin	66	Vice President
Lori J. Foust	46	Treasurer
Cathleen M. Hrtanek	34	Secretary

*As of January 1, 2011

Catherine L. Lynch has served as a director of our Business Manager since August 2011.  Ms. Lynch joined the Inland organization in 1989.  She has served as the treasurer and secretary of IREIC since January 1995, as a director and treasurer of Inland Investment Advisors, Inc. since June 1995, as treasurer and secretary of Inland Securities Corp. since June 1995, as treasurer of Inland Institutional Capital Partners, Inc. since May 2006 and as treasurer of Inland Capital Markets Group, Inc. since January 2008.  Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989.  Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois.  Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Ms. Lynch also is registered with FINRA as a financial operations principal.

Louis B. Quilici has served as the senior vice president of our Business Manager since the effective date of this offering.  Mr. Quilici joined IREA in March 1984.  He was promoted to assistant vice president in July 1987, vice president in July 1989 and senior vice president in 2002, serving in that position until he joined our Business Manager concurrent with the commencement of this offering.  During his tenure at IREA, he was responsible for acquiring in excess of $4 billion in property.  Prior to joining the IREA, Mr. Quilici was a certified real estate appraiser and is currently a licensed Illinois Real Estate Broker.  In 1988 and 1989 he was appointed director of American National Bank of Downers Grove. He is member of the Chicago Association of Realtors, the International Council of Shopping Centers, the National Association of Realtors, and National Institution of Commercial Realtors.

Our Real Estate Managers

Our two real estate managers, Inland Core Real Estate Services LLC and Inland Core Management LLC, which we refer to together herein as our “Real Estate Managers,” are Delaware limited liability companies, the sole member of which is Inland Core Management HOLDCO LLC, which has four members, all corporations, which are controlled by the four principals of The Inland Group.  Each Real Estate Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

The following table sets forth information regarding the executive officers and directors of Inland Core Management I Corp., Inland Core Management II Corp., Inland Core Management III Corp. and Inland Core Management IV Corp., the four corporations that own our Real Estate Managers.  These four entities are referred to herein as the “Management Corps.”

Name	Age*	Position
Larry R. Sajdak	32	Director and President
Elizabeth D. McNeeley	55	Director and Treasurer and Secretary
Alan F. Kremin	64	Director
Sonya J. Hene	48	Director
Frances C. Panico	61	Director

*As of January 1, 2011

Larry R. Sajdak has served as the president of the Management Corps. since August 2011.  Mr. Sajdak joined Inland in 1998. and also currently serves as the vice president of property management for both Inland Diversified Real Estate Services LLC and Inland Continental Property Management LLC.  He oversees management, leasing, business management and operations functions for Inland Diversified Real Estate Trust, Inc. and Continental’s properties and reports directly to the president of both divisions.  As of August 2011, these entities had a total of thirty-three employees managing approximately 18 million square feet of retail, office, industrial and residential properties.

Mr. Sajdak originally joined Mid-America Management in 1998 working in the marketing department of the multi family, residential management division.  In 2002, Mr. Sajdak transitioned responsibilities to the oversight of all business management functions for Mid-America Management and Inland Retail Real Estate Trust, Inc.  Mr. Sajdak joined Inland Western Retail Real Estate Trust, Inc. as a property manager in 2004, and was then appointed to the role of assistant vice president of property management in the same year, and later to vice president of property management in June 2006.  Mr. Sajdak held this position until 2009 when he transitioned into the role of vice president, asset management for Inland Western.

Mr. Sajdak is currently an active member of the International Council of Shopping Centers, the Urban Land Institute and is a licensed Real Estate Salesperson in the state of Illinois.  He has attended various John T. Riordan ICSC educational programs and was selected as a Rising Star for Chain Store Age Magazine’s “40 Under 40” in January of 2007.

Elizabeth D. McNeeley has served as a director and the treasurer and secretary of the Management Corps. since August 2011.  She originally joined Inland Southeast Property Management as a property accountant in January 2002.  In January 2003, she was promoted to Senior Property Accountant for Inland Western Management Corp., and in July 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp.  Ms. McNeeley also has served as a vice president of the corporations owning the property managers for Inland American Real Estate Trust, Inc. since August 2005 and as an officer of the corporations owning the Real Estate Managers for Inland Diversified Real Estate Trust, Inc. since 2009.  As senior vice president of Inland Diversified Management Services LLC, she oversees all accounting functions for the management of over 19 million square feet of retail, office, industrial and residential properties.   Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices.  She also taught mathematics at both the middle school and junior college level.  Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master’s degree from DePaul University, Chicago, Illinois.  She is a licensed real estate broker.

Alan F. Kremin has served as a director of the Management Corps. since August 2011.  Mr. Kremin joined The Inland Group in 1982.  Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc. and various other subsidiaries of The Inland Group in March 1991.  As the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, corporate asset management, cash budgeting and corporate tax planning for the consolidated group and serving as a director for various subsidiaries of The Inland Group, Inc.  Mr. Kremin has served as vice president of finance and manager of Inland Real Estate Development, LLC since November 2004.  He also has served as treasurer and director of Midwest Real Estate Equities, Inc. since June 1999, chief financial officer and director of Inland Atlantic Development Corporation since March 2007 and treasurer and manager of Metropolitan Construction Services, LLC since November 1999.  He also serves as director of Inland North American Property Management Corp., Inland North American Retail Management Corp., Inland North American Office Management Corp., Inland Continental Property Management Corp., Mid-America Management Corp. and Community Property Management Corp.  Mr. Kremin also served as treasurer of our sponsor from 1986 to 1990, when he supervised the daily operations of its accounting department.  Prior to joining The Inland Group, Mr. Kremin served for three years as a controller of JMB Realty Corporation.  Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company.  He received his bachelor degree in accounting from Loyola University in Chicago, Illinois.  Mr. Kremin is a certified public accountant and holds insurance and real estate broker licenses.

Sonya J. Hene has served as a director of the Management Corps. since August 2011.  Ms. Hene joined Inland Continental Property Management Corp. as a leasing manager in July 2009.  In January 2011, she was promoted to assistant vice president for Inland Diversified Real Estate Services LLC and Inland Continental Property Management Corp.  Ms. Hene oversees leasing activities including renewals and extensions for over 19 million square feet of retail and office space.  Prior to joining Inland, Ms. Hene was a real estate manager with The Home Depot where she led a development team charged with acquisition and entitlement of property for the new store program, as well as directed the disposal of surplus assets.  She has also served as director of acquisitions and entitlements for Kimball Hill Homes, where her duties included negotiating contracts and obtaining entitlements for purchase of large-scale urban infill projects in the Chicago metropolitan area, and selling that company’s excess commercial properties.  Ms. Hene received her bachelor degree from DePaul University in political science and received a master of city and regional planning in city and regional planning from Rutgers University.  She is a licensed real estate salesperson in Illinois.

Frances C. Panico has served as a director of the Management Corps. since August 2011.  Ms. Panico joined Inland in 1972.  Ms. Panico is also the president of Inland Mortgage Servicing Corporation and Senior Vice President of Inland Mortgage Corporation and Inland Mortgage Investment Corporation.  Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $3.7 billion.  She previously supervised the origination, processing and underwriting of single-family mortgages and also packaged and sold mortgages to secondary markets.  Ms. Panico’s other primary duties at Inland have included coordinating collection procedures and overseeing the default analysis and resolution process.  Ms. Panico received her bachelor degree in business and communication from Northern Illinois University.

The Business Management Agreement

Duties of Our Business Manager.  We have entered into a business management agreement with Inland Core Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•                                          identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

•                                          preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•                                          maintaining relationships with, and supervising services performed by, lenders, consultants, accountants, brokers, third party property or asset managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and sellers and buyers of assets, among others;

•                                          communicating with stockholders, brokers, dealers, financial advisors and custodians, and arranging for, and planning, our annual meetings of stockholders;

•                                          assisting the board of directors in evaluating potential asset dispositions and liquidity events, including interacting with experts, investment banking firms and potential acquirors;

•                                          administering our accounting functions, including without limitation: (1) establishing and implementing accounting and financial reporting procedures, processes and policies; (2) maintaining our general ledger and sub ledgers; (3) budgeting, forecasting and analyzing our performance; (4) monitoring our compliance with The Sarbanes—Oxley Act of 2002, as amended, and the effectiveness of our internal controls; (5) monitoring and ensuring compliance with ratios and covenants set forth in any loan documents; and (6) providing required monthly, quarterly and annual financial reporting to our lenders; and

•                                          undertaking and performing all services or other activities necessary and proper to carry out our investment objectives, including providing secretarial, clerical and administrative assistance for us and maintaining a web site that provides up-to-date information.

Our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.  See “Conflicts of Interest” for additional discussion regarding the business management agreement.

Ancillary Agreements.  Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business.  To do so, the Business Manager, or we in the case of the trademark license agreement and the legal services agreement, have entered into various agreements with IREIC and its affiliates.  Except as otherwise described below, we have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a “service provider” or, collectively, the “service providers,” for the expenses paid or incurred to provide these services including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf. Expenses include, but are not limited to, all:

•                                          taxes and assessments on income or real property and taxes;

•                                          premiums and other associated fees for insurance policies including director and officer liability insurance;

•                                          expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                                          administrative service expenses charged to, or for the benefit of, us by third parties;

•                                          audit, accounting and legal fees charged to, or for the benefit of, us by third parties;

•                                          transfer agent and registrar’s fees and charges paid to third parties; and

•                                          expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

Except as otherwise described below, we also will reimburse the service providers for the salaries, benefits and overhead of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates).  In the case of employees of IREIC who also provide services for other entities sponsored by, or affiliated with, IREIC, we will reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by those persons on matters for us compared to the time spent by that same person on all other matters including our matters.  In the case of each service provider other than IREIC, but except as otherwise provided below or otherwise agreed to in writing by us or the Business Manager, we will be responsible for the payment of the charges billed by that entity for work done for our benefit.  These charges will be based upon: (1) the “hourly billing rate” of the persons providing services for the service provider; (2) fixed amounts; or (3) a combination of the “hourly billing rate” and fixed amounts, all as set forth in the respective ancillary agreements between us or the Business Manager and the service provider.  The “hourly billing rate” for those persons performing services for the service providers will be based on the budgeted salaries, benefits, overhead and operating expenses of the service providers.  In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis to its clients based on the revenues attributable to each client.

These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

•                                          Communications Services.  Inland Communications, Inc. will provide marketing, communications and media relations services, including designing and placing advertisements, editing marketing materials, preparing and reviewing press releases, distributing certain investor communications and maintaining branding standards.

•                                          Computer Services.  Inland Computer Services, Inc., or “ICS,” will provide data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access.  ICS will be compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•                                          Insurance and Risk Management Services.  Inland Risk and Insurance Management Services, Inc., or “IRIM,” will provide insurance and risk management services, including negotiating and obtaining insurance policies, managing and settling claims and reviewing and monitoring our insurance policies.  IRIM will receive a portion of any commissions paid to third party brokers for placing insurance policies for us, and will not be reimbursed for any expenses incurred in providing these services.

•                                          Institutional Investor Relationship Services. Inland Institutional Capital Partners Corporation, or “ICAP,” will provide advice regarding our current market position, secure institutional investor commitments, and form ventures with unaffiliated operating partners.

•                                          Investment Advisory Services.  Inland Investment Advisors, Inc., or “Inland Advisors,” will provide investment advisory agreement services.  This agreement will grant Inland Advisors full discretionary authority to invest or reinvest certain of our assets in securities of publicly traded and privately held entities, and will give Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of these securities.

•                                          Legal Services.  TIREG will provide legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents, performing due diligence and rendering legal opinions.

•                                          Mortgage Placement Services.  Inland Mortgage Brokerage Corporation, or “IMBC,” and Inland Commercial Mortgage Corporation, or “ICMC,” will place mortgages for us.

•                                          Mortgage Servicing.  Inland Mortgage Servicing Corporation, or “IMSC,” will service mortgages for us.

•                                          Office Services.  Inland Office Services, Inc., or “IOS,” will provide office and administrative services, including purchasing and maintaining office supplies, office equipment and furniture, installing and maintaining telephones, maintaining security, providing mailroom, courier and switchboard services and procurement services.  IOS will negotiate and manage contract programs including but not limited to business travel, cellular phone services and shipping services.

•                                          Personnel Services.  Inland Human Resource Services, Inc. will provide personnel services, including pre-employment services, new hire services, human resources, benefit administration and payroll and tax administration.

•                                          Property Tax Services.  Investors Property Tax Services, Inc. will provide property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License.  ICS has granted the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement.  ICS provides the Business Manager with all upgrades to the licensed software.

•                                          Trademark License.  We will enter into a license agreement with TIREG granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.  TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement.  The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of its obligations under the trademark license agreement.  Either party may terminate the license agreement upon thirty days prior written notice.  If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Term.  The business management agreement has a term of one year and may be renewed for successive one year terms upon the mutual consent of the parties, including approval by a majority of our independent directors.  Our board of directors will evaluate the performance of our Business Manager each time before renewing the business management agreement.  The criteria used in this review will be reflected in the minutes of that meeting.  The agreement may be terminated, without cause or penalty, by us, upon a vote by a majority of the independent directors, or by the Business Manager on sixty days written notice to the other party.  If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition. Our board of directors, including a majority of our independent directors, will approve a successor business manager only upon determining that the new business manager possesses sufficient qualifications to perform the business management functions for us and that the compensation to be received by the new business manager pursuant to the new business management agreement is justified.

Compensation.  We will compensate our Business Manager in consideration for the services provided to us.  See “Compensation Table” for a detailed discussion regarding the fees we will pay and expenses that we will reimburse to our Business Manager.  The terms and conditions of the business management agreement, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties; however, we will continue to be subject to any limits set forth in our charter until our charter is amended, which would require stockholder approval.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors.  See “Conflicts of Interest” for additional discussion regarding fees paid to the Business Manager.

Our independent directors will determine from time to time, and at least annually, that the compensation that we agree to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed and is within the limits prescribed by our charter and applicable law.  Our independent directors also will supervise the performance of our Business Manager and the compensation that we pay to it to ensure compliance with the provisions of our business management agreement.  Each determination will be recorded in the minutes of our board of directors meetings and based on the factors set forth below and other factors that the independent directors deem relevant:

•                                          the size of the base business management fee in relation to the size, composition and profitability of our portfolio;

•                                          the success of our Business Manager in generating opportunities that meet our investment objectives;

•                                          the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by business managers performing similar services;

•                                          additional revenues realized by our Business Manager and its affiliates through its relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•                                          the quality and extent of service and advice furnished by our Business Manager;

•                                          the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                                          the quality of our portfolio in relation to the investments generated by affiliates of our Business Manager for the account of their clients.

Reimbursement.  Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•                                          2% of our “average invested assets” for that fiscal year; or

•                                          25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

For these purposes, items such as organization and offering expenses, property-level expenses (including any fees payable under our agreements with the Real Estate Managers), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to our Business Manager, acquisition fees and expenses, commissions payable on the sale of properties and any other expenses incurred in connection with acquiring, disposing (including any disposition fee payable in respect of real estate assets) and owning real estate assets are excluded from the definition of total operating expenses.  Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels.  See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Liability and Indemnification.  Under our charter, the business management agreement, and the real estate management agreements described below, we are generally required to indemnify our Business Manager, Real Estate Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•                                          our board of directors has determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•                                          the person seeking indemnity was acting on behalf of, or performing services for, us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by that person or entity unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person or entity;

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•                                          a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•                                          the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advance; and

•                                          the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Real Estate Management Agreements

We have entered into real estate management agreements, sometimes referred to herein as the “master management agreements,” with each of our Real Estate Managers.

Duties of our Real Estate Managers.  Our Real Estate Managers and their affiliates will manage each of our real properties.  At the time we acquire a property that we would like one of our Real Estate Managers to manage, we will enter into a separate property-specific agreement.  Under this agreement, the applicable Real Estate Manager typically will be responsible for:

•                                          managing the property;

•                                          overseeing and reporting leasing activities for the property;

•                                          preparing monthly operating reports and annualized budgets for the property;

•                                          collecting rent, assessments and other items, including security deposits;

•                                          making, or causing to be made, ordinary repairs and replacements necessary to preserve the property;

•                                          negotiating and entering into contracts for budgeted expense items;

•                                          instituting actions to evict tenants or to recover rent and other sums due, if necessary;

•                                          evaluating, on an ongoing basis, the financial strength of each tenant as well as the overall tenant mix at each property;

•                                          monitoring distressed, weak or bankrupt tenants and pursuing collections;

•                                          performing construction management for tenant build-outs and out-parcel developments, to the extent applicable;

•                                          administering ongoing preventative maintenance programs for structures such as roofs and parking lots and crisis management programs in the event of a flood, fire, hurricane or other disaster;

•                                          reviewing environmental needs and remediation projects at each property;

•                                          coordinating marketing events, including community events to drive traffic at properties;

•                                          performing due diligence, including conducting preliminary site reviews and tenant interviews, confirming the status of new construction and participating in the review of all leases and financial analysis;

•                                          reviewing incoming invoices, leases and internal control points;

•                                          monitoring master lease tenants; and

•                                          coordinating all post-closing activities related to the purchase and sale of each property, including preparing tax and common area maintenance prorations between the buyer and seller.

Inland Core Management HOLDCO LLC, the sole member of our Real Estate Managers, will hire, direct and establish policies for employees who will have direct responsibility for operating each property.

Compensation.  We will compensate our Real Estate Managers in consideration for the services provided to us.  See “Compensation Table” for a detailed discussion regarding the fees we anticipate paying and expenses that we will reimburse to our Real Estate Managers.  The terms and conditions of the master management agreements, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties.

Term.  The master management agreement with each Real Estate Manager has a term of one year and may be renewed for successive one year terms.  Each master management agreement may be terminated by mutual consent of the parties.  We also may terminate the master management agreements without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the Real Estate Managers.  If a master management agreement is terminated, any property-specific agreements will terminate automatically, and the Real Estate Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

The Real Estate Managers or their affiliates may subcontract with an affiliate or a third party agent to provide a limited scope of real estate management services for a particular property.  The Real Estate Managers will be responsible for paying any fees due to these entities.  Inland Core Management HOLDCO LLC may form additional subsidiary real estate management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States.  Inland Securities also is licensed to sell securities in the province of Ontario, Canada as an international dealer.  Since being formed, Inland Securities has served as the dealer manager in connection with offering investment products sponsored by IREIC.  Inland Securities has not rendered these services to anyone other than affiliates of TIREG or entities sponsored by IREIC.  Inland Securities is a member firm of FINRA. See “Conflicts of Interest” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “— Our Directors and Executive Officers” in this section, and the biography of Ms. Lynch is set forth above under  “— Our Business Manager” in this section.

Name	Age*	Position
Brenda G. Gujral	68	Director
Brian M. Conlon	52	Director and President
Roberta S. Matlin	66	Director and Vice President
Catherine L. Lynch	52	Director, Treasurer and Secretary
Fred C. Fisher	66	Senior Vice President

*As of January 1, 2011

Brian M. Conlon has been a director and the president of Inland Securities Corporation since July 2009 and June 2009, respectively, and has also served as the president of IREIC since January 2011 and a director of IREIC since February 2011.  Mr. Conlon joined Inland Securities Corporation as executive vice president in September 1999 and served in that position until June 2009. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives.  Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations.  Mr. Conlon served on the national board of directors for the Financial Planning Association in 2001 and 2002.  Mr. Conlon received his bachelor degree from Georgia State University in Atlanta, Georgia and received a master’s degree in business administration from the University of Dallas, in Dallas, Texas.  Mr. Conlon holds Series 7, 24 and 63 certifications with FINRA.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region.  In 1994, he was promoted to senior vice president.  Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio.  Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company.  Mr. Fisher holds Series 7, 22 and 63 certifications with FINRA.

Becoming Self-Managed

As noted herein, we are a newly-formed entity with no operating history and no assets.  There is no assurance that we will achieve our objectives or that we will operate profitably.  We anticipate incurring significant costs to acquire real estate assets and to operate our business.  We have not, however, hired any employees to manage and oversee our assets.  Instead, we have engaged the Business Manager to manage and operate our business and the Real Estate Managers to provide real estate management services.  The Business Manager also will arrange for all of the ancillary services described herein and provided by entities related to, or affiliated with, the Business Manager.

At some point in the future, we may consider becoming “self-managed” by internalizing the functions performed for us by our Business Manager and Real Estate Managers, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event.  We understand that substantially all of the REITs that are publicly-traded are “self-administered” not because it is legally required but rather because of market preferences.  As a starting point, we will likely not consider listing our shares until our board believes that our assets and income can support a fully-internalized management and operating staff within the context of the returns that we are seek to pay to our stockholders. Any decision to become self-managed by acquiring our Business Manager and Real Estate Managers will be made by our board and require the approval of a majority of our independent directors.  If we pursue a transaction with our Business Manager and Real Estate Managers, the independent directors, as a whole, or a committee thereof, will negotiate the specific terms and conditions of any agreement or agreements to acquire these entities, including the actual purchase price, subject to the limits described herein.  The independent directors likely will retain counsel and financial advisors and may obtain an opinion on the fairness of the consideration paid for these entities.

If our board decides to become self-managed, the method by which we could do so could take many forms.  For example, we may acquire our Business Manager and Real Estate Managers or their respective assets, including their existing workforce, through a merger or by acquiring the assets and liabilities of each entity.  In general, an internalization transaction could result in significant payments to the owners of our Business Manager and Real Estate Managers.  Our Business Manager and Real Estate Managers have advised our board that neither the Business Manager nor the Real Estate Managers will agree to be acquired unless the internalization occurs in connection with a listing or other liquidity event.  See “Investment Objectives and Policies — Liquidity Events” for a definition of “liquidity event.”

Further, our Business Manager and Real Estate Managers have agreed to a limit on the purchase price for those entities and the form of the consideration if we decide to internalize our management functions by acquiring our Business Manager and Real Estate Managers in connection with a liquidity event.  More specifically, in no event may the aggregate payment for these entities exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction, giving effect to any asset acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction.  In addition, we will issue shares of our common stock, rather than cash, to pay the purchase price.  The per share price of the stock will be negotiated and calculated at the time of the transaction(s).  In calculating the purchase price, we will exclude any costs or expenses of the internalization transaction that we may agree to pay or reimburse for either: (1) costs and expenses our Business Manager or Real Estate Managers have incurred on our behalf; or (2) costs and expenses our Business Manager or Real Estate Managers incur directly in connection with the internalization transaction.

Notwithstanding the limit on the purchase price described above, our board could choose to internalize our management functions by having us hire our own group of executives and other employees or by entering into an arrangement with a third party, such as a merger, which would result in us having our own management team.  These alternatives will not be subject to the limits described above.

CONFLICTS OF INTEREST

Conflicts of Interest

Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC.  The most significant conflicts of interest we may face in operating our business are described below, and should be read together with the risk factors described in the section of our prospectus captioned “Risk Factors.”

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and our Real Estate Managers.

We do not have any employees and will rely on persons performing services for our Business Manager and Real Estate Managers and their affiliates to manage our day-to-day operations. Some of these persons, including Ms. Gujral, Ms. Armenta, Ms. Matlin, Ms. Foust, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, also provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and assets and the business and assets of IREIC, its affiliates and the other entities formed and organized by IREIC. In addition, if another investment program sponsored by IREIC decides to internalize its management functions in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Managers, and if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC was negotiated at arm’s-length.  These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties.

Our Business Manager and its affiliates will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

We will pay significant fees to our Business Manager, Real Estate Managers and other affiliates of IREIC for services provided to us.  Our Business Manager will receive fees based on the aggregate book value, including acquired intangibles, of our invested assets, the contract purchase price of our assets and on the gross consideration we receive from selling our assets.  Further, our Real Estate Managers will receive fees based on the gross income from properties under management and may also receive market-based leasing and construction management fees.  Other parties related to, or affiliated with, our Business Manager or Real Estate Managers, including Inland Securities Corporation, may also receive fees or cost reimbursements from us.  These compensation arrangements may cause these entities to take or not take certain actions.  For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; or (2) retain instead of sell assets, even if our stockholders may be better served by sale or other disposition of the assets.  Further, the fact that we will pay the Business Manager an acquisition fee based on the contract purchase price of an asset may incentivize our Business Manager to cause us to pay a higher price for an asset than we otherwise would, or to purchase assets that may not otherwise be in our best interests.  Ultimately, the interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We will rely, in part, on an entity affiliated with IREIC to identify real estate assets.

We will rely, in part, on IREA to identify real estate assets for us to acquire.  IREA provides this service to other programs organized by IREIC.  These entities have, in some cases, rights of first refusal or other pre-emptive rights to the properties that IREA identifies.  Our right to acquire properties identified by IREA will be subject to the exercise of any prior rights vested in these entities.  We may not, therefore, be presented with opportunities to acquire properties that we otherwise would be interested in acquiring.  See “Conflicts of Interest — Dedicated Acquisitions Staff” for additional discussion regarding the rights vested in other IREIC-sponsored entities.

We compete with other programs previously sponsored by IREIC or IPCC for certain properties and other real estate-related investments.

Our Business Manager has the authority, subject to the direction an approval of our board, to make all of our investment decisions.  As described above, certain persons performing services for our Business Manager also provide services to other IREIC- or IPCC-sponsored programs.  We may compete with these programs for opportunities to acquire, finance or sell certain types of real estate assets. Our Business Manager may choose an asset that provides lower returns to us than an asset purchased by another IREIC- or IPCC-sponsored program. In the event these conflicts arise, we cannot assure you that the persons performing services for us have acted in our best interest.  Further, certain of these programs own and manage properties in the geographical areas in which we expect to own properties. Therefore, our properties may compete for tenants with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Managers may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation is an affiliate of IREIC and is not, therefore, independent. Thus, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities has been negotiated at arm’s length.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Our legal counsel also serves as the legal counsel to Inland Securities Corporation. Under applicable legal ethics rules, our counsel may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities:

•              purchasing real estate assets from, or selling real estate assets to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);

•              making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and

•              investing in joint ventures with any IREIC-affiliated entities.

This policy will not impact agreements or relationships between us and IREIC and its affiliates, including, for example, agreements with our Business Manager, Real Estate Managers and Inland Securities.

Dedicated Acquisitions Staff

Our Business Manager will employ a person or persons exclusively focused on identifying and acquiring real estate assets for us.  Any opportunities identified by our Business Manager will be presented only to us, and will not be subject to rights of first refusal previously granted to other programs sponsored by IREIC or its affiliates.

We will also rely, in part, on IREA to identify and assist in acquiring properties for us.  However, IREA provides this service to other programs organized by IREIC.  These entities have, in some cases, rights of first refusal or other pre-emptive rights to the properties that IREA identifies.  For example, IREA has granted IRC a right of first refusal to acquire shopping centers and single-user retail properties located within a 400 mile radius of Inland’s headquarters, that IREA identifies, acquires or obtains the right to acquire.  IREA has granted Inland American a right of first refusal to acquire all other properties and any REITs or real estate operating companies that IREA identifies, acquires or obtains the right to acquire, as well as the right to acquire any properties that IRC does not acquire, and has granted Inland Diversified a right of first refusal to acquire all real estate assets, other than real estate operating companies, that Inland American does not acquire.  Our right to acquire properties identified by IREA will be subject to the exercise of any prior rights vested in these entities.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. A majority of the independent directors must approve matters relating to or act upon:

•              any transfer or sale of our sponsor’s initial investment in us; provided however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•              the requirement that a majority of directors and of independent directors review and ratify the charter at or before the commencement of this offering;

•              the duty of the board to establish and review written policies on investments and borrowing and to monitor our and our Business Manager’s investment operations and performance to assure that those policies are in the best interests of our stockholders;

•              transactions, including sales and leases, loans and investments, involving our sponsor, the Business Manager, any Real Estate Manager, a director or any affiliate thereof;

•              the business management agreement;

•              liability and indemnification of our directors, Business Manager and its affiliates;

•              fees, compensation and expenses, including organization and offering expense reimbursements, acquisition fees and expenses, total operating expenses, real estate commissions, incentive fees, and compensation to our Business Manager;

•              real property appraisals;

•              the restrictions and procedures relating to annual and special meetings of stockholders;  and

•              the requirements of any distribution reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of August 31, 2011 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.  As of August 31, 2011, we had one stockholder of record.  Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table.  Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class

Brenda G. Gujral	—	*

JoAnn M. Armenta	—	*

Roberta S. Matlin	—	*

Lori J. Foust	—	*

Cathleen M. Hrtanek	—	*

Inland Real Estate Investment Corporation (2)	20,000	100%

* Less than 1%.

(1)   The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)   Inland Real Estate Investment Corporation shares voting and dispositive power over all of the shares that it beneficially owns with The Inland Group, Inc, or “TIGI,” of which IREIC is a wholly owned subsidiary, and Mr. Goodwin.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our board of directors will be responsible for implementing our investment objectives and policies. Our investment objectives generally are:

•              to preserve and protect our stockholders’ investments;

•              to acquire quality commercial real estate assets that generate, over time, sufficient cash flow from operations, as adjusted for acquisition costs, to fund sustainable and predictable distributions to our stockholders; and

•              to realize capital appreciation through the potential sale of our assets or other liquidity events, as described in this prospectus.

We will supplement this prospectus to describe any material changes to these investment objectives as well as our investment policies, and the methods for implementing them.  We cannot guarantee that we will achieve any of our investment objectives.

Investment Strategy

We intend to acquire the following core types of commercial real estate:

•              Retail properties. The retail sector is comprised of five main property types: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases will tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Income and population density are generally considered to be key drivers of local retail demand.

We intend to invest in necessity and grocery-anchored shopping centers which generally fall in the category of neighborhood retail or community centers.  We believe necessity and grocery-anchored retail is one of the more stable asset classes.  Necessity- and grocery-oriented tenants generally experience a consistent consumer demand for goods and services in both economic upturns and downturns.

•              Office buildings. Office properties are generally categorized based upon location and quality. Buildings may be located in central business districts, or “CBDs,” or suburbs. Buildings are also classified by general quality and size, ranging from Class A properties which are generally large-scale buildings of the highest-quality to Class C buildings which are below investment grade. We intend to invest in Class A or B office properties that we believe enjoy sufficient transportation access or are located within well-established suburban office and business parks or CBDs. We expect the duration of our office leases to be between five to ten years.

•              Multi-family properties.  Multi-family properties are generally defined as those having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single-family residential properties. There are three main types of multi-family properties: garden-style (mostly one-story apartments); low-rise; and high-rise. The better performing properties typically are located in urban markets or locations with strong employment and demographic dynamics. We plan to invest in multi-family properties that are located in or near employment centers that we believe have favorable potential for employment growth and conveniently situated with access to transportation and retail and service amenities.

•              Industrial/distribution and warehouse facilities. Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of industrial properties typically depends on its proximity to economic centers and the movement of trade and goods. In addition, industrial properties typically utilize a triple-net lease structure under which a tenant is generally responsible for property operating expenses in addition to base rent which mitigates the risks associated with rising expenses. We intend to invest in industrial properties that are located in major U.S. distribution hubs and near transportation modes such as port facilities, airports, rail lines and major highway systems.

We also may purchase single-tenant, net leased properties in each of these four core asset classes.  The leases for these properties generally will be either double-net or triple-net.  Double-net leases typically require the tenant to pay the costs of insurance and real estate taxes, but the landlord remains responsible for maintaining the roof and structure of the property.  Triple-net leases, in contrast, typically require the tenant to pay substantially all of the costs associated with operating and maintaining the property, such as maintenance, insurance, taxes, structural repairs and all other operating and capital expenses.  A third type of net lease, an “absolute triple-net lease,” also known as a bond lease, requires the tenant to bear every real estate risk related to the property, including the obligation to rebuild after a casualty, regardless of the adequacy of insurance proceeds, and to pay rent after partial or full condemnation.

We may purchase existing or newly-constructed properties as well as properties that are under development or construction, including those where development has not yet commenced.  In the case of development properties, we will likely partner with a third party having development expertise or condition acquisition of the property on development activities being complete.  In all cases, we may acquire or develop properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest.    We also may invest in real estate-related equity securities of both publicly traded and private real estate companies, as well as commercial mortgage-backed securities

Although we expect to use substantially all of the net proceeds from this offering to acquire commercial real estate located throughout the United States, we will not focus on any one particular geographic location.  We will, however, seek to diversify our portfolio both by property type and location in order to reduce the risk of reliance on a particular property type, location or tenant.  Our ability to achieve this objective, however, will depend on the amount of net proceeds available for us to invest.  Further, market conditions may dictate that we focus on a particular property type or location.  We generally will endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property.

We are not specifically limited in the number or size of the real estate assets that we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single asset. The number and mix of assets we acquire depends upon real estate and market conditions and other circumstances existing at the time we are acquiring our assets and the amount of proceeds we raise in this offering.  See “Risk Factors — Risks Related to the Offering.”

The Inland Platform — The Inland Track Record

Our Business Manager, a wholly owned subsidiary of IREIC, will have the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.  We believe that our Business Manager’s affiliation with Inland, which has more than forty years of experience in acquiring and managing real estate assets, will benefit us as we pursue and execute our investment objectives and strategy.

We believe our relationship with Inland provides us with various benefits, including:

•              Experienced Management Team — Inland’s management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse types of real estate assets, as well as a broad range of experience in financing real estate assets.  As of June 30, 2011, Inland cumulatively owned properties located in forty-eight states and managed assets with a book value exceeding $25.4 billion.

•              Expertise with Core Real Estate Assets — Two of the REITs previously sponsored by IREIC, Inland American and Inland Diversified own or are acquiring portfolios that contain core real estate assets.  As of June 30, 2011, Inland American owned, directly or indirectly through joint ventures in which it has a controlling interest, 981 properties, representing approximately 48.4 million square feet of retail, industrial and office properties, 9,790 multi-family units and 15,564 lodging rooms.  As of the same date, Inland Diversified, which was formed in 2009, owned, directly or indirectly, forty-one retail properties and two office properties, collectively totaling approximately 4.8 million square feet, and one multi-family property with 300 multi-family units.  Our management, including Ms. Armenta, Ms. Matlin, Ms. Foust, Ms. Hrtanek, Mr. Sajdak and Ms. McNeeley, among others, will be able to draw on Inland’s expertise in acquiring and managing a diverse portfolio of properties.

•              Seasoned Acquisition Team — Inland Real Estate Acquisitions, Inc., or “IREA,” will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring properties on our behalf.   Since January 2005, IREA has closed over 1,100 transactions, involving real estate valued at more than $17 billion.

•              Strong Industry Relationships —  We believe that Inland’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our strategies. These relationships will augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, Inland’s strong relationships with the tenant and leasing brokerage communities will aid in attracting and retaining tenants.

•              Centralized Resources — Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in the suburbs of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Real Estate as a Diversifying Asset Class

Historically, real estate has offered attractive returns compared to bonds, and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio.

Institutional investors like pension funds and endowments have increased the amount allocated to real estate.  For example, various surveys report that some of the largest pension plans in the U.S. are targeting a real estate allocation of 10% to 12% of their overall investment portfolios. Individual investors may also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate.  Shares of listed REITs, however, generally fluctuate in value with the stock market as a whole. Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolio to direct investments in real estate either through separate account arrangements or commingled funds. “Direct investments” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

Direct investments in real estate (particularly those held by institutional investors) generally differ from listed REITs in that the value per share is typically based directly on professional assessments of the fair value of the real estate owned by the entity. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces.

Industry benchmarks that track the value of direct investments in real estate as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to market conditions differently.

We believe that individual investors can benefit by adding direct investments in real estate as a component to their investment portfolios. Accordingly, our objective is to offer a similar investment option to a broad universe of investors through our continuous public offering.

Investment Policies

Due Diligence and Underwriting Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location and property type; creditworthiness of the tenants or potential tenants; condition and use of the assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the assets are located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations.  Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Business Manager; audited financial statements covering recent operations of properties having operating histories unless those statements are not required to be filed with the SEC and delivered to stockholders; and title and liability insurance policies.

With respect to the creditworthiness of the tenants, our Business Manager’s underwriting process will include an analysis of the financial condition of each potential tenant or guarantor, including income statements, balance sheets, net worth, cash flow, business plans, as well as the operating history of the property with the tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of acquisition.  In addition, we may decide to obtain guarantees of leases by the corporate parent of a potential tenant, in which case our Business Manager will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the seller’s management to discuss the company’s business plan and strategy.   A tenant will be considered “creditworthy” if it has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB— or better, or the lease payments are guaranteed by a company with these ratings. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants.

In addition, our Business Manager also will review the physical condition of each property and conduct a market evaluation to determine the likelihood of replacing the rental stream if the tenant defaults. Our Business Manager also generally will conduct, or require the seller to conduct, Phase I or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property.  If potential environmental liabilities are identified, we generally will want the seller to resolve the issues before we acquire the property, or we may seek contractual protection in the form of post-closing indemnities.

We will obtain an appraisal prepared by an appraiser independent of our Business Manager for each property we acquire.  The contractual purchase price (including acquisition expenses and any indebtedness assumed or incurred in respect of the investment but excluding acquisition fees and financing fees) for a property we acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, market rents, the terms and conditions of the particular lease transaction, the quality of the tenant’s credit, comparable sales and replacement cost. The appraised value may be greater than the construction cost or the replacement cost of a property.  Operating results of properties and other collateral may be examined as part of the appraisal, to determine whether or not projected income levels are likely to be met.

Appraisals are only estimates of value.  We will not necessarily obtain appraisals or fairness opinions to acquire properties through joint ventures.  We will maintain copies of all appraisals in our records for at least five years.  These copies will be available for review by our stockholders.

Joint Ventures and Other Co-Ownership Arrangements

In all cases, we may acquire or develop real estate assets directly or through joint ventures, including joint ventures in which we do not own a controlling interest.  We will pursue acquiring and developing real estate assets through joint ventures where a third party controls a particular acquisition or when the third party has special knowledge of the particular asset(s).  We may make these investments to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise.  In determining whether to invest in a particular joint venture, our Business Manager will evaluate the real estate assets that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for selecting our investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture.  Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture.   Our interests may not be totally aligned with our partner.  See “Risk Factors — Risks Related to Our Business” for additional discussion of these risks.

If we enter into a material joint venture to acquire a specific real estate asset or assets, we will supplement this prospectus to disclose the terms of the transaction.

Borrowing Policies

In some instances, we borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other third party lenders.  These borrowings generally will be secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  See “Risk Factors — Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

We expect that our aggregate borrowings, secured by all of our assets, will average approximately 55% of the total fair market value of our assets.  For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in a more recent appraisal of the asset, whichever is later.  This policy, however, will not apply to individual assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 55% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Further, our charter limits the amount we may borrow, in the aggregate, to 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, unless our board (including a majority of the independent directors) determines that a higher level is appropriate.  For these purposes, net assets are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for exceeding the limit.

We may use derivative financial instruments, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements, to hedge exposures to changes in interest rates on loans secured by our assets. To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.

Other Policies.  Pending investment in real estate assets, we will invest monies so as to allow us to qualify as a REIT.  We will seek highly liquid investments that provide for safety of principal and may include, but are not limited to, commercial mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or “GNMA,” and real estate mortgage investment conduits also known as “REMICs.”  See “Federal Income Tax Considerations —REIT Qualification.”

We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non-real-estate-related investments.

Investments in Securities

We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.

We may also make investments in CMBS, which are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

International Investments

We do not intend to invest in properties or real estate assets located outside of the United States. We may, however, invest in the securities of real estate companies owning assets located outside of the United States.

Development and Construction of Properties

From time to time, we may construct and develop real estate assets, or portions of our real estate assets, or render services in connection with these activities.  We may be able to reduce overall purchase costs by constructing and developing property as opposed to purchasing a finished property.  Developing and constructing properties will, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion of these risks.  To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing.  In addition, we may use taxable REIT subsidiaries or retain independent contractors to carry out these oversight and review functions.  We intend to retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Disposition of Real Estate Assets

To maintain our status as a REIT and as part of our business plan, we intend to hold our assets for an extended period of time.  Circumstances may arise, however, that could result in us selling an asset or assets earlier than contemplated.  In determining to sell or hold an asset, we will consider prevailing economic and market conditions, among other things.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding the sale of assets.  For discussion regarding the compensation that we may pay to our Business Manager upon a disposition of assets, see “Compensation Table.”

Liquidity Events

Our board will determine when, and if, we should pursue a liquidity event, but does not anticipate evaluating any liquidity event, including a listing on a national securities exchange, until at least 2017.  As defined in our management agreements, a “liquidity event” means the following:

•              listing our shares, or the shares of one of our subsidiaries, on a national securities exchange;

•              selling all or substantially all of our assets; or

•              entering into a merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange.

If we pursue listing our shares on a national security exchange, we may be able to increase our size, portfolio diversity, stockholder liquidity and access to capital.  There is no assurance however that we will satisfy the conditions to list or that we will be approved to list.  For discussion regarding the compensation that we may pay to our Business Manager upon a liquidity event, see “Compensation Table.”

Competition

The commercial real estate market is highly competitive. We will compete in all of our markets with other owners and operators of commercial properties. We will compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on a property’s occupancy levels, rental rates and operating expenses.

We will compete with many third parties engaged in real estate investment activities including other REITs, including other REITs previously sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. See “Risk Factors — Risks Related to Our Business” for additional discussion.  Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for real estate investment may decrease, or grow less than the underlying demand.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Insurance

Our properties will have comprehensive liability, rental loss and all-risk property casualty insurance, either purchased by us or provided by tenants under their leases, covering our real property investments, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties.  There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war.  If an uninsured loss occurs, we could lose our investment in the property.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding insurance.

We, along with the other REITs sponsored by IREIC, are members of a limited liability company formed as an insurance association captive.  This entity manages insurance coverage for its members.  The entity oversees the purchase of one or more insurance policies from third party insurers, covering the properties owned by the members.  Portions of these insurance policies are funded or reimbursed by insurance policies purchased from the captive entity by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the captive are divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  The captive uses its capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the captive subject to deductibles applicable to each occurrence.  These losses are paid by the captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.

Conservation Initiatives

Inland is a member of the U.S. Green Building Council, a nonprofit organization comprised of corporations, contractors, developers, manufacturers and retailers working to advance buildings that are environmentally responsible, profitable and healthy places to live and work.

One of our goals is to promote cost-effective, environmentally-friendly practices at our properties and to increase energy efficiency across our entire portfolio of assets in order to reduce costs.  We intend to employ sustainability initiatives that include recycling, installing efficient outdoor lighting and utilizing industry-described “green” roofs that generate energy via solar panels and provide superior insulation for heating and cooling efficiencies.  In addition, we expect to adopt eco-friendly practices in the operation of our business and in connection with our offering, including using recycled materials and soy-based inks in the production of marketing materials.

Government Regulations

Our business is subject to many laws and governmental regulations.  Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act.  Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons.  These requirements became effective in 1992.  Complying with the ADA requirements could require us to remove access barriers.  Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants.  Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA.  In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons.  Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons.  Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters.  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances.  These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances.  The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances.  If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us.  We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate.  Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations.  The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements.  Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.  We generally will acquire properties that are in material compliance with all regulatory requirements.  However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Investment Company Act of 1940

We intend to conduct our operations so that the company and its subsidiaries are each exempt from registration as an investment company under the Investment Company Act of 1940, as amended, referred to herein as the “Investment Company Act.” Under the Investment Company Act, in relevant part, a company is not an “investment company” if:

•              under Section 3(a)(1)(A), it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•              under Section 3(a)(1)(C), it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property.  We may also purchase interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies, that own real property.  We also may acquire properties through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest.  We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our company.  The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so.  If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

In the event that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exemption generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We will measure our 3(c)(5)(C) exemption on an unconsolidated basis.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exemption, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in the context of specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, we classify certain assets in which we invest as follows:

•              Investments in Real Property.  Based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets.  In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•              Investments in Securities.  We will treat as real estate-related assets, CMBS, debt and equity securities of non-majority owned companies primarily engaged in real estate businesses and securities issued by pass-through entities, substantially all of the assets of which consist of qualifying assets or real estate-related assets

Qualification for exemption from registration under the Investment Company Act limits our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.  Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.  For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to Our Business.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General

We intend to acquire a diversified portfolio of commercial real estate located throughout the United States.  We will focus primarily on “core assets,” which consists of retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities.  We also may purchase single-tenant, net-leased properties within any of these four core asset classes.  We may purchase existing or newly-constructed properties as well as properties that are under development or construction, including those where development has not commenced.  In addition, in all cases, we may acquire properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest.  We also may invest in real estate-related equity securities of both publicly traded and private real estate companies, as well as commercial mortgage-backed securities.  See “Estimated Use of Proceeds.”  We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are used to acquire and operate properties.

We have not entered into any arrangements to acquire any specific assets with the net proceeds from this offering.  The number and type of real estate assets we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located.  Consequently, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, which may have a material adverse effect on our ability to pay distributions.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real estate assets, other than those referred to in this prospectus.

Our Business Manager will establish working capital reserves from net offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets.  Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures.  Our lenders also may require working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase real estate assets.  We may acquire these assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets.  The proceeds from any loans will be used to acquire additional real estate assets, increase cash flow and further diversify our portfolio.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the tax year ending December 31, 20[    ].  If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied.  Failing to qualify as a REIT could materially and adversely affect our net income.  We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 20[    ], and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT.  Ownership of our shares will be monitored to ensure that no more 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time.  We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—REIT Qualification Tests” are satisfied.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real estate assets, to pay our operating expenses, including expenses associated with our real estate assets, interest on our indebtedness and to make distributions to our stockholders.  Our cash needs for acquisitions, including related capital expenditures and financings, will be funded primarily from the sale of our shares, including those offered for sale through our distribution reinvestment plan.  There may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in generating returns, if any, of returns generated from our investment operations.  Our Business Manager and IREA will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf.  Pending investment in real estate assets, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets.  These lower returns may affect our ability to make distributions to you.

We will generally fund our cash needs for items other than asset acquisitions, and capital expenditures and principal payments on our indebtedness, from cash flow from operations.  We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, interest payments on our indebtedness and the payment of distributions. However, our ability to fund our operations is subject to some uncertainties. Our ability to generate cash flow from operations is dependent on our ability to purchase assets and to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. If we have not generated sufficient cash flow from our operations, we may fund our cash needs from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its base business management fee or its right to be reimbursed for certain expenses.  We have not limited our use of any of these sources to fund cash needs.  A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing adjusted cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period.  Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing adjusted cash flow from operations for the applicable period in which we pay or reimburse these amounts.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its base business management fee or reimbursements.  Further, there is no assurance that these other sources will be available to fund our cash needs.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.  We have not identified any sources for these types of financings.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced significant operations.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate.  We expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation.  These provisions will include reimbursement billings for operating expenses, including common area maintenance, real estate taxes and insurance.  However, increased inflation may have a more pronounced negative impact on our general and administrative expenses because these costs could increase at a rate higher than our rents.  Also, inflation may adversely affect leases with stated rent increases or limits on the tenant’s obligation to pay its share of operating expenses, which could be lower than the increase in inflation at any given time.

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Offering and Organizational Costs

Costs associated with this offering will be deferred and charged against the gross proceeds of this offering upon the sale of shares.  Formation and organizational costs will be expensed as incurred.

Cash and Cash Equivalents

We will consider all demand deposits and money market accounts and all short-term investments with a maturity of three months or less, at the date of purchase, to be cash equivalents.  We will maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions may periodically exceed the FDIC insurance coverage and, as a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk will not be significant, as we do not anticipate the financial institutions’ non-performance.

Restricted Cash and Escrows

Restricted cash and the offsetting liability, which will be recorded in accounts payable and accrued expenses in the accompanying consolidated balance sheets, will consist of funds received from investors relating to shares of the company.  Restricted escrows will primarily consist of cash held in escrow based on lender requirements for collateral or funds to be used for the payment of insurance, real estate taxes, tenant improvements, leasing commissions and acquisition related earnouts.

Acquisitions

We will allocate the purchase price of each acquired business between tangible and intangible assets at full fair value at the date of the transaction. Such tangible and intangible assets will include land, building and improvements, acquired above market and below market leases, in-place lease value, customer relationships (if any), and any assumed financing that is determined to be above or below market terms. Any additional amounts will be allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed. The allocation of the purchase price is an area that will require judgment and significant estimates.

We will expense acquisition costs of all transactions as incurred. All costs related to finding, analyzing and negotiating a transaction will be expensed as incurred as a general and administrative expense, whether or not the acquisition is completed. These expenses would include acquisition fees, if any, paid to an affiliate of our Business Manager.

Goodwill

We will evaluate goodwill for impairment at least annually. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit will be compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss will be recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill.

Impairment

We will assess the carrying values of the respective long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. If it is determined that the carrying value is not recoverable because the undiscounted cash flows do not exceed carrying value, we will be required to record an impairment loss to the extent that the carrying value exceeds fair value. The valuation and possible subsequent impairment of investment properties will be a significant estimate that can change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

We will also evaluate our equity method investments for impairment indicators. The valuation analysis considers the investment positions in relation to the underlying business and activities of our investment and identities potential declines in fair value. An impairment loss should be recognized if a decline in value of the investment has occurred that is considered to be other than temporary, without ability to recover or sustain operations that would support the value of the investment.

We will evaluate the collectability of both interest and principal of each of our notes receivable to determine whether it is impaired. A note receivable is considered to be impaired when management determines that it is probable that we will not be able to collect all amounts due under the contractual terms of the note receivable. When a note receivable is considered impaired, the amount of loss will be calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the note’s effective interest rate or to the fair value of the underlying collateral if the note receivable is collateral dependent.

Cost Capitalization and Depreciation Policies

Real estate acquisitions will be recorded at cost less accumulated depreciation.  Improvements and betterment costs will be capitalized and ordinary repairs and maintenance will be expensed as incurred.

Depreciation expense will be computed using the straight-line method.  Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of thirty years for buildings and improvements, and five to fifteen years for furniture, fixtures and equipment and site improvements. Tenant improvements will be amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.  Leasing fees will be amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.  Loan fees will be amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loan as a component of interest expense. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs will be amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs and other leasing costs will be amortized on a straight-line basis over the weighted-average remaining lease term as a component of amortization expense.

Cost capitalization and the estimate of useful lives require judgment and include significant estimates that can and do change.

Fair Value Measurements

We will estimate fair value using available market information and valuation methodologies we believe to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they will not necessarily be indicative of amounts that would be realized upon disposition.

We define fair value based on the price that would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. We will establish a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy will consist of three broad levels, which are described below:

•              Level 1 — Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

•              Level 2 — Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•              Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Revenue Recognition

We will commence revenue recognition on our leases based on a number of factors.  In most cases, revenue recognition under a lease will begin when the lessee takes possession of or controls the physical use of the leased asset.  Generally, this will occur on the lease commencement date.  The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins.  If we are the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If we conclude we are not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset will be the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease.  In these circumstances, we will begin revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements.  We will consider a number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes.  The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally will be greater than the cash collected in the early years and decrease in the later years of a lease.  We periodically will review the collectability of outstanding receivables.  Allowances will be taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenses are incurred.  We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to materially differ from the estimated reimbursement.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, collectability is reasonably assured and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

As a lessor, we will defer the recognition of contingent rental income, such as percentage rent, until the specified target that triggered the contingent rental income is achieved.

Partially-Owned Entities

We will consolidate the operations of a joint venture if we determine that we are either the primary beneficiary of a variable interest entity (VIE) or have substantial influence and control of the entity. The primary beneficiary is the party that has the ability to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. There are significant judgments and estimates involved in determining the primary beneficiary of a variable interest entity or the determination of who has control and influence of the entity. When we consolidate an entity, the assets, liabilities and results of operations will be included in our consolidated financial statements.

In instances where we determine that we are not the primary beneficiary of a variable interest entity or we do not control the joint venture but we can exercise influence over the entity with respect to its operations and major decisions, we will use the equity method of accounting. Under the equity method, the operations of a joint venture will not be consolidated with our operations but instead our share of operations will be reflected as equity in earnings (loss) on unconsolidated joint ventures on our consolidated statements of operations and other comprehensive income. Additionally, our net investment in the joint venture will be reflected as investment in and advances to joint venture as an asset on the consolidated balance sheets.

Marketable Securities

We will classify any investments in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities will be bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which we will have the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity will be classified as available-for-sale. Unrealized holding gains and losses on available-for-sale securities will be excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities will be determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that will be deemed to be other than temporary, will result in a reduction in the carrying amount to fair value. The impairment will be charged to earnings and a new cost basis for the security will be established. When a security is impaired, we will consider whether we have the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and consider whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence to be considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to period end and forecasted performance of the investee.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectability of receivables.  Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

REIT Status

In order to qualify as a REIT, we will be required to distribute at least 90% of our REIT taxable income, subject to certain adjustments, to our stockholders.  We must also meet certain asset and income tests, as well as other requirements.  We will monitor the business and transactions that may potentially impact our REIT status.  If we fail to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, we will be subject to federal income tax (including any applicable alternative minimum tax) and state income tax on our taxable income at regular corporate rates.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Differences between GAAP and Tax Accounting

Our consolidated financial statements are prepared in accordance with GAAP.  Our income for GAAP purposes will likely differ from our income for federal income tax purposes.  This results from the fact that there are differences in the treatment of various items for GAAP and federal income tax purposes.  For example, GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.  In addition, GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above- and below-market leases, tenant relationships and in-place lease costs) get allocated separately from the building and get amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for federal income tax purposes and are not allocated separately from the building for purposes of tax depreciation.  Similarly, certain items are treated as contributions to capital for GAAP purposes but may be taxable income to us for federal income tax purposes under certain circumstances.  Thus, our net income for GAAP purposes will likely differ from our net income for federal income tax purposes.

Distributions

We intend to pay regular monthly cash distributions to our stockholders, and will not fund any distributions from the net proceeds of this offering.  In addition, we do not intend to fund any distributions from the proceeds generated by borrowings. We anticipate that we will begin declaring distributions no later than sixty days after we have sold enough shares to satisfy the minimum offering condition. Until the proceeds from this offering are fully invested and from time to time thereafter, we may pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP, as adjusted for acquisition costs.  Some or all of our distributions for any period in which our adjusted cash flow from operations is not sufficient may be paid from retained cash flow or cash flow from investing activities, including the net proceeds from the sale of our assets.  In addition, we may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its base business management fee or its right to be reimbursed for certain expenses.  We have not limited our use of any of these sources to fund distributions.  A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing adjusted cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period.  Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing adjusted cash flow from operations for the applicable period in which we pay or reimburse these amounts.  We will not, however, be required to pay interest when paying or reimbursing any fee or reimbursement that was previously deferred or accrued.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its base business management fee or reimbursements.  Further, there is no assurance that these other sources will be available to fund distributions.    See “Risk Factors — Risks Related to Our Business.”

In evaluating the amount of cash available to fund distributions to stockholders, we will focus on the amount of cash flow from operations, determined in accordance with GAAP, as adjusted for acquisition costs for the applicable period.  Adjusted cash flow from operations is a non-GAAP financial measure. Cash flow from operating activities as defined by GAAP will be the most directly comparable

GAAP measure in determining our ability to generate cash from our real estate assets.  Adjusted cash flow from operations includes adjustments that investor may deem subjective, such as adding back acquisition costs. Accordingly, adjusted cash flow from operations should not be considered as an alternative to cash flows from operating activities. We will, however, consider adjusted cash flow from operations to be a meaningful measure of the source of cash used to pay distributions to stockholders, because it adds back real estate acquisition costs, which are funded out of net offering proceeds. We will also consider the acquisition costs to have been funded by proceeds from our offering.

Offering and Operational Fees and Expenses

If we sell at least the minimum offering of 200,000 shares, our Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.

Certain fees and expenses payable to IREIC or its affiliates for services to be provided to us are limited to maximum amounts.  See “Compensation Table” above for a more detailed discussion regarding the fees and expenses that we may pay our Business Manager and its affiliates.

Funds from Operations

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or “NAREIT,” an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation, amortization and impairment charges on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest.  In calculating FFO, it is appropriate to add back impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. Further, because gains and losses from sales of property are excluded from FFO, it is consistent and appropriate that impairments, which are often early recognition of losses on prospective sales of property, also be excluded. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.  Because FFO excludes depreciation and amortization unique to real estate, gains from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year or with other REITs, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.  This allows us to compare our property performance to our investment objectives.

FFO is not a financial measure recognized under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. In addition, our calculation of FFO is not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our common stock should not rely on these measures as a substitute for any GAAP measure, including net income.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expand our real estate investment portfolio and operations.  We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets.  Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.  If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to both credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us.  If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk.  We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.  See “Risk Factors — Risks Associated with Debt Financing” for additional discussion regarding our use of derivative financial instruments.

With regard to variable rate financing, our Business Manager will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  Our Business Manager will maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced.  Our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland.  Your rights as a stockholder are governed by Maryland law, our charter and our bylaws.  The following summarizes the material terms of our common stock as described in our charter and bylaws which you should refer to for a full description.  Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part.  You also can obtain copies of these documents if you desire.  See “Where You Can Find More Information” below.

Authorized Stock

Our charter authorizes us to issue up to 1,460,000,000 shares of common stock and 40,000,000 shares of preferred stock.  Upon completing this offering, if the maximum number of 150,000,000 shares is sold under our “best efforts” offering and the maximum number of 30,000,000 shares is sold under our distribution reinvestment plan, there may be up to 180,020,000 shares of common stock outstanding and no preferred stock outstanding.  Our charter contains a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued shares of common or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock.  In addition, our charter permits our board, without any action by the stockholders, to amend the charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have the authority to issue.  We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of common or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise.  See “Risk Factors — Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued only in book entry form.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our charter regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized by our board and declared by us and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, have no preemptive rights to subscribe for any securities we may offer or issue in the future and have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge (except as permitted by law), sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter.  However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.  Our charter provides for a majority vote in these situations.

Under our charter and bylaws, the presence in person or by proxy by the holders of 50% of our outstanding shares entitled to vote will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our charter and bylaws, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of stock then outstanding and entitled to vote generally in the election of directors, remove any director with or without cause.

Distribution Policy

We intend to pay regular monthly cash distributions to our stockholders, and will not fund any distributions from the net proceeds of this offering.  In addition, we do not intend to fund any distributions from the proceeds generated by borrowings. We anticipate that we will begin declaring distributions no later than sixty days after we have sold enough shares to satisfy the minimum offering condition. Until the proceeds from this offering are fully invested and from time to time thereafter, we may pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP, as adjusted for acquisition costs.  Some or all of our distributions for any period in which our adjusted cash flow from operations is not sufficient may be paid from retained cash flow or cash flow from investing activities, including the net proceeds from the sale of our assets.  In addition, we may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its base business management fee or its right to be reimbursed for certain expenses.  We have not limited our use of any of these sources to fund distributions.  A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing adjusted cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period.  Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing adjusted cash flow from operations for the applicable period in which we pay or reimburse these amounts.  We will not, however, be required to pay interest when paying or reimbursing any fee or reimbursement that was previously deferred or accrued.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its base business management fee or reimbursements.  Further, there is no assurance that these other sources will be available to fund distributions.    See “Risk Factors — Risks Related to Our Business.”

We will not make distributions-in-kind, except for: distributions of readily marketable securities or our securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or distributions of in-kind property which meet all of the following conditions: our board advises each stockholder of the risks associated with direct ownership of the in-kind property; our board offers each stockholder the election of receiving in-kind property distributions; and we distribute in-kind property only to those stockholders who accept our offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Book Entry System

Our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board.  As a result we anticipate that all shares of our common stock will be issued only in book entry form.  This means that, except to the extent expressly authorized by our board, we will not issue actual stock certificates to any holder of our common stock.  The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs.  Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account.  We will send each stockholder a book entry receipt indicating acceptance of his or her subscription.  All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Preferred Stock

Subject to certain restrictions set forth in our charter, we may issue shares of our preferred stock in the future in one or more series as authorized by our board.  Prior to issuing the shares of any series, our board is required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series.  Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our charter.  The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock.  See “Risk Factors — Risks Related to Our Business” and “— Risks Related to Our Corporate Structure” for additional discussion regarding change of control restrictions.  We have no current plans to issue any preferred stock.

Restrictions on Issuance of Securities

We may not issue:

•              common stock which is redeemable;

•              debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter, is equal to or greater than 1.0.  For these purposes, “debt service coverage” means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service.  Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•              options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Real Estate Managers, except on the same terms as sold (if any are sold) to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock on the date of grant of any options or warrants unless waived by the board and in aggregate amount not to exceed 10% of the outstanding shares of common stock or any other shares of stock having the right to elect directors on the date of grant of such options or warrants; or

•              stock on a deferred payment basis or similar arrangement.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, subject to some exceptions, prohibits any person from acquiring or holding, directly or indirectly, more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of common stock.  This limit may be further reduced if our board of directors waives this limit for certain holders, including The Inland Group and its affiliates.  Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT, including if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our charter prohibits any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT.  Our charter further provides that any transfer of our stock that would result in our stock being beneficially owned by fewer than one hundred persons will be void.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.  The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for us to qualify as a REIT.

If any transfer of shares of our stock is attempted that, if effective, would result in any person violating the transfer or ownership limitations described above, our charter provides that either the number of shares of our stock causing the person to violate the limitations will be automatically placed in a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Code or, if placement of the shares in a trust would not effectively prevent the loss of our qualification as a REIT or the transfer would result in our stock being beneficially owned by fewer than one hundred persons, then the attempted transfer itself will be deemed null and void.  The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares.  The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions.  Shares of stock held in the trust will continue to be treated as issued and outstanding.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  The voting rights and rights to dividends or other distributions will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or other distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee.  Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.  The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee.  Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer.  We can accept this offer until the trustee has sold the shares held in the trust.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.  The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee.  Any net sales proceeds in excess of the amount payable to the proposed transferee will be immediately paid to the charitable beneficiary.

Our charter requires all persons who own 5% or more, or any lower percentage required by the Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held.  In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit.  In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any resale of the securities owned by IREIC and its affiliates, and the resale of any such securities that may be acquired by our affiliates, are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our charter and bylaws.  The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our charter and bylaws.  See “Where You Can Find More Information.”

Business Combinations.  Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder.  Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.  A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.  The board of directors may condition its approval on the person complying with terms and conditions determined by the board.  Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•              80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•              two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder.  As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Real Estate Managers are exempt from the Maryland business combination statute.  See “Risk Factors — Risks Related to Our Corporate Structure” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition.  The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors.  “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors (except solely by virtue of a revocable proxy) within one of the following ranges of voting power:

•              one-tenth or more but less than one-third of all voting power;

•              one-third or more but less than a majority of all voting power; or

•              a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares.  A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares.  If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock.  The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.  Our bylaws exempt acquisitions of our stock by any person from the limits imposed by the Control Share Acquisition Act.

Subtitle 8.  Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•              a classified board;

•              a two-thirds vote requirement for removing a director;

•              a requirement that the number of directors be fixed only by vote of the directors;

•              a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•              a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

Under Maryland law and our charter and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  In addition, we have provided in our charter that no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation.  We have included a requirement in our charter and bylaws that we indemnify and without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director or officer from and against any liability or loss to which the director or officer may become subject or which the director or officer may incur by reason of his or her service as a director or officer.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•              the person actually received an improper benefit or profit in money, property or services; and

•              the person is held liable based on a final judgment that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court;

and, except as described below, our directors and officers will be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•              the act or omission of the person was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•              the person actually received an improper personal benefit in money, property or services; or

•              in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

Notwithstanding the above, our charter provides that no director or officer may be indemnified for any loss or liability suffered by him or her unless all of the following conditions are satisfied:

•              our board of directors has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the indemnification is recoverable out of our net assets only and not from the personal assets of any stockholder.

Notwithstanding the above, our charter provides that we will not indemnify any director or officer for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged material securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In addition, our charter provides that we will advance amounts to any director or officer entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the director or officer seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the director or officer seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director or officer against any liability incurred in any such capacity with us or on our behalf.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Our bylaws further describe situations in which directors and officers will be indemnified by the company.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our charter and bylaws.  Our directors, including our independent directors, have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

Charter and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors — Risks Related to Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our charter and bylaws require us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders.  The purpose of each annual meeting will be to elect directors and to transact any other business that may properly come before the meeting.  The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders.  The secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote on that matter at that meeting make a written request.  The written request must state the purpose(s) of the meeting and the matters to be acted upon.  The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting.  Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting.  The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting.  The notice must state the purpose of the meeting.  At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date.  In general, the presence in person or by proxy of 50% of the outstanding shares entitled to vote at the meeting will constitute a quorum.  The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote, will be sufficient to elect directors and the affirmative vote of a majority of votes cast will be sufficient to take action on any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.  Any action permitted or required to be taken at a meeting of stockholders may also be taken by written or electronic consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors.  We currently have five members on our board.  A majority of these directors must be, and are,

“independent.” A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf.  A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors.  A vacancy on the board caused by the death, resignation, removal or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.  Vacancies resulting from the removal of a director by our stockholders may also be filled by our stockholders by the affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote.  However, any replacements for vacancies among the independent directors may be nominated only by our independent directors.  Our bylaws require our audit committee to be comprised entirely of independent directors.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director.  Our charter provides that at least one of our independent directors must have three years of relevant real estate experience.

Each director will be elected by the vote of our stockholders and will hold office until his or her successor is duly elected and qualified.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•              amend our charter;

•              transfer all or substantially all of our assets other than in the ordinary course of business;

•              engage in mergers, consolidations or share exchanges; or

•              dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets.  See “Description of Securities — Common Stock” for an explanation of instances where stockholder approval is not required.

Under our charter, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them.  For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter.  In the case of a business combination with our Business Manager or Real Estate Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our charter.  Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger.  Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them.  Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size.  A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records.  If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect.  As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements.  The offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer.  If the offeror does not comply with the provisions set forth above, we will have the right to redeem that person’s shares and any shares acquired in such tender offer.  In addition, the non-complying offeror will be responsible for all of our expenses in connection with that person’s noncompliance.

Amendment of the Organizational Documents

Our charter may be amended, after the amendment is declared advisable by our board, by the affirmative vote of a majority of the then outstanding shares of common stock.  Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution of the Company

As a Maryland corporation, we may be dissolved at any time if the dissolution is declared advisable by a majority of our entire board and approved by a majority of the then outstanding shares of common stock.  Our board will determine when, and if, to:

•              apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•              commence subsequent offerings of common stock after completing this offering.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws.  The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting.  However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board and the proposal of business to be considered by stockholders may be made only:

•              pursuant to the notice of the meeting;

•              by or at the director of our board; or

•              by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that nominations of individuals for election to the board may be made at a special meeting, but only:

•              by or at the direction of our board; or

•              provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•              not earlier than 5:00 p.m., Central Time, on the 120th day nor later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting; or

•              if the date of the meeting is advanced by more than thirty or delayed by more than sixty days from the anniversary date or if an annual meeting has not yet been held, not earlier than 5:00 p.m., Central Time, on the 120th day prior to the annual meeting and not later than 5:00 p.m., Central Time, on the 90th day prior to the annual meeting or the tenth day following our first public announcement of the date of the meeting.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•              not earlier than one hundred twenty days prior to the special meeting; and

•              not later than 5:00 p.m., Central Time, on the later of either:

•              ninety days prior to the special meeting; or

•              ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock.  Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT.  Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction.  A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•              stockholders’ voting rights;

•              our term and existence;

•              sponsor or Business Manager compensation; or

•              investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors.  Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares.  As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.  The assets must be appraised in a consistent manner and the appraisal must:

•              be based on an evaluation of all relevant information;

•              indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•              assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders.  A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•              result in the stockholders of the roll-up entity having rights that are more restrictive to our common stockholders than those provided in our charter, including any restriction on the frequency of meetings;

•              result in our common stockholders having less comprehensive voting rights than are provided in our charter;

•              result in our common stockholders having greater liability than provided in our charter;

•              result in our common stockholders having fewer rights to receive reports than those provided in our charter;

•              result in our common stockholders having access to records that are more limited than those provided for in our charter;

•              include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•              limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•              place any of the costs of the transaction on us if the roll-up is rejected by our common stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our common stock, we may participate in a proposed roll-up if our common stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•              accepting the securities of the roll-up entity offered; or

•              one of either:

•              remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•              receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our charter, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors — Risks Related to Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for that year.  For these purposes, items such as the base business management fee and ancillary service reimbursements (except as specifically excluded) are included in the definition of total operating expenses.  Items such as organization and offering expenses, property-level expenses (including any fees payable under our agreements with the Real Estate Managers), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to our Business Manager, acquisition fees and expenses, commissions payable on the sale of properties and any other expenses incurred in connection with acquiring, disposing (including any disposition fee payable in respect of real estate assets) and owning real estate assets are excluded from the definition of total operating expenses.    Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits.  Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses.  Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors.  If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed the greater of these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter.   If the independent directors determine that the excess total operating expenses are justified, the disclosure must also include an explanation of the independent directors’ conclusion.   If our independent directors do not believe that exceeding the limit was justified, our Business Manager must, within sixty days after the end of our fiscal year, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates of Our Sponsor

Our charter also restricts certain transactions between us and IREIC, and its affiliates including our Business Manager, Real Estate Managers and IREA, and our directors as follows:

•                                          Sales and Leases.  We may not purchase properties from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the properties is no greater than the cost paid by these parties for the properties, unless substantial justification for the excess exists and the excess is reasonable.  In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset.  We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•                                          Loans.  We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries.  Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.  For these purposes, amounts owed but not yet paid by us under the business management agreement, or any real estate management agreements, will not constitute amounts advanced pursuant to a loan.

•                                          Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.  We also may not invest in equity securities, except for securities of “publicly-traded entities,” unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.  A “publicly-traded entity” means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

•                                          Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition to these limits in the charter, we have adopted a conflicts of interest policy, which prohibits us from engaging in the following types of transactions with IREIC-affiliated entities: (1) purchasing properties from, or selling properties to, any IREIC-affiliated entities (this excludes circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);  (2) making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and (3) investing in joint ventures with any IREIC-affiliated entities.

Restrictions on Borrowing

Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets.  In general, our aggregate borrowings secured by all our assets may not exceed 300% of our net assets.  For these purposes, “net assets” are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings exceeding this limit must be:

•              approved by a majority of our independent directors; and

•              disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors — Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

Restrictions on Investments

Under our charter, we are prohibited from taking any of the following actions:

•              issuing redeemable shares of common stock; or

•              issuing shares on a deferred payment basis or other similar arrangement.

We do not intend to engage in hedging or similar activities for speculative purposes.

Our charter also prohibits us from making certain investments, as follows:

(1)           Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property.  For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

(2)           We will not invest in commodities or commodity future contracts.  This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)           Except for investments in CMBS, we will not make, or invest in, mortgage loans, unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.  In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Real Estate Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party.  We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder.  In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)           We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)           Except for investments in CMBS, we will not make, or invest in, mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans.  The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.

(6)           We will not make, or invest in, any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)           We will not invest in equity securities unless a majority of our disinterested directors (including a majority of disinterested independent directors) approves the transaction as being fair, competitive and commercially reasonable.  This restriction will not apply, however, to purchases by us of our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests.

(8)           We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors (including a majority of disinterested independent directors) approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)           Our aggregate borrowings secured by all our assets may not exceed 300% of our net assets, unless our board of directors (including a majority of independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess.  For these purposes, “net assets” are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

(10)         A majority of the directors, including a majority of the independent directors, must approve all of our investments in properties.

(11)         We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the debt does not exceed the appraised value of the property at the date of the investment.  The value of all of these investments may not exceed 25% of our tangible assets.  The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit.  This restriction will not apply to an investment in a “publicly-traded entity” owning this type of debt.

The investment policies specifically set forth in our charter, which include the restrictions on investments listed above, have been approved by a majority of our independent directors. Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders.  Each determination and the basis for that determination will be set forth in the minutes of our board of directors meetings.  The board may make material changes to the investment policies set forth in our charter only by amending our charter.  Any amendment to our charter generally requires the affirmative vote of a majority of the outstanding shares of our common stock.

FEDERAL INCOME TAX CONSIDERATIONS

Pursuant to regulations governing practice before the Internal Revenue Service, unless expressly stated otherwise, any tax advice contained herein or in any attachment hereto cannot be used, and is not intended to be used, by a taxpayer, for (1) the purpose of avoiding penalties that may be imposed on the taxpayer under the Code or (2) the promotion, marketing or recommendation of any transaction or matter discussed herein.

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of our common stock. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with stockholders that hold shares of our common stock as “capital assets” within the meaning of section 1221 of the Code. This summary is for general information only and does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities (except to the extent discussed below), financial institutions, regulated investment companies, broker-dealers, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding shares as part of a “straddle,” “hedge,” or other integrated investment, persons who receive shares through the exercise of employee stock options or otherwise as compensation, persons who are foreign corporations or otherwise are not citizens or residents of the United States (except to the extent discussed below), and partnerships and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

The statements in this discussion are based on:

•              current provisions of the Code;

•              current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•              the legislative history of the Code;

•              judicial decisions; and

•              current administrative interpretations of the Internal Revenue Service, which we sometimes refer to herein as the “IRS,” including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law or adversely affect existing interpretations and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of our common stock is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of common stock in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of common stock and of potential changes in applicable tax laws.

Opinion of Counsel

In connection with this offering, Shefsky & Froelich Ltd. has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 20[    ] and that our proposed method of operations, as described in this prospectus, will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 20[    ].  In providing its opinion, Shefsky & Froelich Ltd. has relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us.  These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations.  Shefsky & Froelich Ltd. has not independently verified these facts.  Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Shefsky & Froelich Ltd. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The statements made in this section of the prospectus and in the opinion of Shefsky & Froelich Ltd. are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.  We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Tax Status of Our Company

The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 20[    ], and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant.  This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers.  The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.   This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Code.  This summary does not address state, local or non-U.S. tax considerations.

We base the information in this section on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions.  We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

Regular domestic corporations (corporations that do not qualify as REITs or for other special classification under the Code) generally are subject to federal corporate income taxation on their net taxable income, and stockholders of regular domestic corporations generally are subject to tax on dividends that the stockholders receive. In any taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net taxable income that is distributed currently to our stockholders as dividends. Stockholders generally will be subject to taxation on dividends that they receive (other than dividends designated as “capital gain dividends” or “qualified dividend income”) at rates applicable to ordinary income. Dividends designated as capital gain dividends or qualified dividend income may be taxable to non-corporate taxpayers at reduced long-term capital gain rates or, under certain circumstances, the tax rate applicable to “unrecaptured Section 1250 gain” related to certain depreciation on real estate assets. See “— Federal Income Taxation of Stockholders — Taxation of Taxable Domestic Stockholders.”

Qualification for taxation as a REIT enables the REIT and its stockholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. Currently, however, stockholders of regular domestic corporations and certain types of foreign corporations who are taxed at individual rates generally are taxed on dividends the stockholders receive prior to 2013 at long-term capital gain rates, which are lower for non-corporate taxpayers than ordinary income rates. In addition, stockholders of regular domestic corporations that are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that the corporate stockholders pay on these dividends. Still, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income tax than if such income were earned by a regular domestic corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at long-term capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

Although as a REIT we generally will not be subject to federal corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal taxes as follows:

•              we will be taxed at regular corporate rates on any “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•              under some circumstances, we (or our stockholders) may be subject to the “alternative minimum tax” due to our items of tax preference and alternative minimum tax adjustments;

•              if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income; to the extent that income from foreclosure property is otherwise qualifying for the 75% income test, this tax is not applicable; in general, in addition to certain other requirements, foreclosure property is property we acquire as a result of having bid in a foreclosure or through other legal means after there was a default on a lease of such property or on an indebtedness secured by such property;

•              our net income from “prohibited transactions” will be subject to a 100% tax; in general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;

•              if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of the amount by which we fail either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

•              we will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was imposed, if the amount we distribute during a calendar year (plus excess distributions made in prior years) does not equal at least the sum of:

•              85% of our REIT ordinary income for the year,

•              95% of our REIT capital gain net income for the year, and

•              any undistributed taxable income from prior taxable years;

•              we may elect to retain and pay income tax on our net capital gain.  In that case, a U.S. stockholder would include the stockholder’s proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder’s income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our common shares;

•              we will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by one of our taxable REIT subsidiaries) if certain arrangements among us, one of our taxable REIT subsidiaries, or any operators of ours are not comparable to similar arrangements among unrelated parties;

•              if we fail to satisfy any of the asset tests discussed below (other than a de minimis failure of the 5% or 10% assets tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test;

•              if we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income test or an asset test described above, we may retain our qualification as a REIT if the failure was due to reasonable cause and not due to willful neglect, and we will be subject to a penalty of $50,000 for each such failure;

•              if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our common shares, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty; and

•              if we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction (including, for example, if we were to liquidate a taxable REIT subsidiary), we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within ten years after they were acquired; built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset; to the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership.

Furthermore, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes and (b) our subsidiaries (such as qualified REIT subsidiaries) that are not subject to federal income tax may have to pay state and local income taxes because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes. Moreover, any taxable REIT subsidiary of ours will be subject to U.S. federal corporate income tax and all applicable non-U.S., state and local taxes on its net income and operations. We may also be subject to tax in situations not presently contemplated.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•              we must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•              we must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•              we must be managed by one or more directors;

•              our taxable year must be the calendar year;

•              our beneficial ownership must be evidenced by transferable shares;

•              beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months (other than in the first taxable year in which the REIT election is made);

•              not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain specified entities) at any time during the last half of each of our taxable years (other than in the first taxable year in which the REIT election is made);

•              we must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below;

•              we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain); and

•              we must make an election to be a REIT for 20[    ] and maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Our charter contains provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying the requirements that beneficial ownership of our capital stock be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months and that not more than 50% of the value of our shares of capital stock be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals, including certain entities, at any time during the last half of each of our taxable years.  These ownership and transfer restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See “— Failure to Qualify as a REIT.” Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Treasury Regulations to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See “Description of Securities — Restrictions on Ownership and Transfer.”

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests, and we intend to act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described below after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

75% Asset Test. At the close of each calendar quarter, at least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and qualified government securities. Real estate assets include:

•              real property (including interests in real property and interests in mortgages on real property);

•              shares in other qualifying REITs; and

•              any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC directly.

We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties is anticipated to constitute “real estate assets” and should allow us to meet the 75% asset test.

Other Asset Tests. There are three other asset tests that apply to us at the close of each calendar quarter. First, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs, securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below) and interests in partnerships (or other entities classified as partnerships for federal income tax purposes), and the 10% value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities (including securities issued by our taxable REIT subsidiaries) held by us, excluding qualified government securities, stock issued by our qualified REIT subsidiaries and other securities that quality as real estate assets under the 75% asset test may not exceed 25% of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and does not jointly elect with the REIT to be classified as a taxable REIT subsidiary of the REIT. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as assets, liabilities and tax attributes of the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state, local or foreign taxes. We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary of the REIT. A corporation that is more than 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% value test which take into account the REIT’s interest in any securities issued by the partnership, excluding certain specified securities), for purposes of the asset tests described above and to earn its proportionate share of the partnership’s income for purposes of the gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.” We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income (excluding gains from prohibited transactions and certain hedging transactions), as defined under our method of accounting.

75% Gross Income Test. At least 75% of our gross income for the taxable year must result from:

•              rents from real property;

•              interest on obligations secured by mortgages on real property or on interests in real property;

•              gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•              dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•              other specified investments relating to real property or mortgages thereon; and

•              income attributable to temporary investment of new capital, as defined under and for the one-year period described above under the 75% asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

•              We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is one of our taxable REIT subsidiaries, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by one of our taxable REIT subsidiaries are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease.  Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary.

•              The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

•              Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•              Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, subject to a 1% de minimis exception, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (or the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with our legal counsel, are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging transactions) for the taxable year must be derived from:

•              sources which satisfy the 75% gross income test;

•              dividends;

•              interest; and

•              gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test (other than income attributable to temporary investment of new capital). We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

Our share of income from these properties primarily will give rise to rental income, interest income from mortgages and gains on sales of the properties, substantially all of which generally will qualify under the 75% gross income test and 95% gross income test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would be subject to a tax equal to the gross income attributable to the greater of the amount by which we failed the

75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders in an amount at least equal to:

•                                          the sum of:

•                  90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                  90% of the excess of the net income (after tax) from foreclosure property; and

•                                          less the sum of certain types of items of non-cash income over 5% of our REIT taxable income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                                          declare a dividend before the due date of our tax return (including extensions);

•                                          distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                                          file an appropriate election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the IRS or by filing an amended return, we may cure the failure by paying a “deficiency dividend” (plus interest to the IRS) within a specified period.

If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on our REIT taxable income or net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to provide fully the necessary cash flow.

Recordkeeping.  In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations.  Further, we must request on an annual basis information from our stockholders designed to disclose the indirect ownership of our outstanding shares.  We intend to comply with these requirements.

Failure to Qualify as a REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate (set to expire for tax years beginning after December 31, 2012), and corporate taxpayers may be eligible for the dividends received deduction. This potential “double taxation” would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure (other than the asset tests and the gross income tests, which relief provisions have been described above). We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See “Risk Factors — Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions. We will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. In addition, the IRS may assert that our origination or acquisition of loans and subsequent securitization should be treated as a prohibited transaction.  The Code includes a safe harbor provision that treats a sale of property as not constituting a prohibited transaction, the income from which would be subject to the 100% tax, if the following requirements are met:

•                                          the property is a real estate asset under the 75% asset test;

•                                          the property has been held for at least two years;

•                                          aggregate expenditures incurred in the two-year period preceding sale that are includable in the tax basis of the property were not in excess of 30% of the net selling price;

•                                          with respect to property that constitutes land or improvements (excluding foreclosure property and lease terminations), the property was held for production of rental income for at least two years;

•                                          either (i) we do not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by us during the taxable year do not exceed 10% of the aggregate tax bases of all of our assets, each of these tax bases measured as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by us during the taxable year do not exceed 10% of the fair market value of all of our assets, each of these values measured as of the beginning of the taxable; and

•                                          if we have made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income.

For purposes of the limitation on the number of sales that we may complete in any given year in order to comply with the requirements of the safe harbor described above, the sale of more than one property to one buyer will be treated as one sale. Moreover, if we obtain replacement property pursuant to a like kind exchange to which Section 1031 of the Code applies, then we will be entitled to tack the holding period that we had in the relinquished property for purposes of complying with the two-year holding period requirement.  The failure of a sale to fall within the safe harbor does not alone cause the sale to be a prohibited transaction and subject to the 100% tax on prohibited transactions.  In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether the sale is a prohibited transaction.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating real estate properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Derivatives and Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% gross income test or the 95% gross income test, and, in each case, we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% or 75% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                                          substantially all of its assets consist of debt obligations or interests in debt obligations;

•                                          more than 50% of those debt obligations or interests are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                                          the entity has issued debt obligations that have two or more maturities; and

•                                          the payments required to be made by the entity on the debt obligations it issues “bear a relationship” to the payments to be received by the entity on the debt obligations or interests that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements (particularly securitizations) entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, including a qualified REIT subsidiary, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, under regulations to be issued by the Treasury Department, the consequences of the TMP classification would, in general, be limited to the stockholders of the REIT (subject to limited exceptions described below). The current treatment, however, is uncertain because the Treasury Department has not yet issued regulations to govern the treatment of a REIT (or portion thereof) that is a TMP. Based on the rules to which any future Treasury Regulations are intended to correspond, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) to the extent allocable to most types of foreign stockholders, would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty. See “— Federal Income Taxation of Stockholders” below for the general rules relating to the taxation of stockholders. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities or charitable remainder trusts), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

We may limit the structures we use for financing arrangements, such as securitizations, that could give rise to TMPs, even though these structures might otherwise be beneficial to us, in order to avoid risks associated with satisfying the REIT requirement tests. For example, we might conduct these arrangements through a taxable REIT subsidiary.  To the extent that we engage in these activities through a taxable REIT subsidiary, the income associated with the activities generally would be subject to taxation at regular corporate income tax rates.  In addition, the level of activities engaged in by our taxable REIT subsidiaries must permit us to satisfy the 75% gross income test because dividends from a taxable REIT subsidiary generally do not constitute qualifying income for purposes of the 75% gross income test (as well as permit us to satisfy the requirement that no more than 25% of our value may be in the form of specified securities, including securities issued by our taxable REIT subsidiaries).

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities, is a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property subject to a true lease or the holder of a debt obligation secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.  We also may structure some sale-leaseback transactions as loans for federal income tax purposes.  In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction is characterized as a loan for federal income tax purposes, we might fail to satisfy the asset tests or the gross income tests and, consequently, lose our REIT status effective with the year of the transaction.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Tax Aspects of Investments in Partnerships

General. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships. We generally will apply these tests to a partnership based on our interest in the capital of the partnership, subject to the special rule relating to the 10% value test described above.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “ — REIT Qualification — Taxable Mortgage Pools” above, for a discussion of the income tax treatment of taxable mortgage pools. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the 10% asset tests, generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “— REIT Qualification — Asset Tests” and “— Gross Income Tests,” and in turn could prevent us from qualifying as a REIT. See “— REIT Qualification — Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the annual distribution requirements without receiving any cash.  See “— REIT Qualification — Annual Distribution Requirements,” above.

Tax Allocations with Respect to Partnership Properties. Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from one or more of its partners, allocations would need to be made in a manner consistent with these requirements. If a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This treatment could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the annual distribution requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced 15% maximum federal tax rate to non-corporate taxpayers prior to January 1, 2013). Distributions in excess of current and accumulated earnings and profits are treated first as a return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis in the stockholder’s common stock, as capital gain. Because earnings and profits are reduced for depreciation and certain other non-cash items, it is possible that a portion of each distribution might constitute a return of capital (or, to the extent a stockholder’s tax basis is reduced to zero, capital gain). Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this reduction will increase the stockholder’s gain (or reduce the stockholder’s loss) on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for dividends from us unless we lose our REIT status. Distributions that we properly designate as capital gain dividends generally will be taxable as a gain from the sale or disposition of a capital asset, to the extent that the gain does not exceed our actual net capital gain for the taxable year. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate stockholders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends are taxable to non-corporate stockholders at the 25% rate. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared provided that we actually pay the distribution during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes (such as a partnership), stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, each stockholder would include the stockholder’s proportionate share of the gains in income and receive a credit on the stockholder’s returns for the stockholder’s proportionate share of our tax payments.  However, stockholders that are tax-exempt, such as charitable organizations or qualified pension plans, would have to file tax returns to claim a refund of their deemed payment of the tax liability.

Non-corporate stockholders that recognize capital gain upon the sale or disposition of shares of our common stock generally are subject to a maximum federal income tax rate of 15% (prior to January 1, 2013) if the non-corporate stockholder holds the shares of common stock for more than twelve months, and are subject to taxation at ordinary federal income rates (of up to a maximum rate equal to 35% prior to January 1, 2013) if the non-corporate stockholder holds the shares of common stock for twelve months or less. Corporate stockholders that recognize capital gain upon the sale or disposition of shares of our common stock generally are subject to federal income taxation at a maximum rate of 35% without regard to holding period. A stockholder that recognizes a capital loss upon the sale or disposition of shares of our common stock are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of non-corporate stockholders who may offset up to $3,000 of ordinary income against capital loss each year), and any unused capital loss carry forward to the following year. In addition, any loss upon a sale or disposition of shares of common stock by a stockholder who has held the shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain. In addition, under the so-called “wash sale” rules (as defined in the Code), all or a portion of any loss that a stockholder realizes upon a taxable sale or disposition of shares of common stock may be disallowed if the stockholder purchases (including through our Distribution Reinvestment Plan) other shares of our stock (or stock substantially similar to our stock) within 30 days before or after the sale or disposition.

If a stockholder recognizes a loss upon a subsequent sale or disposition of our stock or other securities in an amount that exceeds a prescribed threshold, the provisions of Treasury Regulations involving “reportable transactions” (as defined in the Code) might apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed primarily towards tax shelters, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations, and that the failure to make any required disclosures would result in substantial penalties.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless the stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with the taxpayer’s correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the stockholder’s federal income tax liability. See “Information Reporting Requirements and Backup Withholding for U.S. Stockholders” below.  In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “— Taxation of Foreign Stockholders” below.

Passive Activity Loss and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, the distributions generally will be treated as investment income for purposes of computing the investment interest limitation.

Net Investment Income.  Recently enacted amendments to the Code generally impose a tax of 3.8% on certain individuals for taxable years beginning after December 31, 2012, on the lesser of (a) the individual’s “net investment income” for the taxable year or (b) the excess of (i) the individual’s modified adjusted gross income for the taxable year over (ii) a threshold amount.  Net investment income consists of specified types of income earned by the individual, including gross income from dividends on and net gain from a sale or exchange of shares of our common stock, less certain deductions.  The threshold amount applicable to an individual generally is equal to $250,000 for married individuals filing jointly or $200,000 for other individuals.  This new tax generally applies to certain estates and trusts with net investment income based on rules similar to the rules applicable to individuals to determine the amount of income subject to the tax.  U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our common stock.

Taxation of Tax-Exempt Stockholders. Distributions on shares of our common stock to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock otherwise is used in an unrelated trade or business of the tax-exempt entity. See “— REIT Qualification — Taxable Mortgage Pools” above for special rules relating to UBTI of tax-exempt stockholders if we are treated as investing in a taxable mortgage pool.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These entities should consult their tax advisors concerning these “set aside” and reserve requirements.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above) in the event that the stock held by certain-exempt pension trusts (which otherwise are subject to look-through treatment to their beneficiaries for purposes of this test) is treated as being held by the trusts rather than by their respective beneficiaries, each of these tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

•                                          at least one of these tax-exempt pension trust owns more than 25% by value of our shares; or

•                                          one or more of these tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we are a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends is treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust is not likely to become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this result.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our common stock.

In general, foreign stockholders will be subject to regular U.S. federal income tax (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals) with respect to their investment in our common stock if this investment is “effectively connected” with the conduct of a trade or business in the U.S. (and generally, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder). A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% “branch profits tax” under Section 884 of the Code (unless entitled to tax treaty exemptions), which is payable in addition to regular federal corporate income tax. A foreign stockholder claims exemption from withholding resulting from “effectively connected” treatment by filing with us federal Form W8-ECI referred to as a “Certificate of Foreign Person’s Claim for Exemption From Withholding in Income Effectively Connected With the Conduct of

a Trade or Business in the United States.” The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Any dividend that constitutes ordinary income for federal income tax purposes generally will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty (including treaty benefits relating to a permanent establishment of a foreign stockholder). A foreign stockholder claims benefits under a tax treaty by filing with us federal Form W8-BEN referred to as a “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.”  A distribution that does not exceed our earnings and profits generally will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s tax basis in the foreign stockholder’s common stock (but not below zero) and then as gain from the disposition of the common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions are gains “effectively connected” with a United States trade or business conducted by the foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, these dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to tax treaty exemptions.

We will report to our foreign stockholders and the IRS the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding is reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders. See “— REIT Qualification — Taxable Mortgage Pools” above for special rules relating to withholding for foreign stockholders if we are treated as investing in a taxable mortgage pool.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•                                          35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder (excluding a foreign stockholder who owns not more than 5% of our stock at any time during the one-year period ending on the distribution date if the dividend occurs at a time during which our stock is regularly traded on an established securities market located in the United States) and remit to the IRS; and

•                                          30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

In addition, if we redesignate prior dividends of ordinary income as capital gain dividends, subsequent dividends, up to the amount of these prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the foreign stockholder’s U.S. tax liability, the foreign stockholder may file for a refund of such excess from the IRS. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but this rate is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury Regulations provide certain presumptions under which a foreign stockholder is subject to backup withholding and information reporting unless we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to certify foreign status by filing with us federal Form W-8BEN, referred to as a “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding,” Form W-8ECI, referred to as a “Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States,” or Form W-8EXP, referred to as a “Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding.”

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (1) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business (and, generally if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder), in which case, as discussed above, the foreign stockholder would be subject to regular federal income tax, or (2) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A REIT qualifies as a domestically controlled qualified investment entity if the REIT, at all times during the shorter of (1) the period during which the REIT is in existence or (2) the five-year period ending on the disposition or distribution date, had less than 50% in value of the REIT’s stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity, and, therefore, the sale of our shares should not be subject to taxation as a U.S. real property interest for foreign stockholders, except as discussed in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (A) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (B) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity during the testing period that may be applicable to you when you sell our common stock. Even if we are not a domestically controlled qualified investment entity, a foreign stockholder’s gain on the sale of stock generally is not subject to federal income tax as a sale of a U.S. real property interest if the common stock is “regularly traded” on an established securities market and the foreign stockholder does not own more than 5% of our common stock at any time during the five-year period ending on the date of the sale. If the gain on the sale of common stock is not eligible for exemption from federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

If we make a payment to a foreign stockholder or a foreign stockholder receives the proceeds of a disposition of common stock which are paid within the U.S. or contracted through certain U.S.-related financial intermediaries, the payment generally is subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to the foreign stockholder’s name, address and non-U.S. status (and the payee or the intermediary, as the case may be, does not have actual knowledge or reason to know that the stockholder is a United States person, as defined in the Code) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock to a U.S. stockholder, unless an exception applies.  Under some circumstances, a U.S. stockholder may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  If you are a U.S. stockholder, backup withholding will apply only if:

•                                          you fail to furnish properly your correct taxpayer identification number, which, if you are an individual, is your Social Security Number;

•                                          you fail to certify, under penalties of perjury, your taxpayer identification number when required;

•                                          the IRS notifies us (or another applicable requester) that you furnished an incorrect taxpayer identification number;

•                                          the IRS notifies you that you are subject to backup withholding because you failed properly to report payments of interest and distributions or are otherwise subject to backup withholding; or

•                                          under certain required circumstances, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.

In addition, backup withholding will not apply with respect to payments made to certain types of stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.  U.S. stockholders should consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Additional Withholding and Reporting Requirements Relating to Foreign Accounts

Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock.  The IRS released a notice, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015.  After the applicable effective date with respect to a payment, the 30% withholding tax will apply (i) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a foreign stockholder might be eligible for refunds or credits of any withholding taxes. Foreign stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

Tax Basis and Other Information Reporting

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our common stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient (“covered stock”).  Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term.  Unless the stockholder informs a broker otherwise, shares to be transferred or redeemed will be chosen using the broker’s default method.  You are encouraged to consult your tax adviser about what method is best in your particular circumstances.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, we will report to each stockholder and the IRS (or post on our primary website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares.  Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our common stock that the S corporation acquires on or after January 1, 2012.  Thus, the transfer or redemption of shares of our common stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to the transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011).  Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common stock.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the stockholder’s shares is required to include specified information relating to the stockholder’s shares in the stockholder’s federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Distribution Reinvestment Plan. If you participate in the distribution reinvestment plan, you will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan. The tax basis of shares of common stock purchased under the plan will be equal to the fair market value of the shares on the investment date. Your holding period for common stock purchased under the plan generally will begin on the date following the date on which the shares of common stock are purchased for you and registered in your name. Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of our current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.  See “— Federal Income Taxation of Stockholders” above for a discussion of the treatment of distributions to stockholders.

Backup withholding amounts, if required, will be withheld from dividends before any dividends are reinvested under the distribution reinvestment plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the plan will be reduced by the backup withholding amount. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you. See “— Information Reporting Requirements and Backup Withholding for U.S. Stockholders” above for a discussion of the information reporting and backup withholding rules applicable to U.S. stockholders.

If you are a foreign stockholder, you generally are exempt from backup withholding but may be subject to federal income tax withholding, subject to required income tax certifications to establish your status as a foreign stockholder and your entitlement to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a tax treaty. If you are a foreign stockholder participating in the distribution reinvestment plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be purchased for you and registered in your name.  See “— Federal Income Taxation of Stockholders — Taxation of Foreign Stockholders” above for a discussion of the income tax treatment of foreign stockholders.

You may recognize a gain or loss upon your sale or disposition of common stock received from the plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the plan will be treated for federal income tax purposes as a capital gain or loss. See “— Federal Income Taxation of Stockholders” above for a discussion of the income tax treatment of stockholders.

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, foreign and local tax treatment may not conform to the federal income tax consequences discussed above. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we will be subject to foreign tax systems.  Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we are treated as a foreign corporation subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from these operations may be subject to withholding both as to dividends and interest paid by or to us.  Although we seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally these taxes, which could be significant.  To the extent of these foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders.  Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we generally cannot make effective use of foreign tax credits.  As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes.  Accordingly, any foreign taxes impact our operations as an additional cost.

You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would affect our or your taxation materially as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described in this prospectus are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include, without limitation, provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for non-corporate taxpayers, reduced individual income tax rates on ordinary income, the application of long-term capital gain tax rates (rather than ordinary income tax rates) to qualified dividend income, and certain other tax rate provisions described herein. The impact of the amended sunset provisions is not discussed in this prospectus. Consequently, stockholders are urged to consult their own tax advisors regarding the effect of the sunset provisions based on their individual tax situations.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, which we refer to herein as “ERISA,” including the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a holder of our common stock that is an employee benefit plan, IRA or other tax-exempt entity under the Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF OUR COMMON STOCK ON BEHALF OF A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares of our common stock, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•                                          will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•                                          will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•                                          will result in UBTI to the benefit plan (see “Federal Income Tax Considerations — Federal Income Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”);

•                                          will be sufficiently liquid for the benefit plan after taking this investment into account; and

•                                          is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules of ERISA and the Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets are deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of affiliates of IREIC might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and Business Manager, and other employees of affiliates of IREIC could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and Business Manager, and possibly to other employees of affiliates of IREIC as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets—Definition

A definition of plan assets is not set forth in ERISA or the Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment generally will be deemed to be assets of the plan unless the entity satisfies one of the exceptions to this general rule. Generally, an exception applies only if the investment in the entity qualifies as an investment in one of the following:

•                                          securities issued by an investment company registered under the Investment Company Act;

•                                          “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                                          an entity in which equity participation by “benefit plan investors” is not significant; or

•                                          an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception because we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be significant under the rule described above. However, if we are deemed to have significant participation by benefit plan investors, we believe that we would qualify for one or more of the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a security will meet the requirement to satisfy registration requirements under federal securities laws if the security is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred. We anticipate that we will meet the registration requirements to qualify shares of our common stock as publicly offered securities under the Plan Asset Regulation.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement also must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares of common stock, although there are no assurances that the requirement is met by our shares of common stock.

Our shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. As noted above, the Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes ordinarily will not affect a determination that the securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the consequences of our assets being treated as plan assets discussed below will not apply.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.”  For purposes of the Plan Asset Regulation, we will be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We anticipate that more than 50% of our assets will be invested in real estate.  These properties generally will not be the subject of development activities.  Thus, we will be a “real estate operating company” only if our real estate is managed and we have the right to participate substantially in the management.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets are treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares of common stock might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager (and possibly other employees of affiliates of IREIC) of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares of common stock might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or other affiliates are treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with affiliates of IREIC or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might be required to provide plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares of common stock, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that the advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to plans and IRAs that invest in our shares of common stock. If we or affiliates of IREIC are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by the plan or IRA in our shares of common stock.

Prohibited Transactions — Consequences

Under ERISA, plans may not engage in prohibited transactions. Fiduciaries of a plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation is willful) penalties. If the Department of Labor or the IRS determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, with respect to a plan, compensate the plan for any loss resulting therefrom. Additionally, the Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. If an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Annual Valuation Requirement

Fiduciaries of plans are required to determine the fair market value of the assets of the plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year.  However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares of common stock are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  To assist fiduciaries of plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares of common stock, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.  During the period of time permitted by the FINRA rules (currently eighteen months after the last primary offering of our shares and prior to a listing), we intend to use the offering price of shares in our most recent “best efforts” offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent “best efforts” offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of the sales.  A new estimated value of our shares will be determined by our Business Manager within the period of time prescribed by FINRA rules, which is currently eighteen months.  Our board has adopted a policy requiring the engagement of an independent third party (at the applicable time) to review the valuation approach used by the Business Manager to estimate the value of our shares including, the underlying assumptions made by the Business Manager and the valuation conclusion, and to make that report accessible to soliciting dealers.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other plan fiduciaries within seventy-five days after the end of each calendar year.  Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.  We also intend to make annual valuations available to our stockholders through our website beginning two years after the last public offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•                                          the estimated value per share of common stock would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties and other assets can be sold;

•                                          our stockholders would be able to realize estimated share values if they attempted to sell their shares of common stock, because no public market for our shares exists or is likely to develop; or

•                                          that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

PLAN OF DISTRIBUTION

General

Of the 180,000,000 shares of our common stock offered by this prospectus, we are offering:

•                                          up to 150,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis. Our dealer manager is an affiliate of IREIC, our sponsor. A “best efforts” basis means that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering; and

•                                          up to 30,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

We reserve the right to reallocate the shares offered between our “best efforts” offering and the distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors in its sole discretion.  In determining the offering price, the board specifically considered the offering price of other REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of our dealer manager.  The offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. Until such time as our shares are valued by our Business Manager, the price of our shares is not intended to reflect the net asset value of our shares.  See “Risk Factors — Risks Related to This Offering” for additional disclosure regarding a “best efforts” offering and the offering price of our shares.  The offering will commence as of the effective date of this prospectus.  If the minimum offering of 200,000 shares is not sold by [                  ], 20[    ], we will terminate this offering and your subscription will be returned to you within ten business days after termination, together with any interest earned on your investment.  Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering.  If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, [                  ], 20[    ], unless extended.  Our board may terminate this offering at any time and may extend the “best efforts” offering for an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement.  If we decide to extend the “best efforts” offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, UMB Bank, N.A., 1010 Grand Boulevard, Kansas City, Missouri, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds.  None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $10.00 within one year from the original effective date of this prospectus.  If subscriptions for at least the minimum offering have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund your investment, together with any interest earned on your investment.  If a refund is made, IREIC will pay any escrow fees.

Subscription proceeds received from residents of Tennessee will be placed in escrow with the escrow agent until we have received and accepted paid subscriptions for at least $10 million within one year from the original effective date of this prospectus.  If subscriptions for at least $10 million have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund the Tennessee investors’ funds, together with any interest earned on that investment.  If a refund is made, IREIC will pay any escrow fees.

Subscription proceeds received from residents of Pennsylvania will be placed in escrow with the escrow agent until we have received and accepted paid subscriptions for at least $75 million, or for an escrow period of 120 days, whichever is shorter.  If subscriptions for at least $75 million have not been received, accepted and paid for by the end of the escrow period, the escrow agent will either:

•                                          promptly refund the Pennsylvania investors’ funds within fifteen calendar days of the end of the escrow period; or

•                                          notify the Pennsylvania investors in writing by certified mail, or any other means whereby receipt of delivery is obtained within ten calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them.  If a Pennsylvania investor requests the return of these funds within ten calendar days after receipt of notification, the escrow agent will return the funds within fifteen calendar days after receiving the investors’ request.

Any Pennsylvania investor that requests a return of his or her funds at the end of the initial 120-day escrow period or any subsequent 120-day escrow period will be entitled to receive interest earned, if any for the time that his or her funds remained in escrow.

The escrow agreement between us, the dealer manager and the escrow agent requires the escrow agent to invest the escrowed funds in an interest bearing bank account.  Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal.  After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted.  We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

All funds we receive out of the escrow account will be available for our general use.  We use these funds to: pay any costs related to this offering; make capital contributions or additional investments in real estate assets; pay expenses incurred to acquire real estate assets; reimburse IREIC and its affiliates for expenses it and they have paid; pay fees to our Business Manager, Real Estate Managers and their affiliates; and pay day-to-day operating expenses.  We do not segregate funds from our other funds pending investment.  We will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four months from the original effective date of the registration statement, of which this prospectus is a part, or twelve months from the termination of the offering.

The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis.  After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one included in this prospectus as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “UMB Bank, Escrow Agent for Inland Core Assets Real Estate Trust, Inc.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

We, IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you.  The agreement between our dealer manager and the soliciting dealers requires the participating soliciting dealers to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the participating soliciting dealers, as well as to provide them paper copies. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at [                    ]. The soliciting dealers will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive the final prospectus, as supplemented, and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•                                          you acknowledge that you have received a copy of the prospectus;

•                                          your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•                                          you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Suitability Standards,” which appears earlier in this prospectus;

•                                          you are purchasing our common stock for your own account; and

•                                          you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You satisfy the minimum suitability standards described in this prospectus.

•                                          You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.

•                                          You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire real estate assets that offer appreciation potential while balancing the objective of preserving your capital.

•                                          You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in commercial real estate, which is not correlated to the stock market.

•                                          You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Determination of Your Suitability as an Investor

We, IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•                                          you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

•                                          you have an apparent understanding of:

•                  the fundamental risks and possible financial hazards of this type of investment;

•                  that shares of our common stock cannot be readily sold;

•                  the role of our Business Manager in directing or managing your investment in us; and

•                  the tax consequences of your investment; and

•                                          you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager will coordinate the processes and procedures used by the dealer manager and the participating soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we will pay the dealer manager selling commissions of 7% of the selling price of the shares of common stock sold on a “best efforts” basis. The dealer manager anticipates reallowing the full amount of the selling commissions to participating soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we will pay an additional 3% of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager for marketing the shares in connection with this offering, which includes coordinating the marketing of the shares with any participating soliciting dealers.  The dealer manager may, in its discretion, reallow up to 1.5% of this marketing contribution to participating soliciting dealers.  We also will reimburse the dealer manager and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds from shares sold in the “best efforts” offering.  These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs, as discussed in more detail in “Compensation Table.”  The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7% of the sale price for each share	$105,000,000
Marketing Contribution	3% of the gross offering proceeds	$45,000,000

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap on underwriting compensation. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.  In connection with the minimum offering and FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA’s 10% cap. Also, our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

We will not pay selling commissions or marketing contributions in connection with the following special sales:

•                                          the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

•                                          the purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), for $9.00 per share; and

•                                          the purchase of common stock under our distribution reinvestment plan.

Reallowable 7% selling commissions will not be paid in connection with the following special sales:

•                                          the purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share;

•                                          the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•                                          the common stock credited to an investor as a result of a volume discount.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase shares of our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See “How to Subscribe.”

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating soliciting dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event will these items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achieving a particular sales target. The value of these items will be considered underwriting compensation in connection with this offering.

Volume Discounts

We are offering volume discounts to single purchasers who purchase more than $500,000 worth of common stock through the same soliciting dealer, reducing the reallowable 7% selling commission payable in connection with the purchase of those shares.  Specifically, the per share purchase price will apply to the specific range of each share purchased in the total volume ranges in the schedule set forth below. Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional shares, by reducing the purchase price per share payable by the investor, as follows:

Amount of Purchaser’s Investment		Purchase Price per Share in Volume	Maximum Reallowable Commission
From	To	Discount Range	Per Share
$0	$500,000	$10.00	7%
$500,001	$1,000,000	$9.90	6%
$1,000,001	$2,000,000	$9.80	5%
$2,000,001	$3,000,000	$9.70	4%
$3,000,001	$4,000,000	$9.60	3%
$4,000,001	$5,000,000	$9.50	2%
$5,000,001	and over	$9.40	1%

As an example, a single purchaser who invests $1,250,000 in shares would receive 126,015 shares rather than 125,000 shares.  The discount would be calculated as follows: for the first $500,000 invested, the purchaser would acquire 50,000 shares at a cost of $10.00 per share (selling commissions of 7%); for the next $500,000 invested, the purchaser would acquire 50,505 shares at a cost of $9.90 per share (selling commissions of 6%); and for the last $250,000 invested, the purchaser would acquire 25,510 shares at a cost of $9.80 per share (selling commissions of 5%).

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commissions payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. The following are the types of purchases that may be combined for these purposes.

•                                          Purchases by a “single purchaser” may be combined, so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•                                          any person or entity, or persons or entities, acquiring shares as joint purchasers;

•                                          all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•                                          all funds and foundations maintained by a given corporation, partnership or other entity;

•                                          all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and

•                                          any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940, as amended.

•                                          Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one. For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.

•                                          Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined.

•                                          Subscriptions made in this and any subsequent offering will be combined with other subscriptions in this and any subsequent offering for the purposes of computing amounts invested.

You must mark the “Additional Investment” space in Section A of the subscription agreement and provide a Letter of Instruction to identify the accounts to be combined, in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space or fail to provide a Letter of Instruction.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis, unless otherwise directed by you. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a volume discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to qualify for a volume discount. For example, if you are investing $150,000 with us today, but had previously invested $400,000, these amounts can be combined to qualify for a volume discount by purchasing $100,000 at $10.00 per share and $50,000 at $9.90 per share.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•                                          there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•                                          all purchasers of the shares must be informed of the availability of quantity discounts;

•                                          the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•                                          the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•                                          the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•                                          no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Indemnification

We have agreed to indemnify the dealer manager and the participating soliciting dealers against liabilities, including liabilities under the Securities Act if one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•                                          a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy and, therefore, unenforceable. The dealer manager and each of the participating soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Suitability Standards” and “Plan of Distribution — Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•                                          Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

•                                          Complete the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing the agreement, is included in the prospectus as Appendix C-1.

•                                          Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement.  If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, UMB Bank, N.A., 1010 Grand Boulevard, Kansas City, Missouri, and will be held in trust for your benefit, pending release to us.  Your investment will not be commingled with any other funds.  Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted.  We will accept or reject subscriptions within ten days after we receive them.  The name of your soliciting dealer appears on your subscription agreement.

•                                          By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the final prospectus, as supplemented. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans.  In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must complete a transfer on death form (in the form attached as Appendix C-2 to this prospectus).

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix D-1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or a percentage of the asset value (calculated on a 365-day calendar year basis) to be paid by us as advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix D-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees or until we receive notice that you have changed or terminated your investment advisor.  This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

SALES LITERATURE

In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of real estate assets similar to those we intend to acquire that entities organized and sponsored by IREIC previously have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, real estate assets of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the FINRA members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant will not be able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limits or will violate any of the other share ownership restrictions imposed by our charter.  Because our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically will be issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price in our “best efforts” offering because of a decrease in costs associated with these issuances. Common stock will be purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions, if any, on common stock acquired under the distribution reinvestment plan will be paid at the same time that distributions are paid on common stock purchased outside the plan.

DST Systems, Inc. will serve as the plan administrator. DST will administer the plan, keep records and, as soon as practicable after each distribution payment date, provide each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan.  We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of our “best efforts” offerings, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing the appropriate section of the subscription agreement. By signing the subscription agreement, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s subscription agreement is received by the administrator prior to a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the subscription agreement is received on or after a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by submitting an election form at least five days prior to a distribution payment date.

If we declare a distribution, participants in the distribution reinvestment plan will be able to use distributions paid by us to purchase shares at a fixed price of $9.50 per share until the earlier of:

•                                          the change of the public offering price per share of common stock in a public “best efforts” offering of our common stock from $10.00 per share, if there is a change; and

•                                          termination of any “best efforts” public offering of our common stock, unless followed by a subsequent “best efforts” public offering.

After the termination of all “best efforts” public offerings of our common stock, participants may acquire our shares at a price equal to 95% of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (referred to herein as a “liquidity event”).  For purposes of this plan, “market price” means, prior to a liquidity event, either (1) the last price at which shares were offered by us in a “best efforts” public offering of our shares or (2) the estimated value of our shares as determined by our Business Manager, if this estimate is not equal to the last price at which shares were offered by us in a “best efforts” public offering. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

The number of shares purchased for each participant will depend upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% in value of our issued and outstanding shares of stock or 9.8% in value or in number of shares, whichever is more restrictive, of our issued and outstanding shares of common stock, unless those limitations are waived by our board.

Participants may terminate their participation in the plan at any time. A participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend, suspend or terminate the plan at any time, for any reason, including changing the purchase price of shares issued under the plan, without prior notice to, or the prior consent of, stockholders.  Notice will, however, be mailed to participants following the date of the amendment, suspension or termination. Neither we nor any affiliates of IREIC receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

See “Federal Income Tax Considerations — Other Tax Considerations — Distribution Reinvestment Plan” for a discussion regarding tax effects of participating in the plan.

Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The terms under which we may repurchase shares may differ between repurchases upon the death or “qualifying disability” of a stockholder (referred to herein as “exceptional repurchases”) and all other repurchases (referred to herein as “ordinary repurchases”).

Repurchase Price.  Subject to certain restrictions discussed below, we may make ordinary repurchases, from time to time, at the following prices:

•                                          92.5% of the share price for stockholders who have owned their shares for at least one year, but less than two years;

•                                          95% of the share price for stockholders who have owned their shares continuously for at least two years, but less than three years;

•                                          97.5% of the share price for stockholders who have owned their shares continuously for at least three years, but less than four years; and

•                                          100% of the share price for stockholders who have owned their shares continuously for at least four years.

In the case of exceptional repurchases, we may repurchase shares at a repurchase price equal to 100% of the share price.

For purposes of the share repurchase program, “share price” has the following meaning:

(A)                              prior to the date that we first disclose an estimated value per share that is not based solely on the offering price of the shares in our most recent “best efforts” offering, referred to herein as the “valuation date,” the share price will be equal to the offering price of our shares in our most recent “best efforts” offering, which is referred to herein as the “offering price.”  However, if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the share price prior to the valuation date will be equal to the offering price less the amount of net sale proceeds per share that constitute a return of capital distributed to stockholders as a result of the sales.  Further, in the event that the stockholder requesting repurchase purchased his, her or its shares from us at a price that was less than the offering price, including at a discounted price through the distribution reinvestment plan, the share price applicable to those shares prior to the valuation date will be equal to the per share price paid by that stockholder for those shares requested to be repurchased, further reduced, if applicable, by distributions of net sales proceeds, as set forth in the preceding sentence; and

(B)                                after the valuation date, the share price will be equal to the lesser of: (1) the share price determined in paragraph (A) above; or (2) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.

For example, under the program, if a stockholder has purchased our shares for $10.00 per share in our current “best efforts” offering and requests the repurchase of those shares before we have disclosed an estimated value per share that is not based solely on that purchase price, we may repurchase those shares at the following prices: $9.25 if the shares have been owned continuously for at least one year, but less than two years; $9.50 if the shares have been owned continuously for at least two years, but less than three years; $9.75 if the shares have been owned continuously for at least three years, but less than four years; and $10.00 if the shares have been owned continuously for at least four years.  Under the same example, if the stockholder is deceased, we will repurchase the shares for $10.00 per share.

Ordinary Repurchases.  In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment plan.  We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase.  In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases.  Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year.  In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above.  Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

Exceptional Repurchases.  We are authorized to use any funds to make exceptional repurchases.  In addition, there is no one-year holding period applicable to exceptional repurchases, and the 5% limit described above will not apply to exceptional repurchases.  With respect to any exceptional repurchases, we must receive the repurchase request within one year after the death or qualifying disability of the stockholder.  If persons are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies or becomes disabled.  If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase does not apply.

In the case of exceptional repurchases upon the death of a stockholder, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from: (1) the estate of the beneficial owner; (2) the recipient of the shares through bequest or inheritance, even where the recipient subsequently registered the shares in his or her own name; or (3) in the case of the death of a beneficial owner who purchased shares and held those shares through a trust, the beneficiary of the trust, even where the beneficiary subsequently registered the shares in his or her own name, or, with respect to a revocable grantor trust, the trustee of that trust.

In order for a disability to entitle a stockholder to qualify for an exceptional repurchase upon a disability (i.e. to be a “qualifying disability”); (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (a) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security

Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or “CSRS,” then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to qualify for an exceptional repurchase. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits; and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•                                          disabilities occurring after the legal retirement age; and

•                                          disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not entitle a stockholder to qualify for an exceptional repurchase, except in the limited circumstances when the stockholder would be awarded disability benefits by the other applicable governmental agencies described above.

General.  To request repurchase, the stockholder must submit a repurchase request, the form of which is available on our website, [                    ], to the repurchase agent at least five days prior to the repurchase date.  The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed.  In the case of a request for an exceptional repurchase upon the death of a stockholder, the request also must include evidence of the death of the stockholder (which includes the date of death).  In the case of a request for an exceptional repurchase upon a disability, the request also must include both the stockholder’s initial application for disability benefits and documentation issued by the governmental agency demonstrating an award of the disability benefits.  The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least five days prior to the repurchase date.  We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the requesting party the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares or as otherwise described herein, and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange.  In addition, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program.  In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change at least thirty days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.  Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases.  See “Risk Factors — Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program.  No fees will be paid to IREIC, our Business Manager, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program.

INVESTMENTS THROUGH IRA ACCOUNTS

First Trust Company of Onaga (referred to herein as “FTCO”) has agreed to act as an IRA custodian for investors of our common stock electing to hold their investment in a Traditional, ROTH or SEP IRA (referred to herein as a “FTCO IRA”).  Enrollment forms must be submitted directly to FTCO in order to open a FTCO IRA.

For any FTCO IRA accountholder that makes an initial investment equal to or greater than $10,000, FTCO will waive the FTCO IRA account set-up fee, and we will pay the initial twelve month account maintenance fee.  Each accountholder will be responsible for paying subsequent account maintenance fees charged by FTCO.  Our payment of the initial twelve month account maintenance fee will be treated as a purchase price adjustment for our shares and will result in a lower tax basis in the shares purchased.

Further information about custodial services can be found on our website at [                    ].  For additional information and forms regarding the establishment of a FTCO IRA account, please contact FTCO by phone at 1-800-521-9897 (customer service) or by visiting its web site at http://www.ftconaga.com/.

REPORTS TO STOCKHOLDERS

Our Business Manager will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We will send an annual report to each stockholder within 120 days following the close of each fiscal year. Each annual report will contain:

•                                          audited income statements and balance sheets for the previous three and two years, respectively, or the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•                                          if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•                                          the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•                                          our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•                                          a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•                                          separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA, occurring in the most recently completed fiscal year. Our independent directors must examine and comment on the fairness of these transactions.

Our directors, including the independent directors, will be required to take reasonable steps to ensure that the annual report requirements set forth above are satisfied.

In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within sixty days after the end of the first three fiscal quarters.

Further, we will supplement this prospectus to describe any material assets that we acquire or propose to acquire during the course of this offering.

We will submit appropriate tax information to the stockholders within thirty-one days following the end of each fiscal year but we will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we will provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement includes any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix E to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including, but not limited to, our Business Manager and our Real Estate Managers certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager and our Real Estate Managers may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. A detailed discussion of the material terms of our agreements with our Business Manager, our Real Estate Managers and other affiliates of IREIC is set forth under “Management,” above.

On August 25, 2011, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC in connection with our formation.  No sales commission or other consideration was paid in connection with the sale.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. also serves as counsel for the dealer manager.  Venable LLP has passed upon the legality of the common stock offered hereby.

EXPERTS

The balance sheet of Inland Core Assets Real Estate Trust, Inc., as of August 31, 2011, has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are filing a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

F-i

Report of Independent Registered Public Accounting Firm

The Board of Directors

Inland Core Assets Real Estate Trust, Inc.

We have audited the accompanying balance sheet of Inland Core Assets Real Estate Trust, Inc. (the Company) as of August 31, 2011.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet.  An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Core Assets Real Estate Trust, Inc. as of August 31, 2011, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois

September 9, 2011

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

(A Maryland Corporation)

BALANCE SHEET

August 31, 2011

ASSETS

Cash and cash equivalents	$329,156
Deferred offering costs	342,336

Total assets	$671,492

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Accrued offering expenses	$109,281
Accounts payable	2,100
Due to affiliates	363,102

Commitments and contingencies (Note 3)

Stockholder’s equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	0
Common stock, $.001 par value, 1,460,000,000 shares authorized, 20,000 shares issued and outstanding	20
Additional paid in capital	199,980
Retained earnings deficit	(2,991)

Total stockholder’s equity	197,009

Total liabilities and stockholder’s equity	$671,492

See accompanying notes to balance sheet.

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

August 31, 2011

(1)  Organization

Inland Core Assets Real Estate Trust, Inc. (the “Company”) was formed on August 24, 2011 to acquire and manage a diversified portfolio of commercial real estate investments located in the United States and has not commenced operations.  The Business Management Agreement (the “Agreement”) provides for Inland Core Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the Business Manager to the Company.  The Company contemplates the sale of up to 150,000,000 shares of common stock (“Shares”) at $10 each in an initial public offering (the “Offering”) to be registered with the Securities and Exchange Commission (the “Registration Statement”) and the issuance of 30,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.

The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company may purchase shares under the share repurchase program (“SRP”), if the Company chooses to repurchase them. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year. Funding for the SRP will come from proceeds that the Company receives from the distribution reinvestment plan.

The fiscal year-end of the Company is December 31.

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

August 31, 2011

(2)  Summary of Significant Accounting Policies

The preparation of a balance sheet in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing.  Formation and organizational costs of $2,991 were expensed as incurred.

Cash and cash equivalents are stated at cost, which approximates fair value.

(3)  Transactions with Affiliates

The Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”), contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.  The Sponsor also advanced $300,000 in cash to the Company.

As of August 31, 2011, the Company had incurred $345,327 of offering and organization costs, of which $53,301 was advanced by the Sponsor. Pursuant to the terms of the Offering, the Business Manager has guaranteed payment of all public offering and organization expenses (excluding sales commissions and the marketing contribution allowance) in excess of 1.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 11.5% of gross offering proceeds. In the event that the minimum offering is not successful, an affiliate of the Business Manager will bear the related costs of the Offering.

The due to affiliates amount on the accompanying balance sheet represents non-interest bearing advances made by the Sponsor which will be repaid when the Company receives equity proceeds upon achieving the minimum offering.

Certain compensation and fees payable to the Business Manager for services to be provided to the Company are limited to maximum amounts.

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

August 31, 2011

Offering Stage

Selling commissions	The Company will pay Inland Securities Corporation, an affiliate of the Business Manager, 7% (up to 7% of which may be reallowed to participating dealers) of the sale price for each share sold.

Marketing contribution

The Company will pay a marketing contribution to Inland Securities Corporation equal to 3% (up to 1.5% of which may be reallowed to participating dealers) of the gross offering proceeds from shares sold.

Itemized and detailed due diligence expense reimbursement

The Company will reimburse Inland Securities Corporation and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds. These expenses may, in the Company’s sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.

Issuer costs

The Company will reimburse the Sponsor, its affiliates and third parties for costs and other expenses of the offering that they pay on the Company’s behalf, in an amount not to exceed 1.5% of the gross offering proceeds.

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

August 31, 2011

Operational Stage

Acquisition expenses

The Company will reimburse the Business Manager and its affiliates for expenses paid on the Company’s behalf in connection with acquiring real estate assets, regardless of whether the Company acquires the real estate assets.

Acquisition fee	The Company will pay the Business Manager or its affiliates a fee equal to 1.5% of the “contract purchase price” of each asset.

Business management fees

The Company will pay the Business Manager: (1) an annual base business management fee equal to up to 0.65% of its “average invested assets,” payable quarterly in an amount equal to 0.1625% of its average invested assets as of the last day of the immediately preceding quarter; and (2) a disposition fee in an amount equal to 1.5% of “gross consideration” in connection with: (a) the sale of any real estate asset or assets (excluding the Company’s investments in securities), in which the net sales proceeds resulting from the sale are specifically identified and distributed to stockholders; (b) a listing of the Company’s shares, or the shares of any subsidiary, on a national securities exchange; or (c) a merger, reorganization, business combination, share exchange or acquisition, in which the Company’s stockholders receive cash or the securities of the acquiror; provided, that if any of the events triggering payment of the disposition fee occurs in connection with an internalization in which we are acquiring our Business Manager and Real Estate Managers, in no event will the aggregate amount of the disposition fee and the aggregate purchase price we will pay to acquire our Business Manager and Real Estate Managers exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction, giving effect to any asset acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction.

“Average invested assets” means, for any period, the average of the aggregate book value of the Company’s assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities and consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

August 31, 2011

Operational Stage (continued)

“Gross consideration” means: (a) in the case of the sale of any asset or assets, the amount of net sales proceeds specifically identified and distributed to stockholders; (b) in the case of a listing of the Company’s shares, or the shares of any subsidiary, on a national securities exchange, the market value calculated by taking the average closing price over the period of thirty consecutive trading days during which the Company’s shares, or the shares of the common stock of its subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing; or (c) in the case of a merger, reorganization, business combination, share exchange or acquisition, the market value of the other entity’s securities, if listed, or the gross consideration as reflected in the documents governing the transaction.

Real estate management fees, leasing fees and construction management fees

For each property that is managed by Inland Core Real Estate Services LLC or Inland Core Management LLC, collectively the Real Estate Managers, the Company will pay a monthly management fee of up to 1.9% of the gross income from any single-tenant, net-leased property, and up to 3.9% of the gross income from any other property type. Each Real Estate Manager will determine, in its sole discretion, the amount of the fee with respect to a particular property, subject to the limitations. For each property that is managed directly by one of the Real Estate Managers or its affiliates, the Company will pay the Real Estate Manager a separate leasing fee based upon prevailing market rates applicable to the geographic market of that property. Further, in the event that the Company engages its Real Estate Managers to provide construction management services for a property, the Company will pay a separate construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

The Company also will reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on the Company’s behalf, including the salaries and benefits of persons employed by the Real Estate Manager and its affiliates except for the salaries and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of any of the Real Estate Managers.

Reimbursable expenses for providing ancillary services

The Company will reimburse the Sponsor, the Business Manager and their respective affiliates for any expenses that they pay or incur in providing ancillary services to the Company, including the costs of salaries and benefits of persons employed by these entities and performing services for the Company.

Inland Core Assets Real Estate Trust, Inc.

(A Maryland Corporation)

NOTES TO BALANCE SHEET

(continued)

August 31, 2011

Liquidation Stage

Real Estate Sales Commission

For substantial assistance in connection with the sale of properties, the Company will pay the Business Manager or its affiliates a real estate sales commission equal to up to 50% of the customary commissions which would be paid to a third party broker for the sale of a comparable property, provided that the amount may not exceed 3% of the contract purchase price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

If the Business Manager or its affiliates receive a real estate commission, it will be in addition to the 1.5% disposition fee that will be payable to the Business Manager.

Incentive fee

Upon a “triggering event,” the Company will pay the Business Manager a fee equal to 10% of the amount by which (1) the “liquidity amount” exceeds (2) the “aggregate invested capital,” less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to stockholders in order to pay them a 8% per annum cumulative, pre-tax non-compounded return on the “aggregate invested capital.” If the Company has not satisfied this return threshold at the time of the applicable triggering event, the fee will be paid at the time that the Company has satisfied the return requirements.

As used herein, a “triggering event” means any sale of assets (excluding the sale of marketable securities), in which the net sales proceeds are specifically identified and distributed to stockholders, or any liquidity event, such as a listing or any merger, reorganization, business combination, share exchange or acquisition, in which stockholders receive cash or the securities of another issuer that are listed on a national securities exchange.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds
Table II	Compensation to IREIC and Affiliates
Table III	Operating Results of Prior Programs
Table IV	Results of Completed Programs
Table V	Sales or Disposals of Properties
Table VI	Acquisition of Properties by Programs

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.  Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (1) to preserve and protect our stockholders’ investments; (2) to acquire quality commercial real estate assets that generate, over time, sufficient cash flow from operations, as adjusted for acquisition costs, to fund sustainable and predictable distributions; and  (3) to realize capital appreciation through the potential sale of our assets or other liquidity.  The following programs have investment objectives similar to ours.  Inland Real Estate Corporation, or “IRC,” Inland Retail Real Estate Trust, Inc., or “IRRETI,” and Inland Western Retail Real Estate Trust, Inc., or “Inland Western,” were formed primarily to invest in multi-tenant shopping centers.  Inland American Real Estate Trust, Inc., or “Inland American,” and Inland Diversified Real Estate Trust, Inc., or “Inland Diversified” were formed primary to invest in several segments of real estate properties.  Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. were formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Opportunity Fund, L.L.C., or “Inland Opportunity,” was formed to acquire and develop, directly or through joint ventures or other common ownership entities with affiliated and unaffiliated parties, “value-added” and “development” assets.   Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

The real estate exchange private placements offered by Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation), referred to as the “1031 Exchange Programs,” are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

This Table sets forth a summary of the experience of the IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2008 and that have similar or identical investment objectives to us.  Information is provided with regard to the manner in which the proceeds of the offerings have been applied.  Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  All figures are as of December 31, 2010.

	Inland American Real Estate Trust, Inc.			Inland Opportunity Fund, L.L.C.		1031 Exchange Programs
Number of programs:	1 Program		%	1 Program	%	25 Programs	%

Dollar amount offered	$10,000,000	(A)		100,000		373,868
Dollar amount raised	8,431,779	(B)	100.0	30,909	100.0	373,323	100.0
Less offering expenses:
Syndication fees (C)	788,272		9.3	2,769	9.0	27,662	7.4
Other fees (D)	40,162		0.5	174	0.6	46,704	12.5
Organizational fees	0		0.0	0	0.0	3,025	0.8
Reserves (E)	0		0.0	0	0.0	12,201	3.3

Available for investment	$7,603,345		90.2	27,966	90.5	283,731	76.0

Acquisition costs:
Cash down payments	$5,077,724		60.2	8,830	28.6	283,731	76.0
Repayment of indebtedness	1,052,796		12.5	0	0.0	0	0.0
Temporary cash investments	83,518		1.0	16,042	51.9	0	0.0
Investment in unconsolidated entities	963,628		11.4	0	0.0	0	0.0
Investment in securities	425,679		5.0	3,094	10.0	0	0.0
Total acquisition costs	$7,603,345		90.2	27,966	90.5	283,731	76.0

Percent leverage	49%			50%		54%
Date offerings commenced		(F)		May 2009		2007 - 2010
Length of offering		(F)		18 months		4 to 28 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(F)		N/A		3 to 28 months

TABLE I (continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS

NOTES TO TABLE I

(A)                             This amount reflects the aggregate amount offered on a “best efforts” basis in the program’s initial and follow-on public offerings.  The amount does not reflect shares offered for distribution to stockholders participating in Inland American’s distribution reinvestment plan.

(B)                               These figures are cumulative and are as of December 31, 2010.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment plan and net of shares repurchased pursuant to its share repurchase program.

(C)                               Syndication fees are paid by the program to an affiliate of our sponsor, Inland Securities Corporation, or unaffiliated third parties’ commissions for the sale of shares.  All of these syndication fees were used to pay commissions and other expenses of the offerings.

(D)                              Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E)                                Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F)                                In August 2005, the program commenced an initial public offering, on a best effort basis, of 500,000,000 shares of common stock at $10.00 per share.  In August 2007, the program commenced an offering of an additional 500,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2010, 100% of the proceeds available for investment from the initial best efforts offering and 100% of the proceeds available from the follow-on best efforts offering were invested.  The temporary cash investments were funded from proceeds of Inland American’s distribution reinvestment plan.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

This Table sets forth the compensation received by IREIC and its affiliates including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2008 and that have similar or identical investment objectives to us.  All figures are as of December 31, 2010.

	Inland American Real Estate Trust, Inc.		Inland Opportunity Fund, L.L.C.		1031 Exchange Programs (93 Programs)

Date offering commenced		(B)	May 4, 2009		2003-2010
Dollar amount raised	$8,431,779		30,909		980,615

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees (C)	763,000		2,769	(C)	62,576	(C)
Other offering expenses (D)	25,272		—		9,894
Mortgage brokerage fees	10,483		14		4,091
Acquisition cost and expense (E)	65,058		30	(E)	168,286	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	1,705,772		1,024		166,167

Amounts paid to general partner or affiliates related to operations:
Property management fees (F)	108,316		32		8,734
Advisor asset management fee	104,900		—		6,078
Accounting services	—		—		—
Data processing service	—		—		—
Legal services	—		59		37
Professional services	—		—		—
Mortgage servicing fees	1,633		4		5,000
Investment advisor fees	9,158		14		—
Acquisition costs expensed	6,394		83		—
Other administrative services	24,514		—		—

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	155,867		1,247		22,301
Notes	—		—		—

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	—		15		1,134
Mortgage brokerage or refinancing fees	581		—		144
Participation in cash distributions	—		—		—

TABLE II (continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)                             The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2010 and the figures relating to cash available from operations are for the three years ending December 31, 2010.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)                               Inland American completed its initial public offering on July 31, 2007 and commenced its follow-on offering on August 1, 2007.  Information in this Table reflects compensation paid in respect of both offerings.

(C)                               The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)                              Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the securities and other marketing and organization expenses.

(E)                                Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)                                An affiliate provides property management services for all properties, exclusive of lodging properties, acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)                               See Table V and Notes thereto regarding sales and disposals of properties.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

This Table sets forth the annual operating results of IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2006 and that have similar or identical investment objectives to us.  All results are through December 31, 2010.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings by these entities, only Inland American, Inland Opportunity and the 87 1031 Exchange Programs are included in this Table.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

•                  Inland Western Retail Real Estate Trust, Inc. – offering terminated in 2005

•                  Inland American Real Estate Trust, Inc. – offering terminated in 2009

•                  Inland Opportunity Fund, L.L.C. – offering terminated in 2010

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland American Real Estate Trust Inc. (A)

	2010	2009	2008	2007	2006

Gross revenues	$1,231,735	1,096,777	1,006,751	478,736	123,202
Profit on sale of properties	55,412	0	0	0	0
Other income (expenses)	30,986	(145,525)	(287,226)	71,977	26,742
Net loss from discontinued operations	15,996	(35,825)	(18,887)	0	0

Less:
Operating expenses (B)	703,165	588,906	465,061	174,755	32,791
Interest expense	293,507	248,267	225,476	108,060	31,553
Program expenses (C)	72,668	82,499	52,587	28,466	10,013
Depreciation & amortization	432,081	384,764	313,765	174,163	49,681

Net income (loss)-GAAP basis	$(167,292)	(389,009)	(356,251)	65,269	25,906

Taxable income (loss) (A)	$0	0	0	0	0

Cash available (deficiency) from operations	356,660	369,031	384,365	263,420	65,883

Cash available from investing
Payments under master leases (E)	0	0	484	576	245
Distributions from unconsolidated entities	31,737	32,081	41,704	0	0
Proceeds from gain on sale of investment properties	55,412	0	0	0	0
Cash available from financing:
Principal amortization of debt	(16,812)	(6,708)	(3,375)	(929)	(794)
Advances from (repayment to) sponsor	0	0	0	0	(3,081)

Total cash available before distributions and special items	426,997	394,404	423,178	263,067	62,253

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	371,585	411,797	405,925	222,697	33,394
From sales	45,350	0	0	0	0

Cash available (deficit) after distributions before special items (F)	10,062	(17,393)	17,253	40,370	28,859

Special items	0	0	0	0	0
Cash available (deficit) after distributions and special items (F)	$10,062	(17,393)	17,253	40,370	28,859

Available cash used to partially fund distributions (F)
Excess cash available from prior years	0	0	0	0	0
Cash from financing activities	0	0	0	0	0
Total available cash used to partially fund distributions	$0	0	0	0	0

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland American Real Estate Trust Inc. (A) (continued)

	2010	2009	2008	2007	2006

Tax data per $1,000 invested (A)

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	50	50	62	61	60
Source (on cash basis):
Sales	6	0	0	0	0
Financing	0	5	3	0	0
Operations (G)	44	45	59	61	60

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Opportunity Fund, L.L.C.

	2010	2009

Gross revenues	$2,072	—
Profit on sale of properties	79	698
Other income (expenses)

Less:
Operating expenses (B)	546	—
Interest expense	271	—
Program expenses (C)	—	—
Depreciation & amortization	182	—

Net income (loss)-GAAP basis	$1,152	698

Taxable income (loss) (A)	$561	698

Cash available (deficiency) from operations	316	698

Cash available from investing
Payments under master leases (E)	—	—
Distributions from unconsolidated entities	—	—

Cash available from financing:
Principal amortization of debt	12	—
Advances from (repayment to) sponsor	—	—

Total cash available before distributions and special items	304	698

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	753	60
From sales	—	—

Cash available (deficit) after distributions before special items (F)	(449)	638

Special items	—	—
Cash available (deficit) after distributions and special items (F)	$(449)	638

Available cash used to partially fund distributions (F)
Excess cash available from prior years	449	—
Cash from financing activities	—	—
Total available cash used to partially fund distributions	$449	—

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Opportunity Fund, L.L.C. (continued)

	2010	2009

Tax data per $1,000 invested	40	10

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	—	—
Source (on cash basis):
Sales	—	—
Financing	—	—
Operations	70	10

Percent of properties remaining unsold	100.0%	N/A

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs (87 Programs)

	2010	2009	2008	2007	2006

Number of programs	87	80	78	61	48
Gross revenues	$139,135	135,578	118,378	84,114	54,221
Profit on sale of properties	0	0	18,542	6,493	0

Less:
Operating expenses (B)	22,093	21,755	19,703	16,014	9,652
Interest expense	51,273	49,947	42,536	29,160	16,681
Program expenses (C)	2,700	3,276	2,823	2,259	2,595
Depreciation & amortization (D)	0	0	0	0	0

Net income	$63,069	60,600	71,858	43,174	25,293

Taxable income (loss) (D)	0	0	0	0	0

Cash available from operations	63,069	60,600	53,316	36,681	25,293
Cash available from sales	0	0	18,570	7,993	5,670
Cash available from financing	2,454	0	0	0	0
Principal payment of debt amortization	(1,470)	(744)	0	(39)	(64)

Total cash available before distributions and special items	64,053	59,856	71,886	44,635	30,899

Less distributions to investors:
From operations, financing and investing (excluding sales)	60,679	57,237	50,199	35,871	24,782
From sales	0	0	18,542	7,993	5,670
	60,679	57,237	68,741	43,864	30,452

Cash available after distributions before special items	3,374	2,619	3,145	771	447

Special items	(2,466)	0	0	0	0
Cash available after distributions and special items	$908	2,619	3,145	771	447

Tax data per $1,000 invested (D)	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0	0
Source (on cash basis):
Sales	0	0	1,854	1,172	311
Operations	68	68	71	82	79

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)                             Inland American is qualified as REIT under the Internal Revenue Code for federal income tax purposes.  Since each program qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If Inland American fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(B)                               Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(C)                               Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(D)                              For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(E)                                From time to time, Inland Opportunity or Inland American may acquire a property that includes one or more unleased premises.  In certain cases, Inland Opportunity or Inland American may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to the program and are designed to offset lost rent and common area maintenance (or “CAM”) expenses paid by the program with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(F)                                In any year in which distributions to investors exceeded total cash available before distributions and special items, Inland Opportunity and Inland American partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(G)                               Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland American Real Estate Trust, Inc.

	2010	2009	2008	2007	2006
% of Distribution Representing:
Ordinary income	34.00	28.00	52.00	63.00	50.00
Return of capital	66.00	72.00	48.00	37.00	50.00
	100.00	100.00	100.00	100.00	100.00

(H)                              Profit on sale of properties consists of operations for four properties sold in 2007 and eight properties sold in 2009.  These amounts are accounted for as discontinued operations for all periods presented in compliance with GAAP.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

This Table sets forth summary information on the results of IREIC-sponsored prior real estate programs that have completed operations since January 1, 2006 and that have similar or identical investment objectives to us.  All figures are through December 31, 2010.

Program Name	Market Day		Taunton Circuit		Bell Plaza		Fleet Office Building		Inland Retail Real Estate Trust Inc.
Dollar amount raised	$3,788		$3,750		$890		$10,000		$2,371,012
Number of properties purchased	One		One		One		One		287
Date of closing of offering	03/06		09/02		11/02		01/04		08/03
Date of first sale of property	05/07		07/07		07/07		01/08		02/07
Date of final sale of property	05/07		07/07		07/07		01/08		02/07

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)		(A)		(A)		(A)		(C)
Recapture		(A)		(A)		(A)		(A)		(C)
Capital gain		(B)		(B)		(B)		(B)		(C)

Deferred gain:
Capital		(B)		(B)		(B)		(B)		(C)
Ordinary		(B)		(B)		(B)		(B)		(C)

Cash distributions to investors (cash basis):
Source (GAAP basis) (D)
Sales	4,550		949		969		18,542			(C)
Operations	419		593		722		3,224			(C)

(A)                             For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)                               For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(C)                               Distributions from 1999 through September 30, 2008 totaled approximately $845.4 million.  Based on Form 1099s filed by IRRETI during that period, tax and distribution data per $1,000 invested totaled: $369 in ordinary income, $267 in return of capital and $2.0 in capital gain.

TABLE IV (continued)

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion. No financial reports for IRRETI for the year ended December 31, 2006 were issued and, as a result of the acquisition by DDR, no further information regarding IRRETI is available.

(D)                              Market Day, Fleet Office Building, Taunton Circuit and Bell Plaza, as 1031 exchange programs, are not required to prepare their financial statements in conformity with GAAP, and accordingly, maintain their books on a cash basis.  Therefore, the source of distributions is presented on a cash basis for these five entities.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2008 by IREIC-sponsored prior real estate programs that have similar or identical investment objectives to us.  All figures are through December 31, 2010.  The Table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V (continued)

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)
Inland Opportunity Fund, L.L.C.
Minooka Land	11/10	12/10	498	15	—	513	—	494	494	—	5	5	—
Radcliff Lots	11/10	12/10	203	—	—	203	—	89	89	—	125	125	—

Inland American Real Estate Trust, Inc.
Faulkner Road (F)	01/07	12/08	1,284	—	25,636	26,920	—	26,920	26,920	3,407	(3,386)	—	(3,386)
SunTrust II — Cedartown	12/07	12/08	350	—	500	850	—	850	850	32	91	—	91

Multi-Family Properties
Lake Wyndemere	07/09	12/10	14,089	—	13,067	27,156	—	27,156	27,156	2,196	5,227	—	5,227
Village Square	07/09	12/10	7,776	—	8,112	15,888	—	15,888	15,888	1,379	1,834	—	1,834
Alden Landing	07/09	12/10	10,650	—	11,237	21,887	—	21,887	21,887	1,979	2,925	—	2,925
Malibu Lakes Apartments	12/09	12/10	23,798	—	17,993	41,791	17,929	41,791	59,720	2,969	11,526	11,526	—

Office Properties
Select Medical Augusta	01/09	12/10	10,339	—	14,949	25,288	—	25,288	25,288	3,220	7,320	—	7,320
Select Medical Dallas	01/09	12/10	11,672	—	9,060	20,732	—	20,732	20,732	2,035	6,232	—	6,232
Select Medical Orlando	01/09	12/10	11,710	—	13,648	25,358	—	25,358	25,358	2,705	7,856	—	7,856
Select medical Tallahassee	01/09	12/10	9,750	—	16,840	26,590	—	26,590	26,590	3,535	8,110	—	8,110

Lodging Properties
Comfort Inn- Riverview	07/07	03/10	5,786	—	—	5,786	—	5,786	5,786	(2,457)	(3,297)	—	(3,297)
Comfort Inn- University	07/07	03/10	5,512	—	—	5,512	—	5,512	5,512	(2,261)	(2,792)	—	(2,792)
Hampton Inn- Crabtree Valley	07/07	06/10	4,099	—	—	4,099	—	4,099	4,099	(2,328)	(4,245)	—	(4,245)
Comfort Inn- Medical Park	07/07	06/10	4,361	—	—	4,361	—	4,361	4,361	(1,951)	(2,936)	—	(2,936)
Comfort Inn- Orlando	07/07	06/10	2,987	—	—	2,987	—	2,987	2,987	(2,927)	(2,346)	—	(2,346)
Hilton Garden Inn- Chelsea	10/07	09/10	33,338	—	28,347	61,685	—	61,685	61,685	19,307	12,215	—	12,215

TABLE V (continued)

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale		Capital Gain (loss)
Inland Real Estate Corporation
Walgreens — Decatur	01/95	02/08	282	—	—	282	—	282	282	80	(531)	—		(531)
Terramere Plaza	12/97	02/08	2,510	—	2,202	4,712	—	4,712	4,712	(94)	630	—		630
Wilson Plaza	12/97	04/08	1,596	—	—	1,596	—	1,596	1,596	11	533	—		533
High Point Center	04/98	09/08	6,474	—	—	6,474	—	6,474	6,474	(711)	(1,552)	—		(1,552)
Winsner-Milwaukee Plaza	04/98	01/09	3,679	—	—	3,679	—	3,679	3,679	48	(138)	—		(138)
Western-Howard Plaza	04/98	02/09	1,709	—	—	1,709	—	1,709	1,709	(8)	(151)	—		(151)
Montgomery Plaza	09/95	04/09	193	—	—	193	—	193	193	(71)	(232)	—		(232)
Lake Park Plaza (partial)	02/98	04/09	1,618	—	—	1,618	—	1,618	1,618	0	(2,103)	—		(2,103)
Park Center Plaza (partial)	12/98	04/10	829	—	—	829	—	829	829	0	507	—		507
Springboro Plaza	11/98	08/10	6,790	—	5,510	12,300	—	12,300	12,300	369	(653)	—		(653)
Northgate Center	04/05	09/10	1,726	—	6,211	7,937	—	7,937	7,937	322	(416)	—		(416)
Homewood Plaza	02/98	11/10	2,375	—	—	2,375	—	2,375	2,375	141	774	—		774

Inland Private Capital Corporation
Fleet Office Building	09/03	01/08	18,542	—	12,900	31,442	12,900	10,000	22,900	3,569	(E )	(E	)	(E )

Inland Western Retail Real Estate Trust, Inc.
Sold
Larkspur Landing	1/04	1/09	31,123	—	33,630	64,753	33,630	31,123	64,753	(58)	8,578	—		8,578
American Express, Greensboro, NC	12/04	4/09	19,347	—	33,040	52,387	33,040	19,347	52,387	421	1,933	—		1,933
American Express, Salt Lake City, UT	12/04	4/09	15,225	—	30,149	45,374	30,149	15,225	45,374	234	1,002	—		1,002
Computer Shareholder Services	7/05	6/09	17,991	—	44,500	62,491	44,500	17,991	62,491	969	(130)	—		(130)
Walmart Jonesboro	8/04	10/09	3,086	—	6,089	9,175	6,089	3,086	9,175	291	(691)	—		(691)
Sprint Data Center	9/05	10/09	34,304	—	52,800	87,104	52,800	34,304	87,104	4,315	676	—		676
Harris Teeter	9/04	11/09	1,309	—	3,960	5,269	3,960	1,309	5,269	220	(1,170)	—		(1,170)
Publix Mountain Brook	4/05	12/09	1,561	—	4,384	5,945	4,384	1,561	5,945	118	(1,370)	—		(1,370)
Coventry Health Care, San Antonio, TX	10/05	03/10	3,501	—	7,060	10,561	7,060	3,501	10,561	(279)	(202)	—		(202)
Kaiser Permanente, Cupertino, CA	06/05	04/10	11,017	—	32,670	43,687	32,670	11,017	43,687	(857)	(9,988)	—		(9,988)
Wickes, Naperville, IL	10/05	04/10	(27)	—	4,964	4,937	4,964	(27)	4,937	(153)	(2,683)	—		(2,683)
Wild Oats Market, Hinsdale, IL	07/05	05/10	3,923	—	7,469	11,392	7,469	3,923	11,392	(212)	(953)	—		(953)

TABLE V (continued)

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)
Kohl’s/Wilshire, Kansas City, MO	07/04	06/10	2	—	8,758	8,760	8,758	2	8,760	256	23	—	23
Mervyns, San Diego, CA	09/05	11/10	772	—	7,900	8,672	7,900	772	8,672	(1,342)	1,468	—	1,468
Mervyns, Escondido, CA	09/05	11/10	1,957	—	6,700	8,657	6,700	1,957	8,657	(1,087)	56	—	56
Circuit City, Richmond, VA	05/05	12/10	(121)	—	31,270	31,149	31,270	(121)	31,149	(1,899)	(12,679)	—	(12,679)
Partially Sold to Joint Venture
Bear Creek, Houston, TX	04/05	09/10	4,339	—	10,159	14,498	10,159	4,339	14,498	340	(1,181)	—	(1,181)
Cypress Mill Plaza, Cypress TX	11/05	09/10	3,420	—	9,847	13,267	9,847	3,420	13,267	(174)	30	—	30
New Forest Crossing, Houston, TX	06/05	09/10	5,608	—	9,321	14,929	9,321	5,608	14,929	382	145	—	145
Coppell Town Center, Coppell, TX	04/07	10/10	1,146	—	10,050	11,196	10,050	1,146	11,196	177	(4,112)	—	(4,112)
Suntree Square, Southlake, TX	04/07	10/10	2,530	—	8,975	11,505	8,975	2,530	11,505	133	(1,927)	—	(1,927)
Riverpark Shopping Center IIB, Sugarland, TX	08/08	10/10	8,923	—	—	8,923	—	8,923	8,923	560	(1,327)	—	(1,327)
Southpark Meadows I, Austin, TX	07/05	11/10	7,192	—	12,663	19,855	12,663	7,192	19,855	612	(1,926)	—	(1,926)
Great Southwest Crossing, Grand Prairie, TX	09/05	12/10	5,800	—	8,449	14,249	8,449	5,800	14,249	644	847	—	847
Riverpark Shopping Center I, Sugarland, TX	04/06	12/10	9,658	—	28,424	38,082	28,424	9,658	38,082	1,083	(1,333)	—	(1,333)

TABLE V (continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)                             The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2010.  All sales have been made to parties unaffiliated with the partnerships.  None of the sales involved secured notes received at sale or adjustments resulting from the application of GAAP.

(B)                               Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)                               Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)                              Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)                                For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)                                As part of the sale proceeds, Inland American received a lease termination fee income of approximately $15 million at closing, as of December 31, 2008.

APPENDIX B

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

Inland Core Assets Real Estate Trust, Inc. (“ICARE” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of [                  ], 20[    ].

Purpose

1.             What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple and convenient way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock.

Maximum Ownership of Shares. To maintain the Company’s qualification as a REIT, no more than 50% of its outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that the Company meets this test, its charter provides that no person may own more than 9.8% in value of its issued and outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding stock or 9.8% in value or in number of shares, whichever is more restrictive, of the Company’s issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.             What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a percentage of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only that percentage of your shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.             What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                                          No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be purchased for you and registered in your name. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and registered in your name.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock purchased for you as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of the Company’s current and accumulated earnings and profits (and to the extent the distribution exceeds both the Company’s current and accumulated earnings and profits and the tax basis in your shares of common stock). Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock purchased for you as a result of the reinvestment of cash distributions until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 19.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.             Who administers the Plan for participants?

DST Systems, Inc. (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in your name.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

For answers to questions regarding the Plan and to request Plan forms, please contact the Company at (800) 826-8228.

Eligibility and Enrollment

5.             Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.             When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.             How does an eligible person join the Plan?

You may join the Plan by completing the appropriate section of the subscription agreement or submitting a distribution election form. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the subscription agreement.

You should send any original subscription agreement to the address indicated on your subscription agreement.  You should send any distribution election forms to the address set forth on the form.

8.             Is partial participation possible under the Plan?

Yes.  You may elect to enroll in the Plan all, or less than all, of the shares registered in your name.

9.             For what reinvestment options does the Election Form provide?

By joining the Plan, you authorize the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. The Plan also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the percentage of shares of common stock you do wish enrolled.

10.          How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a distribution election form and returning it to the Administrator at the address set forth on the form.  Any change in reinvestment option must be received by the Administrator not later than five days prior to the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.          When does enrollment in the Plan become effective?

Your signed subscription agreement will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                                          If your signed subscription agreement is received by the Administrator prior to the Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                                          If your signed subscription agreement is received by the Administrator on or after the Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.          Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 19).

Purchases

13.          When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. The Company’s board of directors will establish Distribution Payment Dates and corresponding Record Dates.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.          What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.          When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Shares generally will be purchased for you and registered in your name on the Distribution Payment Date.

16.          What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the change of the public offering price per share of common stock in a public “best efforts” offering of the Company’s common stock from $10.00 per share, if there is a change; and

•                                          termination of any “best efforts” public offering of the Company’s common stock, unless followed by a subsequent “best efforts” public offering.

After the termination of all “best efforts” public offerings of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading For these purposes, “market price” means, prior to a liquidity event, either (1) the last price at which shares were offered by the Company in a “best efforts” public offering of its shares or (2) the estimated value of the Company’s shares as determined by the Company’s business manager, if this estimate is not equal to the last price at which shares were offered by the Company in a “best efforts” public offering. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Distribution Payment Date.

17.          How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. A number of shares of common stock, including fractions computed to three decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 19 and Question 20), divided by the applicable purchase price per share, will be purchased for you and registered in your name. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. The Company will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding shares of stock and 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding shares of common stock, unless those limitations are waived by the Company’s board of directors.

18.          Will shares purchased through the Plan earn distributions?

Yes. All shares purchased through the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. Only shares of common stock held as of a Record Date for a given distribution are entitled to that distribution.

Taxes

19.          What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)           Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock. You will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan.

(2)           The tax basis per share of common stock purchased under the Plan is the fair market value of the share on the Distribution Payment Date on which the share was purchased for you and registered in your name.

(3)           The holding period for shares of common stock acquired with reinvested distributions generally will begin on the day following the Distribution Payment Date on which the shares were purchased for you and registered in your name (see Question 15).

(4)           Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to you to the extent that the excess distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount of any distributions in excess of the Company’s current and accumulated earnings and profits. To the extent that the distributions to you of amounts in excess of the Company’s current and accumulated earnings and profits exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.

(5)           A gain or loss may be recognized upon your disposition of common stock received from the Plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

20.          How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and fail to certify that you are not subject to backup withholding, then the Administrator is required by law under the backup withholding rules to withhold taxes from the amount of distributions and the proceeds from any sale of your shares.  Under certain other circumstances, you also may be subject to backup withholding. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder you must provide the required federal income tax certifications to establish your status as a non-U.S. stockholder in order for backup withholding not to apply to you. You also must provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance will be applied to purchase shares of common stock, which will be registered in your name.

Reports to Participants

21.          What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 23 and 24 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator five business days prior to the next Distribution Payment Date.

Certificates for Shares

22.          Will certificates be issued for shares purchased?

No. Shares of the Company’s common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of the Company’s common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be registered in your name. The number of shares of common stock registered in your name will be shown on your statement of your account.

Termination of Participation

23.          When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

24.          How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so.  An election form should be sent to the address set forth on the election form.

25.          May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. The Company also reserves the right to suspend or terminate the Plan with respect to participants in one or more jurisdictions.

Sales of Shares

26.          What happens when a participant sells or transfers all of his or her shares?

If you sell or transfer all the shares registered in your name, your participation in the Plan will automatically terminate.  Any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), will be paid in cash.

27.          What happens when a participant sells or transfers some but not all of his or her shares?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a percentage of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50% of the 100 shares registered in your name, and then you transferred or sold 20 shares, the Company would continue to reinvest the distributions on 40 shares. If instead, you transferred or sold 80 shares, the Company would continue to reinvest the distributions on 10 shares.

Other Information

28.          What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s charter, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

29.          May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

APPENDIX C-1

Inland Core Assets Real Estate Trust, Inc.
LOGO	Regular Mail ~ P.O. Box XXXXXX, Kansas City, Missouri 64121-XXXX
The Inland name and logo are	Overnight Delivery ~ 430 W 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228
registered trademarks being used under license.	INSTRUCTIONS TO INVESTORS

Any person desiring to subscribe for shares of our common stock should carefully read and review the prospectus, as supplemented to date, and if he (she) desires to subscribe for shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND CORE ASSETS REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.

A - INVESTMENT

Item (A-1)

Enter the dollar amount to be purchased. The minimum initial investment is 300 shares ($3000); 100 shares ($1000) for qualified plans. Check the box to indicate whether this is an initial or an additional investment. For additional investments, indicate the account to which shares are to be added. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate method of payment. We do not accept cash, starter checks, foreign checks, travelers checks, or third party checks. A completed Subscription Agreement is required for each initial and additional investment.

Item (A-2)	Check the box if purchase qualifies for volume discount breakpoint.

Item (A-3)

NAV - Net Asset Value - Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions. Representative will not receive selling commissions. Investor will receive additional shares.

Item (A-4)

RIA - Registered Investment Advisor - Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker dealer whose agreement with the investor includes a fixed or “WRAP” fee feature for advisory and related brokerage services and accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions. Investor will recieve additional shares.

B - TYPE OF OWNERSHIP (Please select only one option: Non-Custodial or Custodial)

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE SEND THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT AND YOUR CHECK MADE PAYABLE TO “UMB BANK, ESCROW AGENT FOR INLAND CORE ASSETS REAL ESTATE TRUST, INC.” TO THE ADDRESS ON PAGE 2.

Item (B-1)

Check the appropriate box to indicate the type of ownership. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If you check the Individual Ownership or Joint Tenants with Rights of Survivorship box and you wish to designate a Transfer on Death beneficiary, check the “TOD” box under the selected type of ownership and fill out the separate Transfer on Death (TOD) form, in order to effect the designation.

Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership - check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian.

FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT TO THE CUSTODIAN.

Item (B-2)	Check the appropriate box to indicate the type of ownership. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment.

Item (B-3)	Enter the exact name of the custodian or institution and mailing address. If this is an additional purchase, please use the same exact names as the previous investment.

Item (B-4)

The custodian must complete this section by entering its custodian Tax ID number (for tax purposes), custodian telephone number and custodial account number. The custodian’s signature is required in Section F.

C - INVESTOR INFORMATION

Item (C-1)

Enter the investor/beneficial owner, trustee, administrator or UTMA/UGMA minor’s name and birth date. If the account is a trust, pension plan, PSP or other, please provide complete title, Tax ID number and date of trust/plan in section C-6.

Item (C-2)	Enter the Social Security number of the investor. The investor is certifying that this number is correct.

Item (C-3)

Check the appropriate box. If the investor is a non-resident alien, he (she) must apply to the Internal Revenue Service for an identification number, via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

Item (C-4)	Check if the investor is an employee of Inland or an affiliate.

Item (C-5)	Enter the co-investor/beneficial owner, co-trustee, or custodian for UTMA/UGMA name and birth date.

Item (C-6)	Check if the investor is an employee of Inland or an affiliate.

Item (C-7)	Enter the Social Security number or Tax ID number of the co-investor.

Item (C-8)	If the account is a trust, pension plan, PSP or other, please provide complete title, Tax ID number and date of trust/plan.

Item (C-9)	Enter residence address, city, state, and zip code of the investor.

Item (C-10)	Enter the alternate mailing address if different than the residence address in Item C-7. P.O. Boxes are acceptable.

Item (C-11)	Enter the home telephone number and business telephone number.

C-1-1

D - DISTRIBUTION OPTIONS

NON-CUSTODIAL OWNERSHIP - CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTION FOR NON-CUSTODIAL ACCOUNTS.

Item (D-1)	Check to mail distributions to the address of record in Section C above.

Item (D-2)	Check to change current distribution option on your existing account to the distribution option indicated in Section D (additional purchases only).

Item (D-3)	Check to participate in the Distribution Reinvestment Plan.

Item (D-3a)	Check if you are electing a partial cash distribution/reinvestment. Please complete section D-3b.

Item (D-3b)	Check and indicate the percent of each distribution to be reinvested (whole number only).

Item (D-4)

If you prefer direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution, mailing address, ABA number and account number. A VOIDED CHECK/DEPOSIT SLIP MUST BE ENCLOSED FOR DISTRIBUTIONS VIA ACH.

CUSTODIAL OWNERSHIP - CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTION FOR CUSTODIAL ACCOUNTS.

Item (D-5)	Check to mail distributions to custodian.

Item (D-6)	Check to change current distribution option on your existing account to the distribution option indicated in Section D (additional purchases only).

Item (D-7)	Check to participate in the Distribution Reinvestment Plan.

Item (D-7a)	Check if you are electing a partial cash distribution/reinvestment. Please complete section D-7b.

Item (D-7b)	Check and indicate the percent of each distribution to be reinvested (whole number only).

E - ELECTRONIC DELIVERY

Item (E-1)

Check the box if you consent to the electronic delivery of documents including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address is required. Please carefully read the representations set forth on Page 3 before consenting to receive documents electronically.

F - SIGNATURE

Item (F-1)	The Subscription Agreement must be executed by the investor(s), trustee(s) or administrator(s) and if applicable, the custodian.

Item (F-2)

In addition, items A through D must be individually initialed by all signers indicating that they have read each item. For custodial accounts, a medallion signature guarantee stamp is required to certify the tax ID number provided in Section B-4.

G - BROKER DEALER - REGISTERED REPRESENTATIVE

Item (G-1)

Enter the Registered Representative or RIA name(s), mailing address, Broker Dealer Rep ID number, telephone number, and e-mail address. Also,enter the Broker Dealer name (or RIA firm name), branch number, telephone number, and Broker Dealer Client Account number. Check the RIA box if this is an RIA investment. By executing the Subscription Agreement, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative or RIA must sign where indicated and enter the appropriate state for the license certification statement.

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT WITH A CHECK MADE PAYABLE TO “UMB BANK, ESCROW AGENT FOR INLAND CORE ASSETS REAL ESTATE TRUST, INC.” SHOULD BE MAILED TO:

Regular Mail:	Inland Securities Corporation	Overnight Delivery:	Inland Securities Corporation
	c/o DST Systems, Inc.		c/o DST Systems, Inc.
	P.O. Box XXXXXX		430 W. 7th Street
	Kansas City, Missouri 64121-XXXX		Kansas City, Missouri 64105

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

If your subscription is accepted, a confirmation will be mailed to the investor not more than three business days after acceptance.

C-1-2

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In determining the investor’s net worth, do not include the investor’s home, home furnishings or automobile.

If the investor is a resident of California, the investor must have either a minimum net worth of at least $250,000 or a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.

If the investor is a resident of California, Kentucky, Massachusetts, Missouri, Oregon, Pennsylvania or Tennessee, in addition to meeting the applicable minimum suitability standards set forth above, the investment may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

If the investor is a resident of Alabama, Iowa, Michigan, or Ohio, in addition to meeting the applicable minimum suitability standards set forth above, the investor’s investment in us and other Inland Real Estate Investment Corporation-sponsored real estate programs may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

If the investor is a resident of Kansas, in addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as pension or profit-sharing plans), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of uniform transfers or gifts to minors (UTMA/UGMA), the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We retain the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement, “Inland” refers to Inland Real Estate Group of Companies, Inc. and its affiliates. The Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws/principles.

By executing the Subscription Agreement, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATED CLEARING HOUSE (“ACH”) LANGUAGE

I (we) hereby authorize Inland Core Assets Real Estate Trust, Inc. (“Inland Core Assets”) to deposit distributions from my (our) common stock of Inland Core Assets into the account listed in Section D of the Subscription Agreement at the financial institution indicated in Section D of the Subscription Agreement. I further authorize Inland Core Assets to debit my account noted in Section D of the Subscription Agreement in the event that Inland Core Assets erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before Inland Core Assets reverses such deposit, I agree that Inland Core Assets has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by Inland Core Assets.

This authorization is to remain in full force and effect until Inland Core Assets has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until Inland Core Assets has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a)   I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)   I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c)   I acknowledge that I may receive at no cost from Inland Core Assets a paper copy of any documents delivered electronically by calling Inland Customer Service at 800.826.8228 from 8:00 am to 6:00 pm CT Monday-Friday.

(d)   I understand that if the e-mail notification is returned to Inland Core Assets as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland Core Assets is unable to obtain a valid e-mail address for me, Inland Core Assets will resume sending a paper copy of Inland Core Assets’ filings by U.S. mail to my address of record.

(e)   I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by going to the Inland Core Assets website at www.inlandXXXXXXXX.com.

C-1-3

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C-1-4

Inland Core Assets Real Estate Trust, Inc.
LOGO	Regular Mail ~ P.O. Box XXXXXX, Kansas City, Missouri 64121-XXXX
Overnight Delivery ~ 430 W 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228

SUBSCRIPTION AGREEMENT

Please read this Subscription Agreement and the Terms and Conditions of the Offering set forth in the prospectus, as supplemented to date, before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND CORE ASSETS REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.

A - INVESTMENT

(A-1)	Purchase of Inland Core Assets Real Estate Trust, Inc. Shares at $10 per Share.	Method of Payment:
		☐ CHECK ENCLOSED	☐ CHECK SENT SEPARATELY
	Minimum initial investment is 300 shares; 100 shares for qualified plans.		We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.
	Total $ invested $	☐ FUNDS WIRED

This is an:	☐ INITIAL INVESTMENT	☐ ADDITIONAL INVESTMENT TO ACCOUNT #

A completed Subscription Agreement is required for each initial and additional investment.

(A-2)	☐ Volume Discount Qualification

(A-3)	NAV - Net Asset Value ☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission. Investor will receive additional shares.

(A-4)	RIA - Registered Investment Advisor ☐

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “WRAP” fee feature for advisory and related brokerage services. Investor will recieve additional shares.

B - TYPE OF OWNERSHIP (Please select only one option: Non-Custodial or Custodial)

(B-1)	NON-CUSTODIAL OWNERSHIP - Make check payable to: UMB Bank, Escrow Agent for Inland Core Assets Real Estate Trust, Inc.

☐	Individual Ownership	☐	Community Property*		☐	UTMA/UGMA
	☐ TOD**	☐	Community Property WROS*			State of

☐	Joint Tenants with Rights of Survivorship*	☐	Corporate Ownership include Corporate Resolution		☐	Pension or Profit Sharing Plan*** - include plan document(s)
	☐ TOD**		☐ C-Corp	☐ S-Corp	☐	Trust - include Trust Certification

☐	Tenants in Common*	☐	LLC Ownership		☐	Non-Profit - include plan document
include LLC Agreement
☐	Tenants by the Entirety*	☐	Partnership Ownership include Partnership Agreement		☐	Other (Specify)

*All parties must sign

**Please complete separate Transfer on Death (TOD) form

***See “ERISA Considerations” in the Company’s prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

(B-2)	CUSTODIAL OWNERSHIP - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian.

	☐ Traditional IRA(1)	☐	Roth IRA(1)	☐	Beneficiary IRA(1)(2)	☐ Simplified Employee Pension/Trust (S.E.P.)(1)

	☐	Pension or Profit Sharing Plan(1)(3)		☐	Other (Including Brokerage - Specify)(1)

(B-3)	Name of Custodian or Institution

Mailing Address

	City				State	Zip

(B-4)	CUSTODIAN INFORMATION - To be completed by custodian listed above.

	Custodian Tax ID #				Custodian Telephone

Custodial Account #

(1)CUSTODIAL SIGNATURE REQUIRED IN SECTION F

(2)DECEDENT’S NAME REQUIRED IN SECTION C-5

(3)See “ERISA Considerations” in the Company’s prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

C-1-5

C - INVESTOR INFORMATION

(C-1)	INVESTOR/BENEFICIAL OWNER	Mr. ☐	Mrs. ☐	Ms. ☐

	Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name					Birth Date

	First	Middle		Last		MM/DD/YYYY

(C-2)	Social Security # or Tax ID #	(C-3)	Citizenship Status (Required)	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien*

(C-4)	☐ Inland Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(C-5)	CO-INVESTOR/BENEFICIAL OWNER Mr. ☐ Mrs. ☐ Ms. ☐
Co-Investor/Co-Trustee/Administrator/Decedent/UTMA/UGMA Custodian Name	Birth Date

First	Middle	Last	MM/DD/YYYY

(C-6)	☐ Inland Employee or Affiliate	(C-7) Social Security # or Tax ID #

(C-8)	If Trust/Pension/PSP or Other, Please Provide Complete Title

Tax ID #	Date of Trust/Pension/PSP/Other

(C-9)	Residence Address - No P.O. Boxes - Required by Law

City	State	Zip

(C-10)	Alternate Mailing Address - P.O. Boxes are Acceptable

City	State	Zip

(C-11)	Home Telephone	Business Telephone

D - DISTRIBUTION OPTIONS

NON-CUSTODIAL OWNERSHIP

(D-1)	☐	Mail To Address of Record	(D-2) ☐	Check Box to Change Current Distribution Option
applicable on additional purchases only

(D-3)	☐	Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire distribution.

(D-3a) ☐ Partial Cash Distribution/Reinvestment Option (D-3b)	☐ Percent of Distribution to Reinvest (whole number only) %

(D-4)	Distributions Sent: ☐ Via Mail Complete information below	☐	Via Electronic Deposit (ACH) To authorize ACH as set forth on page 3, please check the box and complete the section below.

If ACH, check type of account ☐ Checking ☐ Savings

Name of Bank, Brokerage
Firm or Individual

Distribution Mailing
Address

City	State	Zip

Bank ABA/Routing # (For ACH Only)	Bank or Brokerage Account # (Required)

REQUIRED: A VOIDED CHECK/DEPOSIT SLIP MUST BE ENCLOSED FOR DISTRIBUTIONS VIA ACH

CUSTODIAL OWNERSHIP

(D-5)	☐	Mail To Custodial Account	(D-6)	☐	Check Box to Change Current Distribution Option applicable on additional purchases only

(D-7)	☐	Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire cash distribution.

(D-7a)☐ Partial Cash Distribution/Reinvestment Option	(D-7b)☐ Percent of Distribution to Reinvest (whole number only) %

C-1-6

E - ELECTRONIC DELIVERY

Instead of receiving paper copies of this prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Inland Core Assets Real Estate Trust, Inc. If you would like to consent to electronic delivery as set forth on page 3, please fill out the section below.

(E-1)	☐ Yes, I consent to the electronic delivery of documents including the prospectus and prospectus supplements.

E-mail Address (Required)

F - SIGNATURE

(F-1)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, and (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

(F-2)	The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

PLEASE NOTE: Items (a) through (d) below MUST BE INITIALED by the subscriber(s), and if applicable, the trustee or administrator from all states and jurisdictions.

Initials
☐ ☐	(A)

I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented, relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Not required for residents of the State of Minnesota.)

☐ ☐	(B)

I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 3 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ ☐	(C)

I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ ☐	(D)	I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

	Date		For Custodian Use - Affix Medallion Signature Guarantee Stamp Here. By stamping here you are attesting to Section F-1 of this document.
Signature - Investor/Trustee/Administrator/Power of		MM/DD/YYYY
Attorney (Include POA)

Print Name - Investor/Trustee/Administrator/Power of
Attorney

Date
Signature - Co-Investor/Co-Trustee (If Applicable)		MM/DD/YYYY

Print Name - Co-Investor/Co-Trustee			Signature - Custodian

C-1-7

G - BROKER DEALER-REGISTERED REPRESENTATIVE

(G-1)	BROKER DEALER DATA - completed by selling Registered Representative (or RIA)

	Registered	Mr. ☐	Mrs. ☐	Ms. ☐
Representative Name

	Joint	Mr. ☐	Mrs. ☐	Ms. ☐
Representative Name

Mailing Address

	City			State	Zip

	Broker Dealer Rep ID #			Registered Representative Telephone
Required

Registered Representative E-mail

Broker Dealer Name
OR
RIA Firm Name

	Broker Dealer Branch #			Broker Dealer Telephone

Broker Dealer Client Account #

RIA

(Registered Investment Advisor) ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “WRAP” fee feature for advisory and related brokerage services.

The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he (she) has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.

I hereby certify that I hold a Series 7 or Series 62 FINRA license, and I am registered in the following state in which this sale was completed.	State

Signature - Registered Representative or RIA (Required)	Signature - Broker Dealer (If Required by Broker Dealer)

(This space has been intentionally left blank.)

C-1-8

APPENDIX C-2

LOGO	Inland Core Assets Real Estate Trust, Inc.
TRANSFER ON DEATH FORM (TOD)

The Inland name and logo are registered trademarks being used under license.	This form is NOT VALID for Trust or IRA accounts. Both pages of this form must accompany the subscription agreement.

As our transfer agent, DST Systems, Inc., is located in Missouri, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.                                       Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana.

2.                                       Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.

3.                                       Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.

4.                                       Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the Transfer on Death Form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.

5.                                       Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.

6.                                       Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.

7.                                       Transfer to designated beneficiaries upon the owner’s death:

a.                                       Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.

b.                                      Form of ownership: Multiple beneficiaries will be treated as tenants in common (TEN COM) unless the account owner expressly indicates otherwise.

c.                                       Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries in the event the designated beneficiaries predecease the account owner, the account owner must check one of the boxes under Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If a box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all primary and/or all contingent beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.

d.                                      Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

8.                                       Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website (wwwXXXXXX.com) or from your registered representative.

9.                                       Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.

a.                                       Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify Inland Core Assets Real Estate Trust, Inc. of the desired change in writing as specified in paragraph 8 above.

b.                                      Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.

c.                                       Dividends, interest, capital gains, and other distributions after the account owner’s death:

i.                                          Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.

ii.                                     Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.

10.                                 TOD registrations may not be made irrevocable.

C-2-1

A - STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

	Mr.	Mrs.	Ms.
Stockholder Name	☐	☐	☐
				First	Middle	Last

	Mr.	Mrs.	Ms.
Co-Stockholder Name	☐	☐	☐
(if applicable)				First	Middle	Last

Social Security Number(s) of Stockholder(s)
	Stockholder	Co-Stockholder

Daytime Telephone	State of Residence	(Not accepted from residents of Louisiana)

B - TRANSFER ON DEATH (Not permitted in Louisiana)

I (we) authorize Inland Core Assets Real Estate Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date	Relationship

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date	Relationship

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date	Relationship

Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date	Relationship

Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date	Relationship

Lineal Descendents per Stirpes (“LDPS”): Check below if you wish to have the account pass to children of the above-designated beneficiary(ies) in the event the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries by category.

☐ Primary Only	☐ Contingent Only	☐ Both Primary and Contingent

C - SIGNATURE

By signing below, I (we) authorize Inland Core Assets Real Estate Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Core Assets Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, Inland Core Assets Real Estate Trust, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that Inland Core Assets Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of Inland Core Assets Real Estate Trust, Inc.

Signature - Investor (Required)	Date	Signature - Co-Investor (If Applicable)	Date

C-2-2

APPENDIX D-1

LETTER OF DIRECTION*

                     , 20

Inland Core Assets Real Estate Trust, Inc.

c/o DST Systems

P.O. Box 219278

Kansas City, Missouri 64121-9287

Re:	Registered Investment Advisory Fees
Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to                                   , my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by Inland Core Assets Real Estate Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

(a)           $                                      ; or

(b)           % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction or until I provide you with written notice that I have changed or terminated my registered investment advisor named above.

Sincerely,

*                    This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

D-1-1

APPENDIX D-2

NOTICE OF REVOCATION

                     , 20

Inland Core Assets Real Estate Trust, Inc.

c/o DST Systems

P.O. Box 219278

Kansas City, Missouri 64121-9287

Re:	Revocation of Instruction
Account No. (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to                                       , my registered investment advisor, pursuant to my letter to you dated                                       .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

D-2-1

APPENDIX E

INLAND CORE ASSETS REAL ESTATE TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to all IREIC affiliates, including Inland Core Assets Real Estate Trust, Inc.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

•                                          Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•                                          Information about your transactions with us, affiliates of IREIC and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•                                          Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•                                          Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•                                          Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•                                          If we suspect fraud.

•                                          To protect the security of our records, web site and telephone customer service center.

•                                          Information you have authorized us to disclose.

E-1

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•                                          Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

•                                          Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

•                                          Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

•                                          Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed. We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

E-2

[LOGO]

Up to 180,000,000 shares

Inland Core Assets Real Estate Trust, Inc.

Common Stock

PROSPECTUS

[                    ]

Inland Securities Corporation

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Core Assets Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until [                              ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement.  All amounts other than the Securities and Exchange Commission registration fee and FINRA filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$207,239
FINRA Filing Fee	$75,500
Printing and Mailing Expenses	$3,400,000
Blue Sky Fees and Expenses	$577,080
Legal Fees and Expenses	$3,300,000
Accounting Fees and Expenses	$738,920
Advertising and Sales Literature	$1,200,000
Transfer Agent Fees	$2,600,000
Bank Fees and Other Administrative Expenses	$2,901,261
Due Diligence Expense Reimbursement	$7,500,000

TOTAL*	$22,500,000

*  Estimated

Item 32.  Sales to Special Parties.

Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase shares net of sales commissions and the marketing contribution for $9.00 per share.  Each soliciting dealer and any of their respective directors, officers, employees or affiliates may purchase shares net of selling commissions for $9.30 per share.  All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130.

Item 33.  Recent Sales of Unregistered Securities.

On August 25, 2011, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation.  No sales commission or other consideration was paid in connection with the sale.  The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

Item 34.  Indemnification of Directors and Officers.

Article XIII of our charter provides as follows:

Section 13.3                                Indemnification.

(a)                                  Subject to the limitations set forth under Maryland law and in paragraphs (b), (c) and (d) of this Section 13.3, the company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director, officer and employee of the company and the Business Manager and the Real Estate Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer or employee of the company, the Business Manager, the Real Estate Managers and their respective affiliates.

(b)                                 The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)                                  Notwithstanding anything to the contrary in Section 13.3(b) hereof, the company shall not indemnify a director, officer or employee of the company or the Business Manager or any Real Estate Manager or their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)                                 The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)                                  The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to the extent consistent with law and this charter.

The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and provides that a Maryland corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the individual is fairly and reasonably entitled to indemnification, even though the individual did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.  The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director, officer, employee or agent upon the corporation’s receipt of (x) a written affirmation by the individual of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or the bylaws will apply to or affect, in any respect, the indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.  To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Item 35.  Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.  Financial Statements and Exhibits.

(a)                                  Financial Statements:  The list of financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-i herein.

(b)                                 Exhibits:  The list of exhibits filed as part of this Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)                                  That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)                                  The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)                                 (1)                                  During the distribution period, the registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act to describe each “significant” property that has not been identified in the prospectus whenever a reasonable probability exists that the property will be acquired.  For these purposes, an individual property will be considered “significant” if (i) it is acquired from a related party; (ii)  as of the date of acquisition, it was equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet; or (iii) it is one of a group of properties that (A) together aggregate an amount equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet or (B) are related.  The registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period that have been reported and filed, or are required to be filed, on Form 8-K.

(2)                                  The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Square Feet or Acres)

Table VI presents summary information on properties acquired since January 1, 2008 by IREIC-sponsored prior real estate programs having similar or identical investment objectives to those of us.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are through December 31, 2010.

Table VI-1

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland Real Estate Corporation (C):
Copp’s Grocery Store, Sun Prairie, WI	61,048	08/10	11,700	—	11,700	—	11,700
Harbor Square Plaza, Port St. Lucie, FL	20,087	09/10	11,250	—	11,250	—	11,250
Walgreens , Island Lake, IL	14,820	10/10	4,493	—	4,493	—	4,493
Roundy’s , Menomonee Falls, WI	103,611	11/10	20,722	—	20,722	—	20,722
CVS, Elk Grove, CA	13,294	11/10	7,689	—	7,689	—	7,689
Total for Inland Real Estate Corporation	212,860		55,854	—	55,854	—	55,854

Inland Western Retail Real Estate Trust, Inc. (D):

Pavilion at King’s Grant II, Concord, NC	156,718	06/06 & 08/08	20,526	—	20,526	31	20,557
Jefferson Commons, Newport News, VA	306,249	02/08	79,644	56,500	23,144	31	79,675
Riverpark IIB, Sugar Land, TX	60,500	08/08	13,457	—	13,457	—	13,457
Preston Trail Village, Dallas, TX	179,959	09/08	26,660	—	26,660	8	26,668
Southlake Office Center, Southlake, TX	23,389	10/08	6,000	—	6,000	18	6,018
Southlake Town Square Block 22, Southlake, TX	35,436	03/09	16,000	9,200	6,717	83	16,000

Total for Inland Western Retail Real Estate Trust, Inc.	762,251		162,287	65,700	96,504	171	162,375

1031 Exchange Programs:

Industrial / Distribution Properties
Deere Park Office Building	73,000	01/08	10,360	5,060	5,300	—	10,360
Scarborough Medical DST	102,830	10/10	12,755	6,146	6,609	—	12,755
Industrial / Distribution Properties Total	175,830		23,115	11,206	11,909	—	23,115

Office Properties
GE Inspections Technologies	73,820	02/08	14,055	7,440	6,615	—	14,055

Table VI-2

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
AT&T Office Building, Pueblo, CO	66,109	02/08	21,210	11,340	9,870	—	21,210
University of Phoenix Building	18,018	05/08	6,455	3,210	3,245	—	6,455
Midwest ISO Office Building	133,409	05/08	33,090	17,820	15,270	—	33,090
LV-M Holdings Venture — Las Vegas	85,708	07/08	28,308	14,807	13,501	—	28,308
LV-M Holdings Venture — Moosic	300,000	07/08	48,202	25,213	22,989	—	48,202
RR-HV Holdings Venture — Rio Rancho	76,768	07/08	13,832	7,236	6,596	—	13,832
RR-HV Holdings Venture — Hunt Valley	377,332	07/08	82,288	43,044	39,244	—	82,288
Charlotte Office 1031, LLC	125,265	10/08	21,820	10,652	11,168	—	21,820
Jones Apparel, Bristol	96,000	01/09	13,395	5,693	7,702	—	13,395
Omaha Headquarters	118,612	07/10	20,290	9,000	11,290	—	20,290
Miami Office DST	18,805	09/10	8,121	—	8,121	—	8,121
University of Phoenix Building — Meridian, ID	36,773	09/10	10,498	—	10,498	—	10,498
Office Properties Total	1,526,619		321,564	155,455	166,109	—	321,564

Retail Properties
Fox Run Square Shopping Center	143,512	01/08	25,810	13,275	12,535	—	25,810
Countrywood Crossing Shopping Center	233,981	03/08	61,355	33,165	28,190	—	61,355
Austell BJ’s	115,396	02/08	14,882	6,881	8,001	—	14,882
Hillsboro Retail Building	76,483	12/09	23,196	11,413	11,783	—	23,196
Pharmacy Portfolio- South Lyons, MI	12,900	01/10	4,658	—	4,658	—	4,658
Pharmacy Portfolio- Walls MS	11,945	01/10	4,499	—	4,499	—	4,499
Pharmacy Portfolio- West Columbia, TX	11,945	01/10	3,508	—	3,508	—	3,508
Gander Mountain Store — Lubbock, TX	51,519	04/10	8,979	—	8,979	—	8,979
Retail Properties Total	657,681		146,887	64,734	82,153	—	146,887

Total for 1031 Exchange Programs	2,360,130		491,566	231,395	260,171	—	491,566

Table VI-3

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Inland American Real Estate Trust, Inc. (E)(F):

Multi-Family Properties
Legacy Woods Apartments, Edmond, OK	303,070	11/08	35,494	21,190	14,304	70	35,564
Legacy Corner Apartments, Midwest City, OK	317,479	11/08	26,641	14,630	12,011	32	26,673
Legacy Crossing Apartments, Oklahoma City, OK	408,768	11/08	29,923	23,967	5,956	2,224	32,147
Legacy at Arts Quarter, Oklahoma City, OK	296,315	11/08	37,730	29,901	7,829	196	37,926
Villas at Shadow Creek (Waterford II), Pearland, TX	287,231	10/08	29,337	16,117	13,220	(147)	29,190
University House Lake Road, Huntsville, TX	240,765	09/08	27,659	15,260	12,399	1,213	28,872
University House 13th Street, Gainesville, FL	198,748	09/08	43,439	23,459	19,980	973	44,412
University House Birmingham, Birmingham, AL	189,156	06/07	31,650	—	31,650	58	31,708
The Radian, Philadelphia, PA	210,590	09/08	79,996	44,946	35,050	10,651	90,647
University House Acadiana, Lafayette, LA	138,944	09/08	16,357	9,292	7,065	1,665	18,022
Brazos Ranch Apartments, Rosenberg, TX	312,866	01/09	27,721	—	27,721	—	27,721
Village Square Apartments, The Woodlands, TX	232,783	07/09	14,176	8,111	6,065	—	14,176
Grogans Landings Apartments, The Woodlands, TX	321,496	07/09	16,536	9,705	6,831	—	16,536
Sterling Ridge Estates Apartments, The Woodlands, TX	265,700	07/09	26,215	14,324	11,891	—	26,215
Alden Landing Apartments, The Woodlands, TX	252,424	07/09	20,393	11,236	9,157	—	20,393
Lake Wyndemere Apartments, The Woodlands, TX	321,918	07/09	23,642	13,067	10,575	5	23,647
Parkside Apartments, The Woodlands, TX	313,000	09/09	22,743	18,000	4,743	—	22,743
Cityville-Oak Park, Dallas, TX	315,556	09/09	49,696	27,696	22,000	—	49,696
Woodridge Apartments, The Woodlands, TX	184,704	10/09	16,060	13,450	2,610	—	16,060
Malibu Lakes Apartments, Naples, FL	370,188	12/09	31,020	17,929	13,091	(21)	30,999
Fannin Street Station Apartments	523,668	01/10	56,920	31,820	25,100	(680)	56,240
Nantuckett Apartments	391,149	08/10	35,219	27,619	7,600	219	35,438
Multi-Family Properties Total	6,396,518		698,567	391,719	306,848	16,458	715,025

Industrial/Distribution Properties
C&S Portfolio (1 Property), Birmingham, AL	1,311,295	06/08	43,773	—	43,773	5,170	48,943
Persis Portfolio (2 Properties), Various States	583,900	08/07	37,461	—	37,461	80	37,541
Prologis Portfolio (20 Properties), Various States	2,302,827	04/07	56,710	—	56,710	(78)	56,632

Table VI-4

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Schneider Electric, Loves Park, IL	545,000	02/07	20,001	—	20,001	59	20,060
Home Depot - Lake Park (Valdosta), Valdosta, GA	657,600	12/08	28,131	—	28,131	4	28,135
Home Depot-MaCalla (Birmingham), Birmingham, AL	657,600	12/08	31,106	—	31,106	4	31,110
Haskell - Rolling Plains Facility, Haskell, TX	156,316	10/08	21,078	—	21,078	—	21,078
Imagine Charter Schools (1)	292,211	02/10	61,176	—	61,176	—	61,176
Industrial/Distribution Properties Total	6,506,749		299,436	—	299,436	5,239	304,675

(1) Portfolio consists of 7 schools: Imagine Avondale, Imagine Coolidge, Imagine Firestone, Imagine Indigo Ranch (Colorado Springs), Imagine Town Center (Palm Coast), Imagine Discovery (Baltimore), and Imagine Hope Lamond (Wash DC)

Office Properties
SunTrust Portfolio (13 Properties), Various States	293,981	12/07&03/08	46,606	26,962	19,644	63	46,669
United Healthcare Portfolio (6 Properties), Various States	1,210,670	12/08	189,457	34,744	154,713	129	189,586
AT&T Cleveland, Cleveland, OH	458,936	03/07	53,207	—	53,207	(1,879)	51,328
Worldgate Plaza, Herndon, VA	322,326	06/07	110,228	—	110,228	3,162	113,390
Sanofi-Aventis, Bridgewater, NJ	736,572	01/09	227,387	190,000	37,387	1,213	228,600
American Express-Greensboro, Greensboro, NC	389,377	04/09	52,877	33,040	19,837	—	52,877
American Express-Salt Lake City, Salt Lake City, UT	395,787	04/09	45,857	30,149	15,708	—	45,857
Computershare/Equiserv, Canton, MA	185,171	06/09	69,440	44,500	24,940	—	69,440
Office Properties Total	3,992,820		795,059	359,395	435,664	2,688	797,747

Retail Properties
SunTrust Portfolio (419 Properties), Various States	1,972,720	12/07 & 03/08	689,860	464,672	225,188	636	690,496
Alcoa Exchange, Bryant, AR	90,740	05/08	20,852	12,810	8,042	448	21,300
Poplin Place, Monroe, NC	227,721	08/08	36,787	25,438	11,349	(322)	36,465
95th & Cicero, Oak Lawn, IL	77,468	08/08	15,030	—	15,030	784	15,814
Siegen Plaza, East Baton Rouge Parish, LA	156,418	11/08	30,024	—	30,024	14	30,038
Streets of Indian Lakes, Hendersonville, TN	235,144	12/08	61,610	40,800	20,810	3,278	64,888
Thomas Crossroads, Newnan, GA	104,928	01/09	8,109	—	8,109	33	8,142
Bent Tree Plaza, Raleigh, NC	79,503	01/09	9,915	—	9,915	—	9,915

Table VI-5

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
James Center, Tacoma, WA	140,240	01/09	22,487	—	22,487	(111)	22,376
Peachland Promenade, Port Charlotte, FL	82,082	01/09	8,712	—	8,712	—	8,712
Rose Creek, Woodstock, GA	69,790	01/09	7,209	—	7,209	—	7,209
Rosewood Shopping Center, Columbia, SC	36,887	01/09	5,684	—	5,684	—	5,684
Southgate Village, Pelham, AL	75,092	01/09	8,947	—	8,947	—	8,947
Alcoa Exchange II, Benton, AR	90,740	01/09	7,303	—	7,303	38	7,341
Promenade Fultondale, Fultondale, AL	256,054	02/09	30,686	16,870	13,816	—	30,686
Dothan Pavilion, Dothan, AL	327,534	02/09	42,576	37,165	5,411	7,537	50,113
Pavilion at LaQuinta, LaQuinta, CA	166,043	02/09	41,118	23,976	17,142	936	42,054
Centerplace of Greeley, Greeley, CO	148,574	03/09	19,521	17,175	2,346	4	19,525
Cheyenne Meados, Colorado Springs, CO	89,893	03/09	10,114	4,890	5,224	—	10,114
Coweta Crossing, Newnan, GA	68,489	03/09	5,714	—	5,714	9	5,723
Garden Village, San Pedro, CA	112,767	03/09	15,941	9,915	6,026	(16)	15,925
Silverlake, Erlanger, KY	100,926	03/09	10,154	4,750	5,404	—	10,154
Bear Creek Village Center, Wildomar, CA	80,318	04/09	17,152	15,065	2,087	(80)	17,072
Buckhead Crossing, Atlanta, GA	221,874	04/09	37,003	33,215	3,788	(20)	36,983
Campus Marketplace, San Marcos, CA	144,287	04/09	33,613	19,215	14,398	—	33,613
Fairview Market, Simpsonville, SC	53,888	04/09	6,031	2,773	3,258	(188)	5,843
Heritage Plaza — Chicago, Carol Stream, IL	128,872	04/09	16,359	15,242	1,117	(86)	16,273
Merchants Crossing, Englewood, FL	213,739	04/09	17,020	12,089	4,931	(772)	16,248
Palm Harbor Shopping Center, Palm Coast, FL	166,041	04/09	13,813	12,100	1,713	—	13,813
Grafton Commons, Grafton, WI	238,816	12/09	37,030	—	37,030	—	37,030
Woodlake Crossing, San Antonio, TX	159,703	12/09	20,036	15,400	4,636	(750)	19,286
Retail Portfolio (2)	3,557,846	01/10	424,312	386,351	37,961	—	424,312
Heritage Crossing	310,922	03/10	29,487	—	29,487	—	29,487
Preston Shopping Center	238,926	04/10	48,000	—	48,000	—	48,000
Tulsa Hills Shopping Center	317,106	04/10	54,050	29,727	24,323	—	54,050
University Oaks	235,906	04/10	38,110	—	38,110	—	38,110
Retail Properties Total	10,777,997		1,900,369	1,199,638	700,731	11,372	1,911,741

(2) The Retail Portfolio consists of 16 properties: Sarasota Pavilion, Gateway Market Center, Boynton Commons, Sand Lake Corners, Paradise Place, Universal Plaza, Bartow Marketplace, Hiram Pavilion, Venture Pointe, Pleasant Hill Square, Stonecrest Marketplace, City Crossing, Syacamore Commons, Gateway Plaza, Anderson Central, Ward’s Crossing.

Table VI-6

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Lodging Properties
Inland American Urban Lodging, Various States	3,061,698	02/08	926,232	426,654	499,578	33,154	959,386
Hyatt Regency Orange County, Anaheim, CA	636,000	10/08	112,000	—	112,000	14,484	126,484
Hotel Portfolio (3)	436,819	05/10	80,000	43,715	36,285	—	80,000
Marriott Dallas	255,090	09/10	50,000	32,500	17,500	—	50,000
Lodging Property Total	4,389,607		1,168,232	502,869	665,363	47,638	1,215,870

(3) The Hotel Portfolio consists of 4 hotels: Courtyard Pittsburgh Downtown, Courtyard Pittsburgh West Homestead, Courtyard West Palm Beach Airport and Marriott West Des Moines.

Total for Inland American Real Estate Trust, Inc.	32,063,691		4,861,663	2,453,621	2,408,042	83,395	4,945,058

Inland Diversified Real Estate Trust, Inc.:
Multi-Family Properties
The Crossings at Hillcroft	352,350	10/10	20,675	11,370	9,305	—	20,675
Multi-Family Properties Total	352,350		20,675	11,370	9,305	—	20,675

Office Properties
Siemens’ Building	105,106	09/10	20,500	10,250	10,250	—	20,500
Time Warner Cable Div. HQ	102,924	12/10	18,050	9,100	8,950	—	18,050
Office Properties Total	208,030		38,550	19,350	19,200	—	38,550

Retail Properties
Merrimack Village Center	82,292	12/09	9,760	—	9,760	—	9,760
Pleasant Hill Commons	70,642	02/10	12,375	—	12,375	—	12,375
Regal Court	363,174	05/10	43,453	30,400	13,053	—	43,453
Draper Crossing	166,895	05/10	23,464	14,704	8,760	—	23,464
Tradition Village Center	112,421	06/10	19,827	14,000	5,827	—	19,827

Table VI-7

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
The Landing at Tradition	359,775	06/10	53,878	41,000	12,878	—	53,878
Temple Terrace	67,226	07/10	412	—	412	1,633	2,045
Kohl’s at Calvine Pointe	89,887	07/10	21,480	—	21,480	—	21,480
Lake City Commons	66,510	07/10	10,557	—	10,557	—	10,557
Publix Shopping Center	78,820	07/10	9,363	7,278	2,085	—	9,363
Kohl’s Bend River Promenade	69,000	08/10	17,000	—	17,000	—	17,000
Whispering Ridge	69,676	08/10	10,150	5,000	5,150	—	10,150
Bell Oaks Shopping Center	94,811	11/10	13,095	—	13,095	—	13,095
Colonial Square Town Center	272,184	11/10	27,612	—	27,612	—	27,612
Shops at Village Walk	78,533	11/10	10,753	—	10,753	—	10,753
Lima Marketplace	99,734	12/10	15,242	—	15,242	—	15,242
Dollar General Portfolio	82,818	12/10	8,525	—	8,525	—	8,525
Retail Properties Total	2,224,398		306,946	112,382	194,564	1,633	308,579

Total for Inland Diversified Real Estate Trust, Inc.	2,784,778		366,171	143,102	223,069	1,633	367,804

Inland Opportunity Fund, L.L.C.:
Retail Properties
Arbor Point Commons, Inver Grove, MN	65,139	05/10	5,500	4,270	1,230	—	5,500
Ashley Furniture, Memphis, TN	50,800	08/10	3,450	2,932	518	—	3,450
Dollar General, Canon, GA	9,100	12/10	820	—	820	—	820
Dollar General, Roper, NC	9,014	12/10	1,004	—	1,004	—	1,004
Dollar General, Elizabeth City, NC	9,014	12/10	1,211	—	1,211	—	1,211
Retail Properties Total	143,067		11,985	7,202	4,783	—	11,985

Industrial Properties
Filtran, Des Plaines, IL	115,472	10/10	5,200	2,860	2,340	—	5,200
Industrial Property Total	115,472		5,200	2,860	2,340	—	5,200

Table VI-8

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Total for Inland Opportunity Fund, L.L.C.	258,539		17,185	10,062	7,123	—	17,185

Table VI-9

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition costs which are capitalized and paid or to be paid from the proceeds of the offering. All costs related to the initial acquisition are capitalized.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.”

(C)  Properties listed within this Table as acquired by Inland Real Estate Corporation (“IRC”) are limited to stabilized operating properties.  IRC also has invested in joint ventures that invest in operating properties and developments.  During the three years ended December 31, 2010, IRC has invested $33 million in development projects that are in various stages of pre-development and development.  The development properties are encumbered by approximately $91 million of debt.

(D)  Properties listed within this Table as acquired by Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) are limited to stabilized operating properties.  Inland Western also has invested in numerous development properties, both wholly-owned and through various joint ventures (consolidated and unconsolidated).  Inland Western entered into one development joint venture during the three years ended December 31, 2010. Inland Western contributed approximately $9.1 million as initial capital to this development property and contributed approximately $2.2 million in additional capital as development on this property is completed.  This joint venture is encumbered by approximately $11.3 million of construction debt, consisting of approximately $5.3 million used in the acquisition of development land and approximately $6.0 million for ongoing construction.  During the three years ended December 31, 2010, Inland Western funded additional capital of $22.4 million on developments entered into during 2007 or prior. These developments are encumbered by approximately $95.8 million of construction debt.  Of this debt, $31.9 million was used for the acquisition of development land and approximately $72.1 million for ongoing construction.

(E)  With respect to those properties acquired by Inland American Real Estate Trust, Inc. (“Inland American”), “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  Several properties have earnout components, meaning portions of these properties that were not rent producing were not paid for at the initial close.  As the earnout fundings are made, they are recorded as an additional purchase price of the properties and included in Other Cash Expenditures Capitalized.  Also, as part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against Other Cash Expenditures Capitalized.

(F)  Properties listed within this Table as acquired by Inland American are limited to stabilized operating properties.  Inland American also has invested joint ventures that invest in operating properties, developments and real estate loans.  During the three years ended December 31, 2010, Inland American has contributed approximately $500 million to these ventures.  The joint ventures are encumbered by approximately $2.1 billion of debt.  Finally, during the three years ended December 31, 2010, Inland American invested in the marketable securities of other REIT entities, in an aggregate amount equal to approximately $115 million.

Table VI-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 29th day of November, 2011.

INLAND CORE ASSETS REAL ESTATE TRUST, INC.

By:	/s/ JoAnn M. Armenta
Name:	JoAnn M. Armenta
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Brenda G. Gujral	Director and Chairman of the Board	November 29, 2011
Name:	Brenda G. Gujral

Director, President and Chief Operating Officer
By:	/s/ JoAnn M. Armenta	(principal executive officer)	November 29, 2011
Name:	JoAnn M. Armenta

		Treasurer (principal financial officer and principal	November 29, 2011
By:	/s/ Lori J. Foust	accounting officer)
Name:	Lori J. Foust

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1

Form of Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

3.1	Form of First Articles of Amendment and Restatement of Inland Core Assets Real Estate Trust, Inc.

3.2

Form of Amended and Restated Bylaws of Inland Core Assets Real Estate Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

4.1	Distribution Reinvestment Plan (included in Appendix B)

4.2

Share Repurchase Program (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

5

Form of Opinion of Venable LLP (incorporated by reference to Exhibit 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

8

Form of Opinion of Shefsky & Froelich Ltd. (incorporated by reference to Exhibit 8 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

10.1	Form of Business Management Agreement

10.2

Form of Master Real Estate Management Agreement — Inland Core Real Estate Services LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

10.3

Form of Master Real Estate Management Agreement — Inland Core Management LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

10.4	Form of Escrow Agreement

21.1

Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

23.1	Consent of KPMG LLP

23.2	Consent of Venable LLP (included in Exhibit 5)

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

24

Power of Attorney (included on the signature page to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

99.1

Non-Retaliation Policy (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))

99.2

Responsibilities of the Compliance Officer of the Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 9, 2011 (file number 333-176775))